********************************************************************************

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed and declared effective with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted without delivery of a final prospectus supplement and accompanying prospectus. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

********************************************************************************

                  SUBJECT TO COMPLETION -- DATED JULY 10, 2006

                                               Filed Pursuant  to Rule 424(b)(3)
                                     Registration Statement Number 333-130439-01

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED APRIL 28, 2006)

               $1,200,000,000 AUTOMOBILE RECEIVABLES BACKED NOTES
                AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 2006-A-F
                                 ISSUING ENTITY
                                AFS FUNDING TRUST
                                    DEPOSITOR
                               [AMERICREDIT LOGO]
                            FINANCIAL SERVICES, INC.
                              SPONSOR AND SERVICER

--------------------------------------------------------------------------------

You should carefully review the risk factors beginning on page S-19 of this prospectus supplement and page 11 of the accompanying prospectus. The notes represent obligations of the issuing entity only and do not represent obligations of or interest in AmeriCredit Financial Services, Inc., AFS Funding Trust or any of their affiliates.

--------------------------------------------------------------------------------

THE ISSUING ENTITY WILL ISSUE THE FOLLOWING SECURITIES:

                        PRINCIPAL                      FINAL SCHEDULED
                         AMOUNT       INTEREST RATE   DISTRIBUTION DATE
                     --------------   -------------   -----------------
Class A-1 Notes      $  190,000,000       ____%          August 6, 2007
Class A-2 Notes      $  353,000,000       ____%           March 8, 2010
Class A-3 Notes      $  361,000,000       ____%       September 6, 2011
Class A-4 Notes      $  296,000,000       ____%       September 6, 2013
                     --------------
Total                $1,200,000,000

The issuing entity will pay interest monthly on each distribution date, subject to the business day rule set forth in this prospectus supplement. The first interest payment will be made on August 7, 2006.

                      PRICE TO    UNDERWRITING    PROCEEDS TO
                     PUBLIC (1)     DISCOUNTS    SELLER (1)(2)
                     ----------   ------------   -------------
Per Class A-1 Note     _____%        _____%         _____%
Per Class A-2 Note     _____%        _____%         _____%
Per Class A-3 Note     _____%        _____%         _____%
Per Class A-4 Note     _____%        _____%         _____%
                       -----         -----          -----
Total                  $____         $____          $____

(1)  Plus accrued interest, if any, from July 20, 2006.

(2)  Before deducting expenses, estimated to be $1,100,000.

The assets of the issuing entity will primarily consist of a pool of sub-prime automobile loan contracts and funds on deposit in certain accounts. Sub-prime automobile loan contracts are contracts made to borrowers who have experienced prior credit difficulties and generally have credit bureau scores ranging from 500 to 700. Credit enhancement for the notes will consist of excess cashflow, overcollateralization, the financial guaranty insurance policy and the spread account, each as more fully described in this prospectus supplement.

                                  [FSA(R) LOGO]

Full and timely payment of certain payments on each insured distribution date are unconditionally and irrevocably guaranteed under a financial guaranty insurance policy issued by Financial Security Assurance Inc. as described in this prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                Joint Bookrunners

BARCLAYS CAPITAL                                             WACHOVIA SECURITIES

                                   Co-Managers

BMO CAPITAL MARKETS

                      DEUTSCHE BANK SECURITIES

                                                 JPMORGAN

                                                             UBS INVESTMENT BANK

                   Prospectus Supplement dated July __, 2006.

          You should rely only on the information contained in this document or that we have referred you to. We have not authorized any person to provide you with information that is different. The information in this document speaks only as of its date, and may not be accurate at any time after its date. This document is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

          We do not claim the accuracy of the information in this prospectus supplement as of any date other than the date stated on the cover of this prospectus supplement.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

                                                                            PAGE
                                                                            ----
SUMMARY..................................................................    S-7
RISK FACTORS.............................................................   S-19
USE OF PROCEEDS..........................................................   S-23
THE SPONSOR AND THE SERVICER.............................................   S-23
THE DEPOSITOR............................................................   S-25
THE BACKUP SERVICER......................................................   S-26
THE ISSUING ENTITY.......................................................   S-26
THE OWNER TRUSTEE........................................................   S-28
THE TRUSTEE, TRUST COLLATERAL AGENT AND COLLATERAL AGENT.................   S-29
THE INSURER..............................................................   S-30
AMERICREDIT'S AUTOMOBILE FINANCING PROGRAM...............................   S-33
AMERICREDIT'S SECURITIZATION PROGRAM.....................................   S-33
AMERICREDIT'S STATIC POOL INFORMATION....................................   S-34
THE TRUST PROPERTY.......................................................   S-34
THE AUTOMOBILE LOAN CONTRACTS............................................   S-36
YIELD AND PREPAYMENT CONSIDERATIONS......................................   S-46
DESCRIPTION OF THE NOTES.................................................   S-54
DESCRIPTION OF THE TRANSACTION DOCUMENTS.................................   S-59
THE POLICY...............................................................   S-77
MATERIAL FEDERAL INCOME TAX CONSEQUENCES.................................   S-80
STATE AND LOCAL TAX CONSEQUENCES.........................................   S-82
ERISA CONSIDERATIONS.....................................................   S-82
LEGAL INVESTMENT.........................................................   S-83
LEGAL PROCEEDINGS........................................................   S-83
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...........................   S-83
RATINGS..................................................................   S-84
UNDERWRITING.............................................................   S-84
EXPERTS..................................................................   S-88
LEGAL OPINIONS...........................................................   S-88
GLOSSARY.................................................................   S-89
ANNEX A  CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES..........    A-1

                                   PROSPECTUS

                                                                            PAGE
                                                                            ----
SUMMARY OF PROSPECTUS....................................................     6
RISK FACTORS.............................................................    11
THE SPONSOR AND THE SERVICER.............................................    24
THE  DEPOSITOR...........................................................    24
THE  BACKUP SERVICER.....................................................    24
THE TRUSTEE AND THE TRUST COLLATERAL AGENT...............................    24
THE ISSUING ENTITY.......................................................    25
THE TRUST PROPERTY.......................................................    25
THE AUTOMOBILE LOAN CONTRACTS............................................    26
AMERICREDIT'S AUTOMOBILE FINANCING PROGRAM...............................    28
THE SPONSOR'S SECURITIZATION PROGRAM.....................................    36
POOL FACTORS.............................................................    37
USE OF PROCEEDS..........................................................    37
DESCRIPTION OF THE SECURITIES............................................    38
DESCRIPTION OF THE TRANSACTION DOCUMENTS.................................    49
MATERIAL LEGAL ASPECTS OF THE AUTOMOBILE LOAN CONTRACTS..................    60
MATERIAL FEDERAL INCOME TAX CONSEQUENCES.................................    68
STATE AND LOCAL TAX CONSEQUENCES.........................................    80
ERISA CONSIDERATIONS.....................................................    80
METHODS OF DISTRIBUTIONS.................................................    85
LEGAL OPINIONS...........................................................    86
INCORPORATION BY REFERENCE...............................................    87
FINANCIAL INFORMATION....................................................    87

          Until ninety (90) days after the date of this prospectus supplement, all dealers that buy, sell or trade the notes, may be required to deliver a prospectus, regardless of whether they are participating in the offer. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

 IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
                        AND THE ACCOMPANYING PROSPECTUS

     o We provide information to you about the notes in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information and (2) this prospectus supplement, which describes the specific terms of your series of notes.

     o This prospectus supplement does not contain complete information about the offering of the notes. Additional information is contained in the prospectus. We suggest that you read both this prospectus supplement and the prospectus in full. We cannot sell the notes to you unless you have received both this prospectus supplement and the prospectus.

     o You should rely only on information provided or referenced in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     o We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The table of contents on the previous page and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

                       WHERE YOU CAN FIND MORE INFORMATION

          The depositor, AFS Funding Trust, and AFS SenSub Corp., as co-registrants, filed with the Securities and Exchange Commission, or the COMMISSION, under the Commission file number 333-130439, a registration statement under the Securities Act of 1933, as amended, with respect to the notes offered pursuant to this prospectus supplement. This prospectus supplement and the prospectus, which form a part of the registration statement, omit certain information contained in such registration statement pursuant to the rules and regulations of the Commission.

          As the issuing entity is required to report under the Securities Exchange Act of 1934, the servicer will file for the issuing entity, annual reports on Form 10-K and distribution reports on Form 10-D, any current reports on Form 8-K, and amendments to those reports with the Commission under the file number 333-130439-03. A copy of any reports may be obtained by any noteholder by request to the trustee.

          A number of items are incorporated by reference into this prospectus supplement. See "Incorporation by Reference" in the accompanying prospectus for a description of incorporation by reference.

          You can read and copy the registration statement and the reports referenced above at the public reference room at the Commission at 100 F Street N.E., Washington, DC 20549. You can obtain information about the public reference section by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a site on the World Wide Web containing reports, proxy materials, information statements and other items. The address is http://www.sec.gov.

               The consolidated financial statements of Financial Security Assurance Inc. included in, or as exhibits to the following documents filed by Financial Security Assurance Holdings Ltd. with the Securities and Exchange Commission, are hereby incorporated by reference in this prospectus supplement.

               (a) Annual Report on Form 10-K for the year ended December 31, 2005; and

               (b) Quarterly Report on Form 10-Q for the period ended March 31, 2006 (unaudited).

          All financial statements of Financial Security Assurance Inc. included in, or as exhibits to, documents filed by Financial Security Assurance Holdings Ltd. pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the filing of this prospectus supplement and before the termination of the offering of the notes shall be deemed incorporated by reference into this prospectus supplement and to be a part hereof.

          AFS Funding Trust, on behalf of AmeriCredit Automobile Receivables Trust 2006-A-F, hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the financial statements of Financial Security Assurance Inc. included in or as an exhibit to the annual report of Financial Security Assurance Holdings Ltd. filed pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this prospectus supplement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          You may request a free copy of any of the filings incorporated by reference into this prospectus supplement by writing or calling: AmeriCredit Financial Services, Inc., 801 Cherry Street, Suite 3900, Fort Worth, Texas 76102; telephone (817) 302-7000.

                       SUMMARY OF TRANSACTION PARTIES (1)

                     --------------------------
                       AMERICREDIT FINANCIAL
             --------      SERVICES, INC.
             |         (Sponsor and Servicer)
             |       --------------------------
             |                  |
             |                  |
Sponsor/Servicer     --------------------------
             |           AFS FUNDING TRUST
             |              (Depositor)                ---------------------------------
             |       --------------------------                WELLS FARGO BANK,
             |                  |                            NATIONAL ASSOCIATION
             |                  |                 -----(Trustee, Trust Collateral Agent,
             |                  |                 |       Collateral Agent and Backup
             |       --------------------------   |                Servicer)
             |         AMERICREDIT AUTOMOBILE     |    ---------------------------------
             --------RECEIVABLES TRUST 2006-A-F---
                          (Issuing Entity)        |    ---------------------------------
                     --------------------------   |           WILMINGTON TRUST
------------------                   /\           |                COMPANY
FINANCIAL SECURITY                  /  \          -----        (Owner Trustee)
  ASSURANCE INC.  -----------------/    \              ---------------------------------
     (Insurer)                    /      \
------------------   Class A-1 Notes    Certificate
                     Class A-2 Notes
                     Class A-3 Notes
                     Class A-4 Notes

----------
(1) This chart provides only a simplified overview of the relationships between the key parties to the transaction. Refer to this prospectus supplement and the accompanying prospectus for a further description of the relationships between the key parties.

                                FLOW OF FUNDS(1)

--------------------------------------------------------------------------------
                                 Available Funds
--------------------------------------------------------------------------------
                                        |
                                       \|/
--------------------------------------------------------------------------------
     To the Servicer, the servicing fee, any supplemental servicing fees, reimbursements for mistaken deposits and other related amounts. To AmeriCredit, amounts paid to the Lockbox Account but not related to interest, principal or extension fees. To any Successor Servicer, transition fees up to the specified cap
--------------------------------------------------------------------------------
                                        |
                                       \|/
--------------------------------------------------------------------------------
        To the Trustee, the Lockbox Bank, the Owner Trustee, the Backup
     Servicer and the Trust Collateral Agent, amounts due up to the related maximum annual limit
--------------------------------------------------------------------------------
                                        |
                                       \|/
--------------------------------------------------------------------------------
To the note distribution account, the Noteholders' Interest Distributable Amount
--------------------------------------------------------------------------------
                                        |
                                       \|/
--------------------------------------------------------------------------------
   To the note distribution account, the Noteholders' Principal Distributable
                                     Amount
--------------------------------------------------------------------------------
                                        |
                                       \|/
--------------------------------------------------------------------------------
   To the Insurer, any unpaid amounts owed to the Insurer under the insurance agreement
--------------------------------------------------------------------------------
                                        |
                                       \|/
--------------------------------------------------------------------------------
                    Spread Account up to the required amount
--------------------------------------------------------------------------------
                                        |
                                       \|/
--------------------------------------------------------------------------------
To the note distribution account, certain accelerated principal payments due to the noteholders, in each case, in order to build and/or maintain the level of overcollateralization required by the insurer
--------------------------------------------------------------------------------
                                       \|/
                                       \|/
--------------------------------------------------------------------------------
                    Spread Account or as otherwise specified
--------------------------------------------------------------------------------

----------
(1) This chart provides only a simplified overview of the priority of the monthly distributions excluding the final distribution date. The order in which funds will flow each month as indicated above is applicable for so long as no event of default has occurred. For more detailed information or for information regarding the flow of funds upon the occurrence of an event of default, please refer to this prospectus supplement and the accompanying prospectus for a further description.

                                     SUMMARY

     o This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, read carefully this entire prospectus supplement and the accompanying prospectus.

     o This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

THE ISSUING ENTITY

AmeriCredit Automobile Receivables Trust 2006-A-F, or THE ISSUING ENTITY, is a Delaware statutory trust. The issuing entity will issue the notes and be liable for their payment. The issuing entity's principal asset will be a pool of sub-prime automobile loan contracts.

THE DEPOSITOR

AFS Funding Trust, or THE DEPOSITOR, is a Delaware statutory trust which is a wholly-owned special-purpose subsidiary of AFS Funding Corp., a Nevada corporation which, in turn, is a wholly-owned special-purpose subsidiary of AmeriCredit. The depositor will sell the pool of sub-prime automobile loan contracts to the issuing entity.

THE SPONSOR AND THE SERVICER

AmeriCredit Financial Services, Inc., or AMERICREDIT, THE SPONSOR or THE SERVICER, is a Delaware corporation. AmeriCredit either purchased the automobile loan contracts without recourse from automobile dealers and other third-party lenders or originated the automobile loan contracts with consumers, either directly or through a wholly-owned subsidiary. AmeriCredit will sell the automobile loan contracts to the depositor and will service the automobile loan contracts on behalf of the issuing entity.

THE INSURER

Financial Security Assurance Inc., or THE INSURER, is a New York financial guaranty insurance company. The insurer will issue a financial guaranty insurance policy to the trustee on behalf of the noteholders, which will guarantee the payment of timely interest and certain payments of principal due on the notes, but in each case only as described in the section of this prospectus supplement titled "The Policy."

THE TRUSTEE, TRUST COLLATERAL AGENT, COLLATERAL AGENT AND BACKUP SERVICER

Wells Fargo Bank, National Association, or THE TRUSTEE or THE TRUST COLLATERAL AGENT or THE COLLATERAL AGENT or THE BACKUP SERVICER, is a national banking association. The trustee will serve as trustee and trust collateral agent pursuant to the indenture, as trust collateral agent and backup servicer pursuant to the sale and servicing agreement and as collateral agent pursuant to the spread account agreement.

THE OWNER TRUSTEE

Wilmington Trust Company, or THE OWNER TRUSTEE, is a Delaware banking corporation. The owner trustee serves as owner trustee, not in its individual capacity but solely as owner trustee, pursuant to the trust agreement.

STATISTICAL CALCULATION DATE

o June 14, 2006. This is the date that was used in preparing the statistical information that is presented in this prospectus supplement.

INITIAL CUTOFF DATE

o July 12, 2006. The issuing entity will receive amounts collected on the initial automobile loan contracts after this date.

CLOSING DATE

o    On or about July 20, 2006.

DESCRIPTION OF THE SECURITIES

The issuing entity will issue four classes of asset backed notes pursuant to the indenture. The notes are designated as the "CLASS A-1 NOTES," the "CLASS A-2 NOTES," the "CLASS A-3 NOTES" and the "CLASS A-4 NOTES." A residual certificate representing the residual interest in the issuing entity will also be issued pursuant to the trust agreement, but the residual certificate will be retained by the depositor or an affiliate of the depositor and is not being offered pursuant to this prospectus supplement.

Each class of notes will have the initial note principal balance, interest rate and final scheduled distribution date listed in the following table:

         INITIAL NOTE                    FINAL
          PRINCIPAL     INTEREST       SCHEDULED
 CLASS     BALANCE        RATE     DISTRIBUTION DATE
------   ------------   --------   -----------------
  A-1    $190,000,000     ____%      August 6, 2007
  A-2    $353,000,000     ____%      March 8, 2010
  A-3    $361,000,000     ____%    September 6, 2011
  A-4    $296,000,000     ____%    September 6, 2013

Interest on each class of notes will accrue during each interest period at the applicable interest rate.

The notes will initially be issued in book-entry form only, and will be issued in minimum denominations of $1,000 and multiples of $1,000.

The notes will not be listed on any securities exchange.

You may hold your notes through DTC in the United States or through Clearstream Banking, societe anonyme or the Euroclear System in Europe.

The notes will be secured solely by the pool of automobile loan contracts and the other assets of the issuing entity which are described under the section of this summary entitled "The Trust Property."

DISTRIBUTION DATES

o For as long as AmeriCredit is the servicer, the distribution date will be the sixth day of each month, subject to the business day rule set forth below, commencing on August 7, 2006. If AmeriCredit is no longer acting as servicer, the distribution date may be a different day of the month, subject to the business day rule set forth below.

o    Insured distributions:

     The insured distribution date, which is the date on which the insurer will make payment of any unpaid interest and certain payments of principal due on the notes on the immediately preceding distribution date, will be the twelfth day of each month, subject to the business day rule set forth below.

o    Business day rule:

     If any distribution date or insured distribution date is not a business day, then the distribution due on that date will be made on the next business day.

o    Record dates:

     The record date for each distribution date is the close of business on the business day immediately preceding that distribution date.

o    Collection periods:

     The collection period for each distribution date will be the calendar month immediately preceding the calendar month in which that distribution date occurs or, for the first distribution date, the period after the initial cutoff date to the close of business on July 31, 2006.

PAYMENTS

As further described under the section of this prospectus supplement entitled "Description of the Transaction Documents--Distributions--Distribution Date Payments," the servicer will instruct the trust collateral agent to make the distributions from Available Funds on each distribution date (except in those circumstances when the priority of payments set forth in "--Events of Default" below is applicable) in the following order of priority:

     1. to the servicer, the servicing fee for the related calendar month, any supplemental servicing fees for the month, any reimbursements for mistaken deposits and other related amounts and certain other amounts due on the automobile loan contracts that the servicer is entitled to retain; to AmeriCredit, amounts paid to the lockbox account but not related to interest, principal or extension fees due on the automobile loan contracts; and to any successor servicer, transition fees not to exceed the specified cap;

     2. to the trustee, the lockbox bank, the owner trustee, the backup servicer and the trust collateral agent, any accrued and unpaid fees, expenses and indemnities then due to each of them (to the extent the servicer has not previously paid those fees, expenses and indemnities), in each case subject to a maximum specified annual limit;

     3. to the note distribution account, monthly interest payments due to the noteholders;

     4. to the note distribution account, monthly principal payments due to the noteholders;

     5. to the insurer, any unpaid amounts owed to the insurer under the insurance agreement;

     6. to the spread account, the amount, if any, required to increase the amount on deposit in the spread account to its required level;

     7. to the note distribution account, certain accelerated principal payments due to the noteholders (in order to build and/or maintain the required level of overcollateralization); and

     8. to the spread account, or as otherwise specified in the transaction documents, any remaining funds.

INTEREST

Interest on the notes will be payable on each distribution date. The interest period relating to each distribution date will be the period from and including the most recently preceding distribution date that interest was paid--or, in the case of the first distribution date, from and including the closing date--to but excluding the related distribution date. Interest on the notes of each class will accrue at the interest rate for that class during each interest period.

Interest on the Class A-1 Notes will be calculated on an "actual/360" basis. Interest on the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes will be calculated on a "30/360" basis.

PRINCIPAL

o Principal of the notes will be payable on each distribution date in an amount generally equal to:

          (1) 100% of the principal amortization which occurred in the automobile loan contract pool during the prior calendar month, but not to exceed the amount necessary to build and maintain the amount of overcollateralization required by the insurer, plus

          (2) the amount of excess interest collected on the automobile loan contracts during the prior calendar month, after paying interest on the notes, paying other expenses, and depositing to the spread account the amount required by the insurer, to the extent necessary to build and maintain the amount of overcollateralization required by the insurer.

o The outstanding principal balance of any class of notes, if not previously paid, will be payable on the final scheduled distribution date for that class.

o The classes of notes are "sequential pay" classes which will receive the amount to be paid as principal to the noteholders as follows on each distribution date (except in those circumstances when the priority of payments set forth in "--Events of Default" below is applicable):

     o first, the Class A-1 Notes will receive all principal payments, until they are paid off;

     o once the Class A-1 Notes are paid off, the Class A-2 Notes will begin to amortize and will receive all principal payments until they are paid off;

     o once the Class A-2 Notes are paid off, the Class A-3 Notes will begin to amortize and will receive all principal payments until they are paid off; and

     o once the Class A-3 Notes are paid off, the Class A-4 Notes will begin to amortize and will receive all principal payments until they are paid off.

o Because the notes are "sequential pay", if, due to losses, insufficient liquidation proceeds or otherwise, the trust property proves to be insufficient to repay the principal on the notes in full, it is possible that certain earlier maturing classes of notes will be paid in full and that the losses will be fully borne by the later maturing classes of notes.

THE TRUST PROPERTY

The issuing entity's assets will principally include:

o a pool consisting primarily of "sub-prime" automobile loan contracts, which are secured by new and used automobiles, light duty trucks and vans;

o collections on the automobile loan contracts received after July 12, 2006 and, in the case of subsequent automobile loan contracts, after the related cutoff date;

o the security interests in the vehicles securing the automobile loan contracts;

o    the automobile loan contract files;

o an assignment of all rights to proceeds from claims on insurance policies covering the vehicles or the obligors;

o an assignment of all rights to proceeds from liquidating the automobile loan contracts;

o an assignment of the depositor's rights against dealers under agreements between AmeriCredit and the dealers;

o an assignment of the depositor's rights against third-party lenders under agreements between AmeriCredit and third-party lenders;

o amounts held in the pre-funding account, the collection account, the lockbox account, the note distribution account, the spread account and the capitalized interest account;

o    other rights under the transaction documents; and

o    all proceeds from the items described above.

THE AUTOMOBILE LOAN CONTRACT POOL

o The automobile loan contracts consist of motor vehicle retail installment sale contracts originated by dealers or by third-party lenders and then acquired by AmeriCredit and automobile loan contracts originated by AmeriCredit or a wholly-owned subsidiary of AmeriCredit directly with consumers. All of the automobile loan contracts will have been originated in accordance with AmeriCredit's credit policies. The automobile loan contracts were made primarily to individuals who have experienced prior credit difficulties and generally have credit bureau scores ranging from 500 to 700.

o From time to time during the pre-funding period, amounts on deposit in the pre-funding account will be used to purchase subsequent automobile loan contracts in the manner described under "The Automobile Loan
     Contracts--Pre-Funding Period" in this prospectus supplement.

o Upon discovery of a breach by the depositor of any of the representations and warranties with respect to the automobile loan contracts under the sale and servicing agreement, the depositor shall have the obligation to repurchase from the issuing entity any automobile loan contract in which the interests of any noteholder or the insurer are materially and adversely affected by the breach.

o Upon the discovery of a breach by AmeriCredit of any of the representations and warranties with respect to the automobile loan contracts under the purchase agreement, or of any other event which requires the repurchase of an automobile loan contract by the depositor under the sale and servicing agreement, AmeriCredit shall have the obligation to repurchase from the depositor any related automobile loan contract.

o Upon discovery of a breach by AmeriCredit of any of the covenants with respect to the automobile loan contracts under the sale and servicing agreement and the custodian agreement, AmeriCredit shall purchase from the issuing entity the automobile loan contracts affected by such breach.

SERVICING FEE

The servicer will be paid on each distribution date from available funds prior to any payments on the notes. The servicer will receive the following fees as payment for its services on each distribution date:

o    For so long as AmeriCredit or the backup servicer is the servicer:

     o A servicing fee, equal to the sum of (A) 2.25% times the aggregate principal balance of the automobile loan contracts as of the beginning of the calendar month preceding the calendar month in which the distribution date occurs times one-twelfth, plus (B) 2.25% times the aggregate principal balance of all subsequent automobile loan contracts sold to the issuing entity during the calendar month preceding the calendar month in which the distribution date occurs times the number of days during that calendar month that the subsequent automobile loan contracts were owned by the issuing entity divided by 360; and

     o A supplemental servicing fee, equal to all administrative fees, expenses and charges paid by or on behalf of obligors, including late fees, prepayment fees and liquidation fees collected on the automobile loan contracts during the preceding calendar month (but excluding any fees or expenses related to extensions).

o If any entity other than AmeriCredit or the backup servicer becomes the servicer, the servicing fee may be adjusted, subject to the approval of the insurer, in the manner set forth in the sale and servicing agreement.

STATISTICAL INFORMATION

o The statistical information in this prospectus supplement is based on the automobile loan contracts in the pool as of June 14, 2006. The statistical distribution of the characteristics of the automobile loan contract pool as of the initial cutoff date, which is July 12, 2006, will vary somewhat from the statistical distribution of those characteristics as of June 14, 2006, although the sponsor and the depositor do not expect that the variance will be material.

o As of June 14, 2006 the automobile loan contracts in the statistical pool had:

     o    an aggregate principal balance of $828,952,077.59;

     o    a weighted average annual percentage rate of approximately 16.99%;

     o    a weighted average original maturity of approximately 66 months;

     o    a weighted average remaining maturity of approximately 65 months;

     o an individual remaining term of not more than 72 months and not less than 3 months; and

     o a weighted average AmeriCredit score of approximately 238 and a weighted average credit bureau score of approximately 591.

o As of July 12, 2006 the automobile loan contracts in the pool are expected to have an aggregate principal balance of approximately $1,000,000,000.

PRE-FUNDING FEATURE

Approximately $275,000,000 of the proceeds of the notes will be deposited into a pre-funding account and will be used by the issuing entity to purchase subsequent automobile loan contracts from the depositor after the closing date. The issuing entity expects to purchase automobile loan contracts with an aggregate principal balance equal to approximately $297,297,297 with the amounts on deposit in the pre-funding account from time to time on or before December 31, 2006, which is the last day of the pre-funding period.

The automobile loan contracts purchased with the amounts on deposit in the pre-funding account are expected to represent approximately 30% of the total automobile loan contract pool as of July 12, 2006.

The subsequent automobile loan contracts will also have been originated by dealers or third-party lenders and then acquired by AmeriCredit or originated by AmeriCredit or a wholly-owned subsidiary of AmeriCredit directly with consumers. All of the subsequent automobile loan contracts will have been originated in accordance with AmeriCredit's credit policies. Additional eligibility requirements for the automobile loan contracts purchased with amounts on deposit in the pre-funding account are described in "The Automobile Loan Contracts--Eligibility Criteria for Subsequent Automobile Loan Contracts" in this prospectus supplement.

Approximately $4,900,000 of the proceeds of the notes will be deposited into a capitalized interest account. Amounts will be released from the capitalized interest account on the first distribution date and on each distribution date thereafter, until the distribution date immediately following the last day of the pre-funding period, and will be used by the issuing entity as an additional source of funds to make payments on those distribution dates.

CREDIT ENHANCEMENT

Credit enhancement for the notes will consist of excess cashflow, the spread account, overcollateralization and the financial guaranty insurance policy.

If available funds together with amounts available under any credit enhancement are insufficient to make required payments of interest on the notes, the shortfall will be borne pro rata by the noteholders of each class of notes then outstanding. If available funds together with amounts available under any credit enhancement are insufficient to make required payments of principal on the notes, but the notes have not been accelerated, the shortfall will be borne by the noteholders of the latest maturing class or classes of notes. If available funds together with amounts available under any credit enhancement are insufficient to make payments of principal on the notes and the notes have been accelerated, the shortfall will be borne either pro rata by the noteholders of the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes or, if there are insufficient amounts to pay the full amount of principal on the Class A-1 Notes, first, pro rata by the noteholders of the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes and, second, by the noteholders of the Class A-1 Notes, in either case, as described in "--Events of Default" below.

Application of Excess Cashflow

It is anticipated that more interest will be paid by the obligors on the automobile loan contracts each month than is necessary to pay the interest earned on the notes each month and the issuing entity's monthly fees and expenses, resulting in excess cashflow. In any month, excess cashflow will be available to maintain the spread account at its target amount and to make accelerated principal payments on the notes to build and maintain a target level of overcollateralization. See "Description of the Transaction Documents--Credit Enhancement--Application of Excess Cashflow" in this prospectus supplement for more information regarding the application of excess cashflow.

Spread Account

On the closing date, the spread account will be funded with an initial cash deposit of approximately $20,000,000, which is 2.0% of the expected initial pool balance. On each date on which subsequent automobile loan contracts are sold to the issuing entity, the spread account will be funded with an additional cash deposit that is equal to 2.0% multiplied by the aggregate principal balance of the subsequent automobile loan contracts as of the related subsequent cutoff date.

On any distribution date, if available funds are insufficient to cover certain fees and expenses of the issuing entity, including interest payments to the noteholders, the amounts on deposit in the spread account will be available to fund this shortfall. Additionally, funds on deposit in the spread account will be available, if necessary, to pay any class of notes in full on its final scheduled distribution date. See "Description of the Transaction Documents--Distributions--Deficiency Claim Amounts" in this prospectus supplement for further discussion on the use of funds on deposit in the spread account.

On each distribution date, if the amount on deposit in the spread account, after giving effect to any withdrawals from the spread account on that date, is less than the amount specified by the insurer, then the trust collateral agent will deposit any available excess cashflow into the spread account. On each distribution date, if the amount on deposit in the spread account, after giving effect to any withdrawals from the spread account on that date, is greater than the amount required by the insurer, then the excess amount will be released to the certificateholder. The spread account is described further in the section of this prospectus supplement entitled "Description of the Transaction Documents--Credit Enhancement--Spread Account."

The spread account agreement and any provisions in the insurance agreement relating to the spread account may be amended by the depositor, the insurer and the trust collateral agent (who may not withhold or delay its consent to any amendment that does not adversely affect the trust collateral agent in its individual capacity) but without the consent of, or notice to, the trustee, the owner trustee or the noteholders. These amendments may, without limitation, reduce or eliminate the spread account funding requirements or permit the amounts on deposit in the spread account to be used for the benefit of persons other than noteholders.

Overcollateralization

The overcollateralization amount represents the amount by which the sum of the aggregate principal balance of the automobile loan contracts plus the amounts on deposit in the pre-funding account, if any, exceeds the principal balance of the notes. On the closing date, the initial amount of overcollateralization will be approximately 7.5% of the initial aggregate principal balance of the automobile loan contracts as of the initial cutoff date.

On each distribution date, excess interest will be used to make principal payments on the notes, to the extent necessary to build and maintain a targeted level of overcollateralization, which will initially be 12.5% of the outstanding principal balance of the automobile loan contracts, other than liquidated receivables and purchased automobile loan contracts, at the end of the preceding calendar month. If certain trust performance triggers and other conditions are met and no insurance agreement event of default shall have occurred on any or all of the 18th, 24th and 30th distribution dates, then the specified overcollateralization level will step down to 12.0%, 11.0% and 10.0%, respectively, on the related distribution date.

Overcollateralization is described further in the section of the prospectus supplement entitled "Description of the Transaction Documents--Credit Enhancement--Overcollateralization."

The Policy

On the closing date, the insurer will issue a financial guaranty insurance policy for the benefit of the noteholders. Under this policy, the insurer will unconditionally and irrevocably guarantee the payments of interest and certain payments of principal due on the notes during the term of the policy, but only as described in the section of this prospectus supplement titled "The Policy."

Subject to the terms of the policy, the policy guarantees:

o    monthly interest on the notes;

o    principal of each note on its final scheduled distribution date; and

o certain limited principal payments of the notes on any distribution date on which the outstanding principal balance of the notes exceeds the sum of the aggregate automobile loan contract balances plus the amount on deposit in the pre-funding account, if any, after giving effect to certain specified payments, in order to maintain parity.

If, on any distribution date, the noteholders would not otherwise receive the full amount of certain payments then due to them as described under "Description of the Transaction Documents --Distributions--Distribution Date Payments", the shortfall will be paid on that distribution date from funds available in the spread account and, if sufficient funds are not available to be drawn from the spread account, the remainder will be paid on the related insured distribution date from the proceeds of a drawing under the policy in accordance with its terms.

Subject to certain conditions set forth in the policy, the policy also guarantees any payments previously distributed to the noteholders that must be returned as preference payments to a trustee in bankruptcy.

REDEMPTION

Optional Redemption

On any distribution date after the aggregate principal balance of the automobile loan contracts declines to 10% or less of its original balance (including additional automobile loan contracts purchased during the pre-funding period), which is expected to be approximately $129,729,730, the notes then outstanding may be redeemed in whole, but not in part, if the servicer exercises its "clean-up call" option to purchase the automobile loan contract pool. The redemption price paid for the automobile loan contracts by the servicer will equal the unpaid principal amount of the notes of each class then outstanding, plus accrued and unpaid interest, plus any amounts remaining unpaid to the insurer under the insurance agreement. It will be necessary for the insurer to consent to the exercise of the clean-up call if the clean-up call would result in a claim on the policy.

Mandatory redemption:

If the pre-funding account is not depleted by the end of the pre-funding period, each class of notes will be redeemed in part with the remaining pre-funding account moneys on January 8, 2007. The principal amount of each class of notes to be redeemed will be an amount equal to that class's pro rata share of the remaining amount or, if less than $100,000 remains in the pre-funding account, such amount will be applied to reduce the outstanding principal on the class of notes that otherwise receives a payment of principal on that distribution date.

EVENTS OF DEFAULT

The following are events of default under the indenture:

o default in the payment of any interest on any note when it becomes due and payable (subject to a five day cure period);

o default in the payment of the principal of any note on its final scheduled distribution date;

o so long as an insurer default shall not have occurred and be continuing, the occurrence of an insurance agreement event of default (provided that the insurer has declared an event of default);

o if an insurer default has occurred and is continuing, certain breaches of representations, warranties and covenants by the issuing entity (subject to any applicable cure period);

o if an insurer default has occurred and is continuing, certain events of bankruptcy relating to the issuing entity or the issuing entity's property; and

o certain events relating to characterization of the issuing entity for federal or state income tax purposes.

Upon declaration of an event of default under the indenture, the notes may be accelerated and subject to immediate payment at par, plus accrued interest. So long as the insurer is not in default, the power to accelerate the notes will be held by the insurer. If an event of default under the indenture has occurred and is continuing and the notes are accelerated, the trust collateral agent may be directed to sell the trust property, or any portion of the trust property, at one or more private or public sales. This liquidation may occur only subject to certain provisions that are set forth under "Description of the Notes--Events of Default" in this prospectus supplement.

Amounts collected (i) following the occurrence of an event of default (other than an event of default related to a breach of a covenant or a representation and warranty), if an insurer default has occurred and is continuing, (ii) following the acceleration of the notes or (iii) upon liquidation of the trust assets will not be distributed in accordance with the priorities set forth above under "--Payments" but will instead be distributed in accordance with the following priorities:

     1. to the servicer, the lockbox bank, the owner trustee, the trustee, the backup servicer and the trust collateral agent, certain amounts due and owing to such entities, pursuant to the priorities, and without regard to the caps set forth at clauses 1 and 2 under "-- Payments" above;

     2. to the noteholders, for amounts due and unpaid on the notes for interest, ratably, without preference or priority;

     3. to the noteholders, for amounts due and unpaid on the notes for principal, first, to the noteholders of the Class A-1 Notes until paid off and, second, ratably and without preference or priority, to the noteholders of the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes;

     4. to the insurer, amounts due and owing and required to be distributed to the insurer pursuant to the priority set forth at clause 5 under "--Payments" above; and

     5. to the collateral agent to be applied as provided in the spread account agreement.

The policy issued by the insurer does not guarantee payment of any amounts that become due on an accelerated basis unless the insurer elects, in its sole discretion, to pay those amounts in whole or in part. Payments made under the policy following the acceleration of the notes shall be applied by the trustee in accordance with the following priorities:

     1. to the noteholders for amounts due and unpaid on the notes for interest, ratably, without preference or priority; and

     2. first, to the noteholders of the Class A-1 Notes for principal until paid off and, second, ratably and without preference or priority, to the noteholders of the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes for principal; provided that payments that are made under the policy to pay a class's principal in full on the insured distribution date immediately following its final scheduled distribution date will be paid only to the noteholders of that class.

SALE OF AUTOMOBILE LOAN CONTRACTS

The servicer may direct the issuing entity to sell automobile loan contracts that are more than 60 days delinquent to a third party that is unaffiliated with the servicer, the depositor and the issuing entity. Delinquent automobile loan contracts may be sold only if the sale proceeds received are at least equal to certain minimum sale proceeds set forth in the sale and servicing agreement. In no event may more than 20% of the sum of the initial number of automobile loan contracts plus the subsequent number of automobile loan contracts in the pool be sold by the issuing entity in this manner.

FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes:

o Dewey Ballantine LLP, tax counsel, is of the opinion that the notes will be characterized as indebtedness and the issuing entity will not be characterized as an association or publicly traded partnership taxable as a corporation. By your acceptance of a note, you agree to treat the note as indebtedness.

o    Interest on the notes will be taxable as ordinary income:

     o    when received by a holder using the cash method of accounting, and

     o    when accrued by a holder using the accrual method of accounting.

o Dewey Ballantine LLP has prepared the discussion under "Material Federal Income Tax Consequences" in this prospectus supplement and "Material Federal Income Tax Consequences" in the accompanying prospectus and is of the opinion that such discussions as they relate to federal income tax matters and to the extent that they constitute matters of law or legal conclusions with respect thereto, are correct in all material respects.

ERISA CONSIDERATIONS

Subject to the important considerations described under "ERISA Considerations" in this prospectus supplement, pension, profit-sharing and other employee benefit plans may purchase notes. Fiduciaries of such plans should consult with counsel regarding the applicability of the provisions of ERISA before purchasing a note.

LEGAL INVESTMENT

The Class A-1 Notes will be eligible securities for purchase by money market funds under Rule 2a-7 of the Investment Company Act of 1940, as amended.

STATIC POOL INFORMATION

Static pool information for AmeriCredit's amortizing asset pools is available at www.americredit.com/investors/staticpooldata.asp. This website has unrestricted access, is free of charge and does not require user registration for immediate access.

RATING OF THE NOTES

The notes must receive at least the following ratings from Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service and Fitch Inc. in order to be issued:

                RATING
        ----------------------
CLASS    S&P   MOODY'S   FITCH
-----   ----   -------   -----
 A-1    A-1+   Prime-1    F1+
 A-2     AAA     Aaa      AAA
 A-3     AAA     Aaa      AAA
 A-4     AAA     Aaa      AAA

Each rating agency assigned to rate the notes will monitor the ratings using its normal surveillance procedures. Rating agencies may change or withdraw an assigned rating at any time. No party to the transaction documents will be responsible for monitoring any changes to the ratings on the notes. See "Ratings" in this prospectus supplement for more information regarding the ratings assigned to the notes and the extent to which the ratings depend on the policy.

                                  RISK FACTORS

In addition to the risk factors discussed in the prospectus, you should consider the following additional factors in connection with the purchase of the notes:

AMERICREDIT MAY BE UNABLE TO     The ability of AmeriCredit to originate
ORIGINATE ENOUGH AUTOMOBILE      sufficient subsequent automobile loan contracts
LOAN CONTRACTS TO USE ALL        may be affected by a variety of social and
MONEY ON DEPOSIT IN THE          economic factors including:
PRE-FUNDING ACCOUNT AND YOU
MAY THEREFORE BE EXPOSED TO           o   interest rates;
REINVESTMENT RISK.
                                      o   unemployment levels;

                                      o   the rate of inflation; and

                                      o   consumer perception of economic
                                          conditions generally.

                                 If AmeriCredit does not originate sufficient subsequent automobile loan contracts to use all money on deposit in the pre-funding account by December 31, 2006, a mandatory redemption of a portion of the notes could result.

                                 If a mandatory redemption occurs, you will receive a principal repayment. You will bear the risk of reinvesting any prepayment and you may not be able to reinvest those amounts at a rate of return that is at least equal to the rate of return on your notes.

WE CANNOT PREDICT THE RATE AT    Your notes may amortize more quickly than
WHICH THE NOTES WILL AMORTIZE.   expected for a variety of reasons. First,
                                 obligors can prepay their automobile loan contracts. The rate of prepayments may be influenced by a variety of factors, including changes in economic and social conditions. The fact that consumer obligors generally may not sell or transfer their financed vehicles securing automobile loan contracts without
                                 AmeriCredit's consent may also influence the rate of prepayments.

                                 Second, under certain circumstances, the depositor and AmeriCredit are obligated to purchase automobile loan contracts as a result of breaches of representations and/or covenants. As a result, the outstanding principal balance of the affected automobile loan contracts would be paid by the depositor and subsequently by AmeriCredit, and the automobile loan contracts would be removed from the automobile loan contract pool.

                                 Third, the notes contain an
                                 overcollateralization feature which is expected to cause faster amortization of the notes than of the automobile loan contract pool. If the required overcollateralization level is reduced, either at the insurer's discretion or if certain trust performance triggers are met on or after the 18th distribution date, collections allocable to principal which would otherwise be paid through to noteholders may be released to the certificateholder instead, resulting in a slower amortization of the notes than of the automobile loan contract pool.

                                 Fourth, the servicer has the right to direct the issuing entity to sell automobile loan contracts that are more than 60 days delinquent to an unaffiliated third party at a certain minimum sale price as set forth in the sale and servicing agreement. No more than 20% of the sum of the initial and subsequent number of automobile loan contracts in the automobile loan contract pool may be sold in this manner.

                                 Finally, the servicer has the right to purchase the automobile loan contracts remaining in the automobile loan contract pool when the outstanding principal balance of the automobile loan contract pool is 10% or less of the original principal balance of the automobile loan contract pool (including additional automobile loan contracts purchased during the pre-funding period). If this right is exercised by the servicer, you may be paid principal on the notes earlier than you expected.

                                 In any of these cases, you may be repaid principal on the notes earlier than you expect and you may not be able to reinvest the principal repaid to you at a rate of return that is at least equal to the rate of return on your notes.

GEOGRAPHIC CONCENTRATIONS OF     Adverse economic conditions or other factors
AUTOMOBILE LOAN CONTRACTS MAY    affecting any state or region could increase
INCREASE CONCENTRATION RISKS.    the delinquency or loan loss experience of the
                                 automobile loan contracts originated in that state or region. As of June 14, 2006 obligors with respect to approximately 11.81%, 10.59% and 10.16% of the initial automobile loan contracts, based on the automobile loan contracts' principal balance as of the statistical calculation date, were located in the states of Texas, California and Florida respectively. No other state accounts for more than 5% of the initial automobile loan contracts as of June 14, 2006.

CHANGING CHARACTERISTICS OF      During the pre-funding period, amounts on
THE AUTOMOBILE LOAN CONTRACTS    deposit in the pre-funding account will be used
POOL DURING THE PRE-FUNDING      to purchase additional automobile loan
PERIOD COULD RESULT IN FASTER    contracts from AmeriCredit. Therefore, the
OR SLOWER REPAYMENTS OR LOSSES   characteristics of the automobile loan
ON THE NOTES.                    contracts pool will change after the closing
                                 date, and could be different at the end of the pre-funding period from the characteristics of the initial automobile loan contracts pool.
                                 These differences could result in faster or slower repayments or greater losses on the notes.

THE NOTES ARE ASSET-BACKED       The sole sources for repayment of the notes are
DEBT AND THE ISSUING ENTITY      payments on the trust property (which will
HAS ONLY LIMITED ASSETS.         principally consist of payments on the
                                 automobile loan contracts), amounts (if any) on deposit in the spread account held by the collateral agent and payments made under the policy. You may suffer a loss if these amounts are insufficient to pay amounts due on the notes.

                                 The money in the pre-funding account will be used solely to purchase subsequent automobile loan contracts and is not available to cover losses on the automobile loan contract pool. Additionally, the capitalized interest account is designed to cover obligations of the issuing entity relating to that portion of its assets not invested in the automobile loan contract pool and is not designed to provide protection against losses on the automobile loan contract pool. Furthermore, if the insurer defaults in its obligations under the policy, the issuing entity will depend on current distributions on the automobile loan contract pool and amounts, if any, available in the spread account to make payments on the notes.

RATINGS ON THE NOTES ARE         The ratings of the notes will depend primarily
DEPENDENT UPON THE INSURER'S     on the creditworthiness of the insurer as the
CREDITWORTHINESS.                provider of the policy relating to the notes.
                                 There is a risk that if any of the insurer's claims-paying ability ratings are reduced, the rating agencies may reduce the notes' ratings.

EVENTS OF DEFAULT UNDER THE      So long as no insurer default shall have
INDENTURE MAY RESULT IN AN       occurred and be continuing, following the
ACCELERATION.                    occurrence of an event of default under the
                                 indenture, the trustee will submit claims under and in accordance with the policy to enable the issuing entity to continue to make payments due with respect to the notes on the twelfth day of each month. Following the occurrence of an event of default under the indenture, the insurer may, at its option, elect to cause the liquidation of the assets of the issuing entity, in whole or in part, which will cause an early payment of all or any portion of the outstanding amount of the notes, plus any accrued interest on that portion of the notes that is paid. The policy issued by the insurer does not guarantee payment of any amounts that become due on an accelerated basis, unless the insurer elects, in its sole discretion, to pay those amounts.

                                 USE OF PROCEEDS

          The issuing entity will use the proceeds from issuing the notes to:

          o pay the depositor the purchase price for the automobile loan contracts (and the depositor will, in turn, pay AmeriCredit the purchase price for the automobile loan contracts);

          o    deposit the pre-funded amount into the pre-funding account;

          o    fund the spread account; and

          o    fund the capitalized interest account.

          The depositor or its affiliates may use the net proceeds to pay their debt, including "warehouse" debt secured by the automobile loan contracts prior to their sale to the issuing entity. This "warehouse" debt may be owed to one or more of the underwriters or their affiliates, so a portion of the proceeds that is used to pay "warehouse" debt may be paid to the underwriters or their affiliates. No expenses incurred in connection with the selection and acquisition of the automobile loan contracts will be paid from the offering proceeds.

                          THE SPONSOR AND THE SERVICER

          AmeriCredit Financial Services, Inc., the sponsor and the servicer, is a wholly-owned, and the primary operating, subsidiary of AmeriCredit Corp., a Texas corporation, the common shares of which are listed on the New York Stock Exchange. AmeriCredit was incorporated in Delaware on July 22, 1992. AmeriCredit's executive offices are located at 801 Cherry Street, Suite 3900, Fort Worth, Texas 76102; telephone (817) 302-7000. AmeriCredit is the originator of 100% of the automobile loan contracts included in this transaction.

          AmeriCredit purchases automobile loan contracts that are originated and assigned to it by automobile dealers and, to a lesser extent, third-party lenders and also originates automobile loan contracts directly with consumers. AmeriCredit Consumer Loan Company, Inc., or ACLC, a wholly-owned subsidiary of AmeriCredit, also originates automobile loan contracts directly with consumers and assigns those automobile loan contracts to AmeriCredit.

          AmeriCredit services all automobile loan contracts that it purchases or originates. As of May 1, 2006, AmeriCredit serviced a portfolio of approximately 1 million automobile loan contracts with an aggregate outstanding balance of approximately $12 billion. See "AmeriCredit's Automobile Financing Program" in the accompanying prospectus for more information regarding the sponsor's business and "AmeriCredit's Securitization Program" below in this prospectus supplement and "The Sponsor's Securitization Program" in the accompanying prospectus for information regarding the sponsor's securitization program.

          AmeriCredit will sell and assign the pool of initial automobile loan contracts and the subsequent automobile loan contracts to the depositor pursuant to a purchase agreement and supplements thereto. If it is discovered that AmeriCredit has breached a representation or warranty under the purchase agreement with respect to an automobile loan contract, it may be required to repurchase the affected automobile loan contract from the depositor.

          Under the sale and servicing agreement, AmeriCredit will service the automobile loan contracts and will be compensated for acting as the servicer. AmeriCredit's servicing activities consist primarily of collecting and processing customer payments, responding to customer inquiries, initiating contact with customers who are delinquent in payment of an installment, maintaining the security interests in the financed vehicles, monitoring physical damage insurance coverage of the financed vehicles and arranging for the repossession of the financed vehicles, liquidation of collateral and pursuit of deficiencies when necessary. See "AmeriCredit's Automobile Financing Program--Servicing and Collections Procedures" in the accompanying prospectus for more information regarding AmeriCredit's general servicing procedures and see "Description of the Transaction Documents--Servicing Compensation" below, in this prospectus supplement for more information regarding the servicer's duties under the sale and servicing agreement.

          In its capacity as servicer, AmeriCredit will hold the automobile loan contracts, as a custodian. The custodian shall hold the automobile loan contracts on behalf of the trust collateral agent and will clearly identify the automobile loan contracts as being separate from all other files or records maintained by the custodian at the same location. See "AmeriCredit's Automobile Financing Program--Underwriting and Purchasing Automobile Loan Contracts--Automobile Loan Approval Process" in the accompanying prospectus.

          As long as AmeriCredit is the servicer, the certificates of title of the financed vehicles will not be amended or reissued to note their sale by AmeriCredit to the depositor or their sale by the depositor to the issuing entity or the grant of a security interest in the vehicles to the trustee by the issuing entity. Because the certificates of title are not amended, the issuing entity may not have a perfected security interest in financed vehicles originated in some states, including Texas, California and Florida. See "Material Legal Aspects of the Automobile Loan Contracts" in the accompanying prospectus.

          AmeriCredit Financial Services of Canada Ltd., or AFS OF CANADA, is a subsidiary of AmeriCredit Corp. and is an affiliated servicer. AFS of Canada was incorporated in the province of Ontario on May 25, 1998. AFS of Canada has been servicing sub-prime automobile loan contracts since 2001 through its wholly-owned subsidiary, AmeriCredit Service Center Ltd., which merged with AFS of Canada on December 31, 2003.

          AFS of Canada will service a portion of automobile loan contracts in the United States on behalf of the issuing entity through its service center in Peterborough, Ontario. AFS of Canada will service the automobile loan contracts pursuant to the Amended and Restated Servicing Agreement between AFS of Canada, as successor in merger to AmeriCredit Service Center Ltd., and AmeriCredit, as amended as of January 1, 2006, in accordance with the sale and servicing agreement and in accordance with AmeriCredit's customary servicing policies and procedures, using the degree of skill and attention that AmeriCredit exercises with respect to all comparable automobile loan contracts that it services for itself or others. AFS of Canada's servicing policies and procedures are the same as AmeriCredit's policies and procedures, which are described in the accompanying prospectus under "AmeriCredit's Automobile Financing Program --Servicing and Collection Procedures". No delegation or sub-contracting by AmeriCredit of its duties under the sale and servicing agreement to AFS of Canada shall relieve AmeriCredit of its responsibility with respect to such duties.

          AmeriCredit's stated strategy is to increase automobile loan contract origination volume in primarily sub-prime automobile loan contracts 10-15% annually over time. However, this projected growth rate may be adjusted based upon economic and competitive conditions. The growth in automobile loan contract volume is expected to result from existing dealer relationships, expanding the dealer network both with franchised and independent dealers in the existing geographic areas in which AmeriCredit originates automobile loan contracts and expanding the geographic areas in which AmeriCredit originates automobile loan contracts. AFS of Canada began originating automobile loan contracts in Canada during 2006 but these automobile loan contracts are not a part of AmeriCredit's securitization program in the United States. In May 2006, the sponsor acquired Bay View Acceptance Corporation, BVAC, an automobile finance company. Automobile loan contracts originated by BVAC are not a part of the sponsor's current securitization program. The sponsor expects to execute four to five securitizations in a calendar year, comprised of financial guaranty insured (among multiple financial guaranty insurance providers) and senior subordinated transactions, depending on market demand and economic value.

          See "Description of the Transaction Documents--Servicer Termination Event" and "--Rights Upon Servicer Termination Event" in this prospectus supplement for more information regarding the servicer's removal and the transfer of servicing duties to the backup servicer or other successor servicer.

                                  THE DEPOSITOR

          AFS Funding Trust is a Delaware statutory trust formed under a trust agreement dated as of October 19, 1999, as amended and restated as of August 15, 2002, and is a wholly owned subsidiary of AFS Funding Corp., a Nevada corporation. The depositor's address is E.A. Delle Donne Corporate Center, Montgomery Building, 1011 Centre Road, Suite 200, Wilmington, Delaware 19805-1266; telephone (302) 636-3305.

          The depositor was originally formed for the limited purpose of holding residual certificates and spread accounts relating to previous AmeriCredit transactions insured by the insurer. The amended and restated trust agreement expands the permissible activities of the depositor to also include purchasing automobile loan contracts from AmeriCredit and transferring the automobile loan contracts to third parties and any activities incidental or necessary for this purpose.

          The depositor will purchase the pool of initial automobile loan contracts and the subsequent automobile loan contracts from AmeriCredit pursuant to a purchase agreement and supplements thereto and will sell the initial automobile loan contracts and the subsequent automobile loan contracts to the issuing entity pursuant to the sale and servicing agreement and supplements thereto. If it is discovered that the depositor has breached a representation or warranty with respect to an automobile loan contract under the sale and servicing agreement, the depositor will be required to repurchase the affected automobile loan contract from the issuing entity if the interests of any noteholder or the insurer are materially and adversely affected by the breach. In this case, AmeriCredit will be obligated to repurchase the affected automobile loan contract from the depositor pursuant to the purchase agreement.

          The sponsor and the depositor have structured this transaction so that the bankruptcy of the sponsor is not expected to result in the consolidation of the depositor's assets and liabilities with those of the sponsor. The depositor has received a legal opinion, subject to various facts, assumptions and qualifications, opining that if the sponsor were adjudged bankrupt, it would not be a proper exercise of a court's equitable discretion to disregard the separate corporate existence of the depositor and to require the consolidation of the depositor's assets and liabilities with those of the sponsor. However, there can be no assurance that a court would not conclude that the assets and liabilities of the depositor should be consolidated with those of the sponsor. Delays in distributions on the notes and possible reductions in distribution amounts could occur if a court decided to consolidate the depositor's assets with those of the sponsor, or if a filing were made under any bankruptcy or insolvency law by or against the depositor, or if an attempt were made to litigate any of those issues.

                               THE BACKUP SERVICER

          Wells Fargo Bank, National Association is the backup servicer under the sale and servicing agreement. The backup servicer is a national banking association and its principal offices are located at Sixth and Marquette Avenue, MAC N9311--161, Minneapolis, Minnesota 55479.

          In the event that AmeriCredit is terminated or resigns as servicer pursuant to the terms of the sale and servicing agreement, the backup servicer will be the successor in all respects, except as expressly set forth in the sale and servicing agreement, to AmeriCredit in its capacity as servicer under the sale and servicing agreement and shall be subject to all the rights, responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the servicer by the terms and provisions of the sale and servicing agreement.

          For information regarding the transfer of servicing duties to the backup servicer see "Description of the Transaction Documents--Rights Upon Servicer Termination Event" below in this prospectus supplement. For information regarding the expenses associated with a servicing transfer and any additional fees charged by a successor servicer see "Description of the Transaction Documents--Rights Upon Servicer Termination Event" below in this prospectus supplement. For information regarding the backup servicer's resignation, removal and replacement see "Description of the Transaction Documents--Replacement of Owner Trustee, Trustee and Backup Servicer --Replacement of Backup Servicer" below, in this prospectus supplement.

                               THE ISSUING ENTITY

          AmeriCredit Automobile Receivables Trust 2006-A-F, the issuing entity, is a Delaware statutory trust formed under a trust agreement to consummate the transactions described in this prospectus supplement. The issuing entity's principal offices are in Wilmington, Delaware, in care of the owner trustee at the address listed under "The Owner Trustee" below.

          The depositor will, on or prior to the closing date, transfer to the issuing entity an amount equal to $1,000 as initial capitalization of the trust. In addition, the depositor shall pay organizational expenses of the trust as they may arise.

          The issuing entity will not engage in any activity other than:

          o acquiring, holding and managing the automobile loan contracts and its other assets and proceeds from its assets;

          o selling automobile loan contracts from time to time, as directed by the servicer, in accordance with the provisions of the sale and servicing agreement;

          o issuing the notes and the certificate which represents the residual interest in the trust;

          o    making payments on the notes and the certificate; and

          o engaging in other activities that are necessary, suitable or convenient to accomplish these other activities.

          Modifications to the trust agreement, including the foregoing permissible activities, may be made by the depositor and the owner trustee, upon notice to the rating agencies and with the consent of the insurer and, in certain cases, the holder of the residual certificate and a majority of the notes, in all cases subject to the limitations set forth in the trust agreement.

          The issuing entity will use the proceeds from the initial sale of the notes to purchase the initial automobile loan contracts from the depositor and to fund deposits to the spread account maintained for the benefit of the insurer, the pre-funding account and the capitalized interest account. In addition to the automobile loan contracts, the issuing entity will own the trust property, described in "The Trust Property" below in this prospectus supplement.

          The sales of the automobile loan contracts by the depositor to the issuing entity will be treated as financings rather than as sales for accounting purposes. The depositor will represent and warrant that the trust collateral agent, acting on behalf of the noteholders, will have a first priority perfected security interest in the automobile loan contracts by reason of the indenture and the filing of a UCC-1 financing statement by the issuing entity in the State of Delaware which will give notice of the security interest in favor of the trust collateral agent. The issuing entity will be required to maintain such perfected security interest.

          The issuing entity may not, without the prior written consent of the owner trustee, (a) institute any proceedings to be adjudicated as bankrupt or insolvent, (b) consent to the institution of bankruptcy or insolvency proceedings against it, (c) file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy with respect to it, (d) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the issuing entity or a substantial part of its property, (e) make any assignment for the benefit of the issuing entity's creditors, (f) admit in writing its inability to pay its debts generally as they become due; or (g) take any action in furtherance of any of the foregoing (any of the foregoing, a "bankruptcy action"). In considering whether to give or withhold written consent to any of these actions by the issuing entity, the owner trustee, with the consent of the certificateholders, shall consider the interest of the noteholders in addition to the interests of the issuing entity and whether the issuing entity is insolvent. The owner trustee shall have no duty to give written consent to any of these actions by the issuing entity if the owner trustee shall not have been furnished a letter from an independent accounting firm of national reputation stating that in the opinion of such firm the issuing entity is then insolvent.

          The owner trustee (as such and in its individual capacity) shall not be personally liable to any person on account of the owner trustee's good faith reliance on the provisions of the trust agreement regarding a bankruptcy action or in connection with the owner trustee's giving prior written consent to a bankruptcy action by the issuing entity in accordance with the trust agreement, or withholding such consent, in good faith, and neither the issuing entity nor any certificateholder shall have any claim for breach of fiduciary duty or otherwise against the owner trustee (as such and in its individual capacity) for giving or withholding its consent to any such bankruptcy action. No certificateholder of the issuing entity has power to commence any bankruptcy actions on behalf of the issuing entity or to direct the owner trustee to take any such actions on the part of the issuing entity. To the extent permitted by applicable law, the consent of the trust collateral agent must be obtained prior to taking any bankruptcy action by the issuing entity.

          Furthermore, the issuing entity has structured this transaction so that the bankruptcy of the depositor is not expected to result in the consolidation of the issuing entity's assets and liabilities with those of the depositor. The issuing entity has received a legal opinion, subject to various facts, assumptions and qualifications, opining that if the depositor or the sponsor were adjudged bankrupt, it would not be a proper exercise of a court's equitable discretion to disregard the separate corporate existence of the issuing entity and to require the consolidation of the issuing entity's assets and liabilities with those of the depositor or the sponsor, as appropriate. However, there can be no assurance that a court would not conclude that the assets and liabilities of the issuing entity should be consolidated with those of the depositor or sponsor, as appropriate.

CAPITALIZATION AND LIABILITIES OF THE ISSUING ENTITY

          The following table illustrates the expected assets of the issuing entity as of the closing date:

   Aggregate Principal Balance of
   Initial Automobile Loan Contracts     $1,000,000,000
   Pre-funding Account                   $  275,000,000
   Spread Account                        $   20,000,000
   Capitalized Interest Account          $    4,900,000

          The following table illustrates the expected liabilities of the issuing entity as of the closing date:

   Class A-1 Asset Backed Notes          $  190,000,000
   Class A-2 Asset Backed Notes          $  353,000,000
   Class A-3 Asset Backed Notes          $  361,000,000
   Class A-4 Asset Backed Notes          $  296,000,000
   Total                                 $1,200,000,000

          The issuing entity's fiscal year ends on December 31.

                                THE OWNER TRUSTEE

          Wilmington Trust Company is a Delaware banking corporation with trust powers incorporated in 1903. Wilmington Trust Company's principle place of business is located at 1100 North Market Street, Wilmington, Delaware, 19890. Wilmington Trust Company has served as owner trustee in numerous asset-backed securities transactions involving automobile loan contracts.

          Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

          Wilmington Trust Company has provided the above information for purposes of complying with Regulation AB. Other than the above two paragraphs, Wilmington Trust

Company has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus supplement.

          Pursuant to the trust agreement, the owner trustee will perform limited administrative functions of the issuing entity including the execution and delivery of the transaction documents and any related certificate or other document to which the issuing entity is a party. The owner trustee will also direct the trustee to authenticate and deliver the notes and will be authorized but not obligated to take all other actions required of the issuing entity pursuant to the transaction documents.

          The depositor will indemnify the owner trustee and its officers, directors, successors, assigns, agents and servants against any and all loss, liability or expense incurred by the owner trustee in connection with the performance of its duties under the transaction documents, except that the depositor shall not be liable for or required to indemnify the owner trustee from any loss, liability or expense that results from the owner trustee's willful misconduct, bad faith or negligence. The owner trustee is obligated to perform only those duties that are specifically assigned to it in the trust agreement. The owner trustee will not be liable for any action taken at the direction of the servicer or the certificateholder. The owner trustee will not be required to expend its own funds or incur any financial liability in respect of any of its actions as owner trustee if the owner trustee has reasonable grounds to believe that reimbursement to it of such funds or for such liabilities is not reasonably assured. The owner trustee is not liable for any error of judgment made by it in good faith. See "Description of the Transaction Documents--Replacement of Owner Trustee, Trustee and Backup Servicer--Replacement of Owner Trustee" below, in this prospectus supplement for information regarding the owner trustee's resignation, removal and replacement.

            THE TRUSTEE, TRUST COLLATERAL AGENT AND COLLATERAL AGENT

          Wells Fargo Bank, National Association will be the trustee and trust collateral agent under the indenture, the trust collateral agent under the sale and servicing agreement and the collateral agent under the spread account agreement. Wells Fargo is a national banking association and a wholly owned subsidiary of Wells Fargo & Company. Its corporate trust office is located at Wells Fargo Center, Sixth and Marquette Avenue, Minneapolis, MN 55479, Attn:
Asset Backed Securities Department. A diversified financial services company with approximately $492 billion in assets, 23 million customers and 153,000 employees, Wells Fargo & Company provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank, National Association provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The servicer, the depositor and their respective affiliates may maintain normal commercial banking relationships with Wells Fargo and its affiliates. The fees and expenses of the trustee and trust collateral agent will be paid by the servicer under the sale and servicing agreement.

          Wells Fargo Bank, National Association has provided corporate trust services since 1934. As of March 31, 2006, Wells Fargo Bank, National Association was acting as trustee on more than 145 series of auto loan receivables backed securities with an original aggregate principal balance of approximately $65 billion.

          The issuing entity will cause the servicer to indemnify the trustee, the trust collateral agent and their respective officers, directors, employees and agents against any and all loss, liability or expense (including attorneys' fees and expenses) incurred by each of them in connection with the acceptance or the administration of the issuing entity and the performance of its duties under the transaction documents. Neither the issuing entity nor the depositor will be required to indemnify against any loss, liability or expense incurred by the trustee or trust collateral agent through the trustee's or the trust collateral agent's own willful misfeasance, negligence or bad faith. The trustee is obligated to perform only those duties that are specifically assigned to it in the indenture and the sale and servicing agreement. The trustee may conclusively rely on certificates and opinions furnished to it in accordance with the indenture. The indenture does not require the trustee to expend or risk its own funds or otherwise incur financial liability if it has reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it. The trustee is not liable for any error of judgment made by it in good faith. The trustee will not be liable with respect to any action it takes or omits to take pursuant to directions from the noteholders in accordance with the indenture. See "Description of the Notes" below in this prospectus supplement for more information regarding the trustee's duties under the indenture and the trust collateral agent's duties under the sale and servicing agreement and see " Description of the Transaction Documents--Replacement of Owner Trustee, Trustee and Backup Servicer--Replacement of Trustee " below, in this prospectus supplement for information regarding the trustee's resignation, removal and replacement.

                                   THE INSURER

          The following information has been obtained from Financial Security Assurance Inc. (hereinafter in this section FSA) and has not been verified by the seller, the underwriters or the issuing entity. No representations or warranties are made by the seller, the underwriters, or the issuing entity with respect thereto.

          FSA accepts no responsibility for the accuracy or completeness of this prospectus supplement or any other information or disclosure contained herein or omitted herefrom, other than with respect to the accuracy of the information regarding the insurer and its affiliates set forth under this heading or incorporated by reference herein. In addition, FSA makes no representation regarding the notes or the advisability of investing in the notes.

GENERAL

          FSA is a monoline insurance company incorporated in 1984 under the laws of the State of New York. FSA is licensed to engage in financial guaranty insurance business in all 50 states, the District of Columbia, Puerto Rico, the U.S. Virgin Islands and Guam.

          FSA and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets and obligations under credit default swaps. Financial guaranty insurance provides a guaranty of scheduled payments on an issuing entity's obligations--thereby enhancing the credit rating of those obligations--in consideration for the payment of a premium to the insurer. FSA and its subsidiaries principally insure asset backed, collateralized and municipal obligations. Asset-backed obligations are typically supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized obligations include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal obligations include general obligation bonds, special revenue bonds and other special obligations of state and local governments. Obligations may be insured on a funded basis through insurance of bonds or other securities or on an unfunded basis through insurance of credit default swaps referencing one or more bonds or other obligations (with or without a deductible or other provision for loss reduction). FSA insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy FSA's underwriting criteria.

          FSA is a wholly-owned subsidiary of Financial Security Assurance Holdings Ltd., which is referred to in this prospectus supplement as "Holdings". Holdings is an indirect subsidiary of Dexia S.A., a publicly held Belgian corporation. Dexia S.A., through its bank subsidiaries, is primarily engaged in the business of public finance, banking and asset management in France, Belgium and other European countries. No shareholder of Holdings or FSA is obligated to pay any debt of FSA or any claim under any insurance policy issued by FSA or to make any additional contribution to the capital of FSA.

          The principal executive offices of FSA are located at 31 West 52nd Street, New York, New York 10019, and its telephone number at that location is
(212) 826-0100.

REINSURANCE

          Under an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by FSA or its domestic or Bermuda operating insurance company subsidiaries are generally reinsured among such companies on an agreed upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, FSA reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various treaties and on a transaction by transaction basis. This reinsurance is used by FSA as a risk management device and to comply with statutory and rating agency requirements; it does not alter or limit FSA's obligations under any financial guaranty insurance policy.

RATINGS

          FSA's financial strength is rated "triple-A" by Fitch Ratings, Moody's Investors Service, Inc., Standard & Poor's Ratings Services and Rating and Investment Information, Inc. These ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by those rating agencies. See "Risk Factors--Ratings on the notes are dependent upon the insurer's creditworthiness" in this prospectus supplement.

CAPITALIZATION

          The following table sets forth the capitalization of FSA and its subsidiaries as of March 31, 2006 (unaudited), on the basis of accounting principles generally accepted in the United States of America:

                                                                  MARCH 31, 2006
                                                                  --------------
                                                                  (IN THOUSANDS)
                                                                   (UNAUDITED)
Deferred Premium Revenue (net of prepaid reinsurance
   premiums)                                                        $1,509,575
                                                                    ----------
Surplus Notes .................................................        108,850
                                                                    ----------
Shareholder's Equity:
Common Stock ..................................................         15,000
Additional Paid-In Capital ....................................        844,626
Accumulated Other Comprehensive Income (net of deferred
   income taxes) ..............................................         76,730
Accumulated Earnings ..........................................      2,004,405
                                                                    ----------
Total Shareholder's Equity ....................................      2,940,761
                                                                    ----------
Total Deferred Premium Revenue (net), Surplus Notes and
   Shareholder's Equity .......................................     $4,559,186
                                                                    ==========

          For further information concerning FSA, see the Consolidated Financial Statements of FSA and Subsidiaries, and the notes thereto, incorporated by reference in this prospectus supplement. FSA's financial statements are included as exhibits to reports filed with the Securities and Exchange Commission by Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and may be reviewed at the EDGAR website maintained by the Securities and Exchange Commission. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by FSA are available upon request to the State of New York Insurance Department.

INSURANCE REGULATION

          FSA is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, FSA and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, FSA is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of a financial guaranty insurer to writing financial guaranty insurance and related business lines, requires each financial guaranty insurer to maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each financial guaranty insurer, and limits the size of individual transactions and the volume of transactions that may be underwritten by each financial guaranty insurer. Other provisions of the New York Insurance Law, applicable to non life insurance companies such as FSA, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.

          The policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

                   AMERICREDIT'S AUTOMOBILE FINANCING PROGRAM

          Through its branch offices and dealer relationship managers, AmeriCredit provides funding which allows manufacturer-franchised and independent automobile dealers to finance their customers' purchases of new and used automobiles, light duty trucks and vans. AmeriCredit also purchases automobile loan contracts from other third-party lenders in connection with the sales of automobiles, light duty trucks and vans. The dealers and third-party lenders originate automobile loan contracts which conform to AmeriCredit's credit policies, and AmeriCredit then purchases the automobile loan contracts, generally without recourse to the dealers and third-party lenders. AmeriCredit and ACLC also originate automobile loan contracts directly with consumers. AmeriCredit services the automobile loan contracts that it originates and purchases.

          AmeriCredit's lending programs are designed to serve consumers who have limited access to traditional automobile financing. Typical borrowers have experienced prior credit difficulties and generally have credit bureau scores ranging from 500 to 700. Because AmeriCredit serves consumers who are unable to meet the credit standards imposed by most traditional automobile financing sources, it charges higher interest rates than most traditional automobile financing sources. AmeriCredit also generally sustains a higher level of delinquencies and credit losses than that experienced by traditional automobile financing sources.

          Of the automobile loan contracts AmeriCredit purchased during the quarter ended March 31, 2006:

          o manufacturer-franchised dealers with new and/or used automobile operations originated approximately 95% of the automobile loan contracts; and

          o independent dealers specializing in used automobile sales originated approximately 5% of the automobile loan contracts.

          As of March 31, 2006, AmeriCredit operated 85 branch offices in 34 states. These branch offices solicit dealers for automobile loan contracts and maintain AmeriCredit's relationship with the dealers in the branch office's geographic vicinity. AmeriCredit also has dealer relationship managers covering markets where AmeriCredit does not have a branch.

          See "AmeriCredit's Automobile Financing Program" in the accompanying prospectus for a description of the servicer's automobile loan contract acquisition, servicing and collection practices.

                      AMERICREDIT'S SECURITIZATION PROGRAM

          AmeriCredit has previously sponsored 53 securitizations since 1994, 35 of which were credit enhanced by a policy issued by Financial Security Assurance Inc., six of which were credit enhanced by a policy issued by MBIA, Inc., two of which were credit enhanced by a policy issued by XL Capital Assurance Inc., two of which were credit enhanced by a policy issued by Ambac Assurance Corporation and eight of which had senior-subordinate structures. Twenty-one of these securitizations are still outstanding. AmeriCredit structured each of these securitizations, originated the automobile loan contracts that were securitized in each transaction and served and, with respect to the outstanding transactions, continues to serve as servicer on each transaction.

          Each of AmeriCredit's previous securitizations had a similar legal structure to the current transaction. In each of those securitizations, AmeriCredit either purchased sub-prime automobile loan contracts from automobile dealers and other third-party lenders or originated the sub-prime automobile loan contracts, either by itself or through ACLC, a subsidiary of AmeriCredit, directly with consumers and then sold those automobile loan contracts to a wholly-owned subsidiary that served as depositor for the related transaction. The related depositor then resold the automobile loan contracts to a newly-created owner trust that issued asset-backed securities that were backed by the automobile loan contracts, which were serviced by AmeriCredit.

          Certain of AmeriCredit's securitizations issued from 2000 through 2002, and insured by Financial Security Assurance Inc., subsequently hit their deal specific cumulative net loss triggers and, in some instances, cumulative gross default triggers which resulted in an increase in the credit enhancement required by Financial Security Assurance Inc. Currently three of these securitizations are still outstanding and the insurer has not waived the trigger violation with respect to two of these securitizations. The higher targeted credit enhancement levels have been reached and maintained in each of these two securitizations.

                      AMERICREDIT'S STATIC POOL INFORMATION

          Static pool information for AmeriCredit's amortizing asset pools is available at www.americredit.com/investors/staticpooldata.asp. This website has unrestricted access, is free of charge and does not require user registration for immediate access. The static pool information will remain available on the website for a period of not less than five years from the date of this prospectus supplement and any subsequent modification or update to such information will be clearly indicated on the website as of the date of such modification or update. Static pool information available on the website includes securitization and static pool definitions, summary information for original pool characteristics, the distribution of automobile loan contracts by geographic location of obligor, the distribution of the automobile loan contracts by APR, the credit bureau score distribution, the AmeriCredit score distribution, prepayment speeds, delinquency information and loss information.

          The static pool information posted on this website that relates to securitizations sponsored by AmeriCredit prior to January 1, 2006 is not deemed to be part of this prospectus supplement or the accompanying prospectus or the registration statement related to the securities being offered pursuant to this prospectus supplement and the accompanying prospectus.

                               THE TRUST PROPERTY

          The trust property will include, among other things:

          o a pool of sub-prime automobile loan contracts secured by new and used automobiles, light duty trucks and vans;

          o moneys received (a) for the initial automobile loan contracts, after the initial cutoff date, and (b) for the subsequent automobile loan contracts, after the related cutoff date;

          o amounts that are held in the lockbox account, the collection account, the pre-funding account, the note distribution account, the spread account and the capitalized interest account;

          o the security interests in the financed vehicles granted by obligors;

          o an assignment of the rights of the depositor against dealers under agreements between AmeriCredit and dealers;

          o an assignment of the rights of the depositor against third-party lenders under agreements between AmeriCredit and third-party lenders;

          o an assignment of the right to receive proceeds from claims on physical damage, credit life and disability insurance policies covering the financed vehicles or the obligors;

          o an assignment of all rights to proceeds from liquidating the automobile loan contracts;

          o    the automobile loan contract files;

          o other rights under the transaction documents, including an assignment of the depositor's rights against the servicer for breaches of representations and warranties under the purchase agreement; and

          o    all proceeds from the items described above.

          The initial automobile loan contracts will be purchased by the depositor under the purchase agreement, and will then be purchased by the issuing entity from the depositor under the sale and servicing agreement, on July 20, 2006. The issuing entity will use funds on deposit in the pre-funding account to purchase subsequent automobile loan contracts and related property from the depositor under one or more subsequent transfer agreements on or before December 31, 2006. These subsequent automobile loan contracts will be purchased by the depositor from AmeriCredit pursuant to one or more subsequent purchase agreements between the depositor and AmeriCredit.

          The initial automobile loan contracts were automobile loan contracts originated by dealers and third-party lenders according to AmeriCredit's credit policies for assignment to AmeriCredit or automobile loan contracts originated by AmeriCredit or ACLC directly with consumers according to AmeriCredit's credit policies. The initial automobile loan contracts originated by dealers, third-party lenders and ACLC have been assigned to AmeriCredit and evidence the indirect financing made to the obligor. The subsequent automobile loan contracts were or will be originated by dealers and third-party lenders according to AmeriCredit's credit policies for assignment to AmeriCredit or originated by AmeriCredit or ACLC directly with consumers according to AmeriCredit's credit policies. The subsequent automobile loan contracts originated by dealers, third-party lenders and ACLC have been or will have been assigned to AmeriCredit and evidence or will evidence the indirect financing made to the obligor. AmeriCredit's agreements with the dealers and third-party lenders who originate the automobile loan contracts may provide for repurchase by or recourse against the dealer or third-party lender if there is a breach of a representation or warranty under the relevant agreement.

          Under the indenture, the issuing entity will grant a security interest in the trust property to the trust collateral agent for the trustee's benefit on the noteholders' behalf and for the benefit of the insurer in support of the obligations owed to the insurer. Any proceeds of the trust property will be distributed according to the indenture. Upon liquidation of the trust property, the insurer will be entitled to the distributions only after payment of amounts owed to, among others, the noteholders have been made.

                          THE AUTOMOBILE LOAN CONTRACTS

ELIGIBILITY CRITERIA FOR INITIAL AUTOMOBILE LOAN CONTRACTS

          The automobile loan contracts were or will be selected according to several criteria, including those specified under "The Automobile Loan Contracts" in the accompanying prospectus. In addition, as of the initial cutoff date the initial automobile loan contracts were selected from AmeriCredit's portfolio of sub-prime automobile loan contracts based on the following criteria:

          (a) each initial automobile loan contract had a remaining maturity of not more than 72 months;

          (b) each initial automobile loan contract had an original maturity of not more than 72 months;

          (c) the sum of the initial principal balances of all initial automobile loan contracts with an original term equal to 72 months may not exceed 50% of the aggregate principal balance of all initial automobile loan contracts;

          (d) each initial automobile loan contract had a remaining Principal Balance (as defined in the Glossary) of at least $250 and not more than $80,000;

          (e) each initial automobile loan contract has an annual percentage rate of at least 1% and not more than 33%;

          (f) no initial automobile loan contract was more than 30 days past due;

          (g) neither AmeriCredit, ACLC, any dealer, any third-party lender nor anyone acting in their behalf advanced funds to cause any initial automobile loan contract to qualify under clause (f) above;

          (h) each obligor had a billing address in the United States as of the date of origination of the automobile loan contract, is a natural person and is not an affiliate of any party to any of the transaction agreements;

          (i) not more than 35% of the obligors on the initial automobile loan contracts will reside in Texas and California; and

          (j) each automobile loan contract is denominated in and each automobile loan contract provides for payment in United States dollars.

          No expenses incurred in connection with the selection and acquisition of the automobile loan contracts will be paid for from the offering proceeds.

PRE-FUNDING PERIOD

          During the pre-funding period, AmeriCredit will sell the subsequent automobile loan contracts to the depositor and the depositor will then sell them to the issuing entity. AmeriCredit anticipates that the aggregate Principal Balance of the subsequent automobile loan contracts will equal approximately $297,297,297, which represents approximately 30% of the original pool balance as of July 12, 2006. The issuing entity will use the funds in the pre-funding account for the purpose of purchasing the subsequent automobile loan contracts from the depositor and the depositor, in turn, will use those funds to purchase the subsequent automobile loan contracts from AmeriCredit.

          The pre-funding period encompasses the period from the closing date until the earliest of:

          (a) the date on which the amount on deposit in the pre-funding account is less than $100,000;

          (b) the date on which a servicer termination event occurs under the sale and servicing agreement; or

          (c)  December 31, 2006.

          As of any date, the pre-funded amount will equal the initial pre-funded amount, as reduced during the pre-funding period by the purchase of subsequent automobile loan contracts. The depositor expects that the pre-funded amount will be reduced to less than $100,000 on or before the end of the pre-funding period. The issuing entity will pay the noteholders any pre-funded amount remaining at the end of the pre-funding period as a mandatory redemption. The mandatory redemption date is the earlier of:

          o the distribution date in August 2006, if the last day of the pre-funding period occurs in July 2006;

          o the distribution date in September 2006, if the last day of the pre-funding period occurs in August 2006;

          o the distribution date in October 2006, if the last day of the pre-funding period occurs in September 2006;

          o the distribution date in November 2006, if the last day of the pre-funding period occurs in October 2006;

          o the distribution date in December 2006, if the last day of the pre-funding period occurs in November 2006; or

          o    the distribution date in January 2007.

ELIGIBILITY CRITERIA FOR SUBSEQUENT AUTOMOBILE LOAN CONTRACTS

          No transfer of subsequent automobile loan contracts to the issuing entity during the pre-funding period will be made unless:

          (a) as of each subsequent cutoff date, each subsequent automobile loan contract and/or the subsequent financed vehicle related to that subsequent automobile loan contract satisfies the automobile loan contract eligibility criteria specified under "The Automobile Loan Contracts" in the accompanying prospectus and the criteria listed in this prospectus supplement in clauses (a),
               (b), (d), (e), (f), (g), (h) and (j) above regarding the initial automobile loan contracts;

          (b) So long as no insurer default (as defined below) shall have occurred and be continuing, the insurer has approved the transfer of the subsequent automobile loan contracts to the issuing entity;

          (c) neither AmeriCredit nor the seller has selected the subsequent automobile loan contracts in a manner that either of them believes is adverse to the interests of the insurer or the noteholders; and

          (d) AmeriCredit and the depositor shall have delivered certain opinions of counsel regarding the validity of the subsequent automobile loan contract transfers.

          In addition, the issuing entity's obligation or right to purchase the subsequent automobile loan contracts is subject to the condition that all of the automobile loan contracts transferred to the issuing entity, including the subsequent automobile loan contracts to be transferred, meet the following criteria after the transfer of the subsequent automobile loan contracts (based on the characteristics of the initial automobile loan contracts as of the initial cutoff date and the subsequent automobile loan contracts as of the related subsequent cutoff date):

          (a) the automobile loan contracts' weighted average annual percentage rate is not less than 16.75%;

          (b) the sum of the initial principal balances of all automobile loan contracts with original terms equal to 72 months may not exceed 50% of the aggregate principal balance of all automobile loan contracts transferred to the issuing entity; and

          (c) not more than 35% of the obligors on the automobile loan contracts reside in Texas and California (based on the obligors' mailing addresses).

          Following the transfer of subsequent automobile loan contracts to the issuing entity, the aggregate characteristics of the entire pool of automobile loan contracts held by the issuing entity may vary from the initial pool of automobile loan contracts in a number of respects, including:

          o    composition of the automobile loan contracts;

          o    geographic distribution of the automobile loan contracts;

          o    distribution by remaining Principal Balance;

          o    distribution by APR;

          o    distribution by original term;

          o distribution of the automobile loan contracts secured by new and used vehicles; and

          o distribution of the automobile loan contracts by AmeriCredit score and credit bureau score.

COMPOSITION

          The statistical information presented in this prospectus supplement is based on a statistical pool of automobile loan contracts as of the statistical calculation date which is June 14, 2006.

          o As of the statistical calculation date, the initial automobile loan contracts in the statistical pool had an aggregate Principal Balance of $828,952,077.59.

          o As of the initial cutoff date, the initial automobile loan contracts are expected to have an aggregate Principal Balance of approximately $1,000,000,000.

          AmeriCredit will acquire subsequent automobile loan contracts after the statistical calculation date but prior to the initial cutoff date which is July 12, 2006. In addition, some amortization of the automobile loan contracts will have occurred since the statistical calculation date and some automobile loan contracts included as of the statistical calculation date will have prepaid in full or have been determined not to meet the eligibility requirements regarding automobile loan contracts and therefore will not be included in the automobile loan contract pool. As a result, the statistical distribution of characteristics of the automobile loan contract pool as of the initial cutoff date will vary somewhat from the statistical distribution of those characteristics as of the statistical calculation date, although the variance is not expected to be material.

          The automobile loan contract pool's composition and distribution by score, APR and its geographic concentration as of the statistical calculation date and the automobile loan contract pool's historical delinquency experience are detailed in the following tables:

              COMPOSITION OF THE INITIAL AUTOMOBILE LOAN CONTRACTS
                     AS OF THE STATISTICAL CALCULATION DATE

                                                   NEW                       USED                     TOTAL
                                         -----------------------   -----------------------   -----------------------
Aggregate Principal Balance(1)                   $227,062,796.25           $601,889,281.34           $828,952,077.59
Number of Automobile Loan Contracts                       10,597                    37,940                    48,537
Percent of Aggregate Principal Balance                    27.39%                    72.61%                   100.00%
Average Principal Balance                             $21,427.08                $15,864.24                $17,078.77
   Range of Principal Balances           ($308.05 to $73,291.34)   ($497.96 to $63,142.83)   ($308.05 to $73,291.34)
Weighted Average APR(1)                                   15.64%                    17.49%                    16.99%
   Range of APRs                               (1.90% to 27.00%)         (6.00% to 29.99%)         (1.90% to 29.99%)
Weighted Average Remaining Term                        68 months                 64 months                 65 months
   Range of Remaining Terms                     (3 to 72 months)          (3 to 72 months)          (3 to 72 months)
Weighted Average Original Term                         69 months                 65 months                 66 months
   Range of Original Terms                     (36 to 72 months)         (24 to 72 months)         (24 to 72 months)

----------
(1) Aggregate Principal Balance includes some portion of accrued interest. As a result, the Weighted Average APR of the automobile loan contracts may not be equivalent to the automobile loan contracts' aggregate yield on the Aggregate Principal Balance.

           SCORE DISTRIBUTION OF THE INITIAL AUTOMOBILE LOAN CONTRACTS
                     AS OF THE STATISTICAL CALCULATION DATE

                                                % OF AGGREGATE                            % OF AGGREGATE
                                                   PRINCIPAL                                PRINCIPAL
                         AMERICREDIT SCORE(1)     BALANCE (3)    CREDIT BUREAU SCORE(2)   BALANCE(2) (3)
                         --------------------   --------------   ----------------------   --------------
                            less than 215              2.01%         less than 540             17.20%
                              215 - 224               21.59%           540 - 599               36.87%
                              225 - 244               43.48%           600 - 659               37.18%
                              245 - 259               19.63%        660 and greater             8.75%
                           260 and greater            13.28%
                         --------------------   --------------   ----------------------   --------------
Weighted Average Score           238                                      591

----------
(1) Proprietary credit score, scaled from 135 to 320, developed and utilized by AmeriCredit to support the credit approval and pricing process.

(2) A statistically based score (sometimes referred to as FICO score) generated by credit reporting agencies. AmeriCredit utilizes TransUnion, Equifax or Experien credit reports depending on the location of the obligor. Credit Bureau Scores are unavailable for some accounts and those accounts are not included in the Credit Bureau Score table above. Since these accounts are not included in the percentages above, the Aggregate Principal Balance of the accounts based on Credit Bureau Score may be less than the total statistical pool.

(3)  Percentages may not add to 100% because of rounding.

          DISTRIBUTION OF THE INITIAL AUTOMOBILE LOAN CONTRACTS BY APR
                     AS OF THE STATISTICAL CALCULATION DATE

DISTRIBUTION OF THE
  AUTOMOBILE LOAN                                                      NUMBER OF       % OF TOTAL NUMBER OF
     CONTRACTS        AGGREGATE PRINCIPAL      % OF AGGREGATE       AUTOMOBILE LOAN       AUTOMOBILE LOAN
       BY APR               BALANCE(1)      PRINCIPAL BALANCE(2)       CONTRACTS           CONTRACTS(2)
-------------------   -------------------   --------------------    ---------------    --------------------
1.000% to   1.999%      $     24,326.88              0.00%                  1                   0.00%
2.000% to   2.999%            58,024.48              0.01%                  2                   0.00%
3.000% to   3.999%            19,143.47              0.00%                  1                   0.00%
4.000% to   4.999%           216,329.04              0.03%                  8                   0.02%
5.000% to   5.999%           255,994.89              0.03%                  9                   0.02%
6.000% to   6.999%           896,079.85              0.11%                 42                   0.09%
7.000% to   7.999%         2,049,680.49              0.25%                100                   0.21%
8.000% to   8.999%         5,035,145.65              0.61%                246                   0.51%
9.000% to   9.999%        15,473,467.96              1.87%                767                   1.58%
10.000% to 10.999%        23,638,428.14              2.85%              1,166                   2.40%
11.000% to 11.999%        28,150,322.92              3.40%              1,427                   2.94%
12.000% to 12.999%        41,943,357.11              5.06%              2,175                   4.48%
13.000% to 13.999%        52,760,602.77              6.36%              2,729                   5.62%
14.000% to 14.999%        62,647,010.43              7.56%              3,314                   6.83%
15.000% to 15.999%        70,624,467.34              8.52%              3,849                   7.93%
16.000% to 16.999%        88,806,962.68             10.71%              4,943                  10.18%
17.000% to 17.999%       108,582,606.80             13.10%              6,322                  13.03%
18.000% to 18.999%       121,501,787.19             14.66%              7,262                  14.96%
19.000% to 19.999%        60,314,379.67              7.28%              3,905                   8.05%
20.000% to 20.999%        50,332,129.51              6.07%              3,427                   7.06%
21.000% to 21.999%        45,984,659.23              5.55%              3,201                   6.59%
22.000% to 22.999%        26,308,862.51              3.17%              1,867                   3.85%
23.000% to 23.999%        14,339,157.16              1.73%              1,056                   2.18%
24.000% to 24.999%         7,691,814.52              0.93%                612                   1.26%
25.000% to 25.999%           968,738.75              0.12%                 75                   0.15%
26.000% to 26.999%           241,304.67              0.03%                 20                   0.04%
27.000% to 27.999%            52,854.72              0.01%                  6                   0.01%
28.000% to 28.999%            14,068.30              0.00%                  2                   0.00%
29.000% to 29.999%            20,370.46              0.00%                  3                   0.01%
                        ---------------            ------              ------                 ------
TOTAL                   $828,952,077.59            100.00%             48,537                 100.00%
                        ===============            ======              ======                 ======

----------
(1) Aggregate Principal Balances include some portion of accrued interest. Indicated APR's represent APR's on principal balance net of such accrued interest.

(2)  Percentages may not add to 100% because of rounding.

  DISTRIBUTION OF THE INITIAL AUTOMOBILE LOAN CONTRACTS BY GEOGRAPHIC LOCATION
                OF OBLIGOR AS OF THE STATISTICAL CALCULATION DATE

                                                                       NUMBER OF      % OF TOTAL NUMBER OF
                       AGGREGATE PRINCIPAL      % OF AGGREGATE      AUTOMOBILE LOAN     AUTOMOBILE LOAN
      STATE                BALANCE(1)        PRINCIPAL BALANCE(2)      CONTRACTS          CONTRACTS(2)
--------------------   -------------------   --------------------   ---------------   --------------------
Alabama                  $ 16,994,396.72              2.05%                 994                2.05%
Arizona                    15,438,225.11              1.86%                 911                1.88%
Arkansas                   10,668,178.69              1.29%                 631                1.30%
California                 87,815,267.72             10.59%               4,459                9.19%
Colorado                   11,622,030.91              1.40%                 631                1.30%
Connecticut                 6,581,649.69              0.79%                 401                0.83%
Delaware                    3,274,539.81              0.40%                 197                0.41%
District of Columbia        2,336,537.47              0.28%                 126                0.26%
Florida                    84,220,698.86             10.16%               4,749                9.78%
Georgia                    28,497,274.32              3.44%               1,618                3.33%
Hawaii                      4,333,576.55              0.52%                 226                0.47%
Idaho                       1,662,858.09              0.20%                  98                0.20%
Illinois                   30,590,152.42              3.69%               1,921                3.96%
Indiana                    15,575,132.66              1.88%                 999                2.06%
Iowa                        4,121,198.65              0.50%                 267                0.55%
Kansas                      4,121,946.30              0.50%                 237                0.49%
Kentucky                   11,526,006.83              1.39%                 738                1.52%
Louisiana                  16,146,919.71              1.95%                 891                1.84%
Maine                       3,612,578.93              0.44%                233                 0.48%
Maryland                   15,656,664.73              1.89%                 903                1.86%
Massachusetts              14,700,791.37              1.77%                 919                1.89%
Michigan                   17,596,519.13              2.12%               1,166                2.40%
Minnesota                   7,240,971.47              0.87%                 467                0.96%
Mississippi                12,847,307.22              1.55%                 736                1.52%
Missouri                   12,671,714.13              1.53%                 798                1.64%
Nebraska                    2,204,002.67              0.27%                 143                0.29%
Nevada                     11,417,549.74              1.38%                 610                1.26%
New Hampshire               3,438,461.53              0.41%                 236                0.49%
New Jersey                 21,160,527.10              2.55%               1,209                2.49%
New Mexico                  7,390,332.40              0.89%                 440                0.91%
New York                   38,148,796.53              4.60%               2,331                4.80%
North Carolina             24,131,742.67              2.91%               1,403                2.89%
Ohio                       40,548,074.08              4.89%               2,715                5.59%
Oklahoma                    9,094,623.81              1.10%                 554                1.14%
Oregon                      6,295,217.55              0.76%                 396                0.82%
Pennsylvania               37,657,894.33              4.54%               2,386                4.92%
Rhode Island                2,586,329.59              0.31%                 159                0.33%
South Carolina             13,534,993.18              1.63%                 797                1.64%
South Dakota                1,115,996.96              0.13%                  73                0.15%
Tennessee                  17,717,195.65              2.14%               1,083                2.23%
Texas                      97,866,197.94             11.81%               5,360               11.04%
Utah                        3,105,712.31              0.37%                 186                0.38%
Vermont                     1,599,943.04              0.19%                 108                0.22%
Virginia                   17,613,514.34              2.12%               1,027                2.12%
Washington                 11,558,251.73              1.39%                 662                1.36%
West Virginia               6,298,635.96              0.76%                 403                0.83%
Wisconsin                  12,219,176.19              1.47%                 792                1.63%
Other (3)                   2,395,770.80              0.29%                 148                0.30%
                         ---------------            ------               ------              ------
TOTAL                    $828,952,077.59            100.00%              48,537              100.00%
                         ===============            ======               ======              ======

----------
(1)  Aggregate Principal Balances include some portion of accrued interest.

(2)  Percentages may not add to 100% because of rounding.

(3)  States with Aggregate Principal Balances less than $1,000,000.

   HISTORICAL DELINQUENCY EXPERIENCE OF THE INITIAL AUTOMOBILE LOAN CONTRACTS
                     AS OF THE STATISTICAL CALCULATION DATE

          The following tables set forth the historical delinquency experience of the statistical pool. The servicer considers an automobile loan contract delinquent when an obligor fails to make a contractual payment by the due date. The period of delinquency is based on the number of days payments are contractually past due. Due to AmeriCredit's target customer base, a relatively high percentage of accounts become delinquent at some point in the life of the automobile loan contract and there is a relatively high rate of account movement between current and delinquent status in the portfolio. As of the statistical calculation date, none of the automobile loan contracts in the statistical pool were more than 30 days delinquent.

                                                                          NUMBER OF      % OF TOTAL NUMBER OF
NUMBER OF TIMES EVER 31   AGGREGATE PRINCIPAL      % OF AGGREGATE      AUTOMOBILE LOAN      AUTOMOBILE LOAN
 TO 60 DAYS DELINQUENT        BALANCE(1)        PRINCIPAL BALANCE(2)      CONTRACTS          CONTRACTS(2)
-----------------------   -------------------   --------------------   ---------------   --------------------
           0                $817,546,900.77             98.62%              47,180               97.20%
           1                   2,806,045.74              0.34%                 167                0.34%
           2+                  8,599,131.08              1.04%               1,190                2.45%
                            ---------------            ------               ------              ------
         TOTAL              $828,952,077.59            100.00%              48,537              100.00%
                            ===============            ======               ======              ======

----------
(1)  Aggregate Principal Balances include some portion of accrued interest.

(2)  Percentages may not add to 100% because of rounding.

                                                                           NUMBER OF     % OF TOTAL NUMBER OF
NUMBER OF TIMES EVER 61   AGGREGATE PRINCIPAL      % OF AGGREGATE      AUTOMOBILE LOAN     AUTOMOBILE LOAN
 TO 90 DAYS DELINQUENT        BALANCE(1)        PRINCIPAL BALANCE(2)      CONTRACTS         CONTRACTS(2)
-----------------------   -------------------   --------------------   ---------------   --------------------
           0                $821,517,636.01             99.10%              47,519               97.90%
           1                   1,315,145.25              0.16%                 161                0.33%
           2+                  6,119,296.33              0.74%                 857                1.77%
                            ---------------            ------               ------              ------
         TOTAL              $828,952,077.59            100.00%              48,537              100.00%
                            ===============            ======               ======              ======

----------
(1)  Aggregate Principal Balances include some portion of accrued interest.

(2)  Percentages may not add to 100% because of rounding.

  NUMBER OF TIMES EVER                                                    NUMBER OF      % OF TOTAL NUMBER OF
  GREATER THAN 90 DAYS    AGGREGATE PRINCIPAL      % OF AGGREGATE      AUTOMOBILE LOAN      AUTOMOBILE LOAN
       DELINQUENT             BALANCE(1)        PRINCIPAL BALANCE(2)      CONTRACTS          CONTRACTS(2)
-----------------------   -------------------   --------------------   ---------------   --------------------
           0                $826,054,615.41             99.65%              48,122               99.14%
           1                   1,152,494.54              0.14%                 179                0.37%
           2+                  1,744,967.64              0.21%                 236                0.49%
                            ---------------            ------               ------              ------
         TOTAL              $828,952,077.59            100.00%              48,537              100.00%
                            ===============            ======               ======              ======

----------
(1)  Aggregate Principal Balances include some portion of accrued interest.

(2)  Percentages may not add to 100% because of rounding.

          The obligor under each automobile loan contract is required to pay a specified total amount of payments in substantially equal monthly installments on each due date. Each obligor's total payment amount equals the amount financed plus interest charges for the related automobile loan contract's entire term. The interest charges on the automobile loan contracts are determined either by the simple interest method or by adding a precomputed interest charge to the amount of the automobile loan contract as of its origination date.

          Under a simple interest automobile loan, the amount of an obligor's fixed level installment payment which is allocated to interest is equal to the product of the fixed interest rate on the automobile loan contract (which is typically the APR) multiplied by the elapsed time period (which is expressed as a fraction of a year) multiplied by the remaining principal balance after the preceding automobile loan contract payment. The remainder of the obligor's payment amount is allocated to reduce the principal amount financed.

          The issuing entity will account for all automobile loan contracts, whether interest charges on them are accrued under the simple interest method or the precomputed interest method, as if they amortized under the simple interest method. If an automobile loan contract is prepaid in full by the obligor, the amount of the payment that is greater than the sum of outstanding Principal Balance of the automobile loan contract plus accrued interest on that automobile loan contract will be deposited into the collection account but will then be paid to the servicer as a supplemental servicing fee.

          AmeriCredit and the depositor each will make representations and warranties regarding the automobile loan contracts pursuant to the purchase agreement and the sale and servicing agreement, respectively. These representations and warranties pertain to specific aspects of the automobile loan contracts, including the origination of the automobile loan contracts, the obligors of the automobile loan contracts, the accuracy and legality of the records, computer tapes and schedules containing information regarding the automobile loan contracts, the financed vehicles securing the automobile loan contracts, the security interests in the automobile loan contracts granted to the depositor, issuing entity and the trust collateral agent, specific characteristics of the automobile loan contracts and others. Upon the breach of one of these representations or warranties by AmeriCredit or the depositor that materially and adversely affects the noteholders or the insurer, each party's repurchase obligation will be triggered under the applicable agreement.

                       YIELD AND PREPAYMENT CONSIDERATIONS

          Prepayments can be made on any of the automobile loan contracts at any time. If prepayments are received on the automobile loan contracts, their actual weighted average life may be shorter than their weighted average life would be if all payments were made as scheduled and no prepayments were made. Prepayments on the automobile loan contracts may include moneys received from liquidations due to default and proceeds from credit life, credit disability, and casualty insurance policies. Weighted average life means the average amount of time during which any principal is outstanding on an automobile loan contract.

          The rate of prepayments on the automobile loan contracts may be influenced by a variety of economic, social, and other factors, including the fact that no obligor under an automobile loan contract may sell or transfer that automobile loan contract without the consent of AmeriCredit. AmeriCredit believes that the weighted average life of the automobile loan contracts will be substantially shorter than their scheduled weighted average life. This opinion is based primarily on AmeriCredit's assessment of what the actual rate of prepayments will be. Any risk resulting from faster or slower prepayments of the automobile loan contracts will be borne solely by the noteholders.

          The rate of payment of principal of the notes will depend on the rate of payment, and the rate of prepayments, of principal on the automobile loan contracts. It is possible that the final payment on any class of notes could occur significantly earlier than the date on which the final distribution for that class of notes is scheduled to be paid. Any risk resulting from early payment of the notes will be borne solely by the noteholders.

          Prepayments on automobile loan contracts can be measured against prepayment standards or models. The model used in this prospectus supplement, the Absolute Prepayment Model, or ABS, assumes a rate of prepayment each month which is related to the original number of automobile loan contracts in a pool of automobile loan contracts. ABS also assumes that all of the automobile loan contracts in a pool are the same size, that all of those automobile loan contracts amortize at the same rate, and that for every month that any individual automobile loan contract is outstanding, payments on that particular automobile loan contract will either be made as scheduled or the automobile loan contract will be prepaid in full. For example, in a pool of automobile loan contracts originally containing 10,000 automobile loan contracts, if a 1% ABS were used, that would mean that 100 automobile loan contracts would prepay in full each month. The percentage of prepayments that is assumed for ABS is not a historical description of prepayment experience on pools of automobile loan contracts or a prediction of the anticipated rate of prepayment on either the pool of automobile loan contracts involved in this transaction or on any pool of automobile loan contracts. It should not be assumed that the actual rate of prepayments on the automobile loan contracts will be in any way related to the percentage of prepayments that are assumed for ABS in this prospectus supplement.

          The tables below which are captioned "Percent of Initial Note Principal Balance at Various ABS Percentages" are based on ABS and were prepared using the following assumptions:

o the trust property includes nine pools of automobile loan contracts with the characteristics set forth in the following table;

o all prepayments on the automobile loan contracts each month are made in full at the specified constant percentage of ABS and there are no defaults, losses or repurchases;

o each scheduled monthly payment on the automobile loan contracts is made on the last day of each month and each month has 30 days;

o the initial principal amount of each class of notes is equal to the initial principal amount set forth on the front cover of this prospectus supplement;

o interest accrues on the Class A-1 Notes at 5.48%, on the Class A-2 Notes at 5.67%, on the Class A-3 Notes at 5.66% and on the Class A-4 Notes at 5.72%;

o    payments on the notes are made on the sixth day of each month;

o    the notes are purchased on July 20, 2006;

o the scheduled monthly payment for each automobile loan contract was calculated on the basis of the characteristics described in the following table and in such a way that each automobile loan contract would amortize in a manner that will be sufficient to repay the principal balance of that automobile loan contract by its indicated remaining term to maturity;

o the first due date for each automobile loan contract is the last day of the month of the assumed cutoff date for that automobile loan contract as set forth in the following table;

o certain trust performance triggers are met and the target overcollateralization level decreases (i) by 0.5%, from 12.5% to 12.0%, on the 18th distribution date, (ii) by 1.0%, from 12.0% to 11.0%, on the 24th distribution date and (iii) by 1.0%, from 11.0% to 10.0%, on the 30th distribution date;

o all of the pre-funding account money is used to purchase the subsequent automobile loan contracts;

o the servicer exercises its "clean-up call" option to purchase the automobile loan contracts at the earliest opportunity;

o accelerated principal will be paid on each class of the notes on each distribution date as necessary to build and maintain the overcollateralization required by the insurer; and

o the difference between the gross APR and the net APR is equal to the base servicing fee due to the servicer, and the net APR is further reduced by the fees due to the insurer and the backup servicer.

                                              REMAINING
          AGGREGATE                ASSUMED     TERM TO
          PRINCIPAL       GROSS    CUTOFF      MATURITY     SEASONING
POOL       BALANCE         APR      DATE     (IN MONTHS)   (IN MONTHS)
----   ---------------   ------   --------   -----------   -----------
  1    $ 36,303,264.68   18.191%  07/01/06        39            11
  2    $304,326,623.10   18.389%  07/01/06        59             1
  3    $488,322,189.81   16.023%  07/01/06        70             1
  4    $  7,490,901.06   18.191%  08/01/06        50             0
  5    $ 62,795,471.56   18.389%  08/01/06        60             0
  6    $100,761,549.79   16.023%  08/01/06        71             0
  7    $ 13,019,887.11   18.191%  11/01/06        50             0
  8    $109,144,406.52   18.389%  11/01/06        60             0
  9    $175,133,003.67   16.023%  11/01/06        71             0

          The following tables were created relying on the assumptions listed above. The tables indicate the percentages of the initial principal amount of each class of notes that would be outstanding after each of the listed distribution dates if certain percentages of ABS are assumed.

The tables also indicate the corresponding weighted average lives of each class of notes if the same percentages of ABS are assumed.

          The assumptions used to construct the tables are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under various prepayment scenarios. The actual characteristics and performance of the automobile loan contracts will differ from the assumptions used to construct the tables. For example, it is very unlikely that the automobile loan contracts will prepay at a constant level of ABS until maturity or that all of the automobile loan contracts will prepay at the same level of ABS. Moreover, the automobile loan contracts have diverse terms and that fact alone could produce slower or faster principal distributions than indicated in the tables at the various constant percentages of ABS, even if the original and remaining terms to maturity of the automobile loan contracts are as assumed. Any difference between the assumptions used to construct the tables and the actual characteristics and performance of the automobile loan contracts, including actual prepayment experience or losses, will affect the percentages of initial balances outstanding on any given date and the weighted average lives of each class of notes.

          The percentages in the tables have been rounded to the nearest whole number. As used in the tables which follow, the WEIGHTED AVERAGE LIFE of a class of notes is determined by:

o multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related distribution date,

o    adding the results, and

o    dividing the sum by the related initial principal amount of the note.

                    PERCENT OF INITIAL NOTE PRINCIPAL BALANCE
                           AT VARIOUS ABS PERCENTAGES

                           CLASS A-1 NOTES                 CLASS A-2 NOTES
                    -----------------------------   -----------------------------
DISTRIBUTION DATE   0.00%   1.00%   1.70%   2.50%   0.00%   1.00%   1.70%   2.50%
-----------------   -----   -----   -----   -----   -----   -----   -----   -----
Closing Date          100     100     100     100     100     100     100     100
08/06/06               92      88      84      81     100     100     100     100
09/06/06               83      74      67      59     100     100     100     100
10/06/06               75      60      50      38     100     100     100     100
11/06/06               66      47      33      17     100     100     100     100
12/06/06               54      28      10       0     100     100     100      94
01/06/07               42      10       0       0     100     100      93      81
02/06/07               30       0       0       0     100      98      85      70
03/06/07               24       0       0       0     100      92      77      60
04/06/07               17       0       0       0     100      86      69      49
05/06/07               11       0       0       0     100      79      61      39
06/06/07                4       0       0       0     100      73      53      29
07/06/07                0       0       0       0      99      67      45      19
08/06/07                0       0       0       0      95      61      37       9
09/06/07                0       0       0       0      91      55      29       0
10/06/07                0       0       0       0      88      49      22       0
11/06/07                0       0       0       0      84      43      14       0
12/06/07                0       0       0       0      80      37       7       0
01/06/08                0       0       0       0      78      33       1       0
02/06/08                0       0       0       0      74      27       0       0
03/06/08                0       0       0       0      69      21       0       0
04/06/08                0       0       0       0      65      15       0       0
05/06/08                0       0       0       0      61       9       0       0
06/06/08                0       0       0       0      57       3       0       0
07/06/08                0       0       0       0      55       0       0       0
08/06/08                0       0       0       0      51       0       0       0
09/06/08                0       0       0       0      47       0       0       0
10/06/08                0       0       0       0      42       0       0       0
11/06/08                0       0       0       0      38       0       0       0
12/06/08                0       0       0       0      33       0       0       0
01/06/09                0       0       0       0      31       0       0       0
02/06/09                0       0       0       0      26       0       0       0
03/06/09                0       0       0       0      21       0       0       0
04/06/09                0       0       0       0      16       0       0       0
05/06/09                0       0       0       0      11       0       0       0
06/06/09                0       0       0       0       6       0       0       0
07/06/09                0       0       0       0       1       0       0       0
08/06/09                0       0       0       0       0       0       0       0
09/06/09                0       0       0       0       0       0       0       0
10/06/09                0       0       0       0       0       0       0       0
11/06/09                0       0       0       0       0       0       0       0
12/06/09                0       0       0       0       0       0       0       0
01/06/10                0       0       0       0       0       0       0       0
02/06/10                0       0       0       0       0       0       0       0
03/06/10                0       0       0       0       0       0       0       0
04/06/10                0       0       0       0       0       0       0       0
05/06/10                0       0       0       0       0       0       0       0
06/06/10                0       0       0       0       0       0       0       0
07/06/10                0       0       0       0       0       0       0       0
08/06/10                0       0       0       0       0       0       0       0
09/06/10                0       0       0       0       0       0       0       0
10/06/10                0       0       0       0       0       0       0       0
11/06/10                0       0       0       0       0       0       0       0
12/06/10                0       0       0       0       0       0       0       0
01/06/11                0       0       0       0       0       0       0       0
02/06/11                0       0       0       0       0       0       0       0
03/06/11                0       0       0       0       0       0       0       0
04/06/11                0       0       0       0       0       0       0       0
05/06/11                0       0       0       0       0       0       0       0
06/06/11                0       0       0       0       0       0       0       0
07/06/11                0       0       0       0       0       0       0       0
08/06/11                0       0       0       0       0       0       0       0
09/06/11                0       0       0       0       0       0       0       0
10/06/11                0       0       0       0       0       0       0       0
11/06/11                0       0       0       0       0       0       0       0
Weighted Average
   Life (years)      0.46    0.30    0.25    0.21    2.06    1.25    0.95    0.75

                    PERCENT OF INITIAL NOTE PRINCIPAL BALANCE
                           AT VARIOUS ABS PERCENTAGES

                           CLASS A-3 NOTES                 CLASS A-4 NOTES
                    -----------------------------   -----------------------------
DISTRIBUTION DATE   0.00%   1.00%   1.70%   2.50%   0.00%   1.00%   1.70%   2.50%
-----------------   -----   -----   -----   -----   -----   -----   -----   -----
Closing Date          100     100     100     100     100     100     100     100
08/06/06              100     100     100     100     100     100     100     100
09/06/06              100     100     100     100     100     100     100     100
10/06/06              100     100     100     100     100     100     100     100
11/06/06              100     100     100     100     100     100     100     100
12/06/06              100     100     100     100     100     100     100     100
01/06/07              100     100     100     100     100     100     100     100
02/06/07              100     100     100     100     100     100     100     100
03/06/07              100     100     100     100     100     100     100     100
04/06/07              100     100     100     100     100     100     100     100
05/06/07              100     100     100     100     100     100     100     100
06/06/07              100     100     100     100     100     100     100     100
07/06/07              100     100     100     100     100     100     100     100
08/06/07              100     100     100     100     100     100     100     100
09/06/07              100     100     100      99     100     100     100     100
10/06/07              100     100     100      90     100     100     100     100
11/06/07              100     100     100      81     100     100     100     100
12/06/07              100     100     100      72     100     100     100     100
01/06/08              100     100     100      64     100     100     100     100
02/06/08              100     100      93      55     100     100     100     100
03/06/08              100     100      86      47     100     100     100     100
04/06/08              100     100      79      39     100     100     100     100
05/06/08              100     100      73      31     100     100     100     100
06/06/08              100     100      66      23     100     100     100     100
07/06/08              100     100      61      16     100     100     100     100
08/06/08              100      94      54       8     100     100     100     100
09/06/08              100      88      48       1     100     100     100     100
10/06/08              100      83      42       0     100     100     100      92
11/06/08              100      77      35       0     100     100     100      84
12/06/08              100      72      29       0     100     100     100      75
01/06/09              100      68      24       0     100     100     100      68
02/06/09              100      63      19       0     100     100     100      60
03/06/09              100      57      13       0     100     100     100      53
04/06/09              100      52       7       0     100     100     100      46
05/06/09              100      47       2       0     100     100     100       0
06/06/09              100      42       0       0     100     100      95       0
07/06/09              100      36       0       0     100     100      89       0
08/06/09               95      31       0       0     100     100      83       0
09/06/09               90      26       0       0     100     100      77       0
10/06/09               85      21       0       0     100     100      71       0
11/06/09               80      17       0       0     100     100      66       0
12/06/09               75      12       0       0     100     100      60       0
01/06/10               69       7       0       0     100     100      55       0
02/06/10               64       3       0       0     100     100      50       0
03/06/10               59       0       0       0     100      98      45       0
04/06/10               53       0       0       0     100      92      41       0
05/06/10               48       0       0       0     100      87       0       0
06/06/10               42       0       0       0     100      82       0       0
07/06/10               37       0       0       0     100      77       0       0
08/06/10               31       0       0       0     100      71       0       0
09/06/10               25       0       0       0     100      67       0       0
10/06/10               19       0       0       0     100      62       0       0
11/06/10               13       0       0       0     100      57       0       0
12/06/10                7       0       0       0     100      52       0       0
01/06/11                1       0       0       0     100      48       0       0
02/06/11                0       0       0       0      94      43       0       0
03/06/11                0       0       0       0      86       0       0       0
04/06/11                0       0       0       0      79       0       0       0
05/06/11                0       0       0       0      71       0       0       0
06/06/11                0       0       0       0      63       0       0       0
07/06/11                0       0       0       0      57       0       0       0
08/06/11                0       0       0       0      52       0       0       0
09/06/11                0       0       0       0      46       0       0       0
10/06/11                0       0       0       0      41       0       0       0
11/06/11                0       0       0       0       0       0       0       0
Weighted Average
   Life (years)      3.79    2.79    2.15    1.65    5.04    4.32    3.49    2.61

DELINQUENCY AND LOAN LOSS INFORMATION

          The following tables provide information relating to AmeriCredit's delinquency and loan loss experience for each period indicated with respect to all automobile loan contracts it has originated or purchased and serviced. This information includes the experience with respect to all automobile loan contracts in AmeriCredit's portfolio of automobile loan contracts serviced during each listed period, including automobile loan contracts which do not meet the criteria for inclusion in this securitization.

          AmeriCredit's net charge-offs as an annualized percentage of average managed automobile loan contracts outstanding may vary from period to period based upon the average age or seasoning of the portfolio and economic factors. Delinquency percentages, as reflected in the following delinquency experience table, are subject to periodic fluctuation based on average age or seasoning of the portfolio, seasonality within the calendar year and economic factors. Due to the target customer base, a relatively high percentage of accounts become delinquent at some point in the life of the automobile loan contract. Furthermore, a relatively high rate of account movement occurs between current and delinquent status in the portfolio.

          AmeriCredit's policy is to charge-off an account in the month in which the account becomes 120 days contractually delinquent if it has not repossessed the related vehicle. AmeriCredit charges off accounts in repossession when the automobile is repossessed and is legally available for disposition. A charge-off represents the difference between the estimated net sales proceeds and the amount of the delinquent automobile loan contract, including accrued interest.

          During periods of economic slowdown or recession, delinquencies, defaults, repossessions and losses generally increase. These periods also may be accompanied by decreased consumer demand for automobiles and declining values of automobiles securing outstanding automobile loan contracts, which weakens collateral coverage and increases the amount of a loss in the event of default. Significant increases in the inventory of used automobiles during periods of economic recession may also depress the prices at which repossessed automobiles may be sold or delay the timing of these sales. Because AmeriCredit focuses on sub-prime borrowers, the actual rates of delinquencies, defaults, repossessions and losses on these automobile loan contracts are higher than those experienced in the general automobile finance industry and could be dramatically affected by a general economic downturn.

          We cannot assure you that the levels of delinquency and loss experience reflected in the following tables are indicative of the performance of the automobile loan contracts included in the trust.

                             DELINQUENCY EXPERIENCE

          Bankrupt accounts which have not yet been charged off are included as delinquent accounts in the table below. All dollar amounts are in thousands of dollars.

                          AT MARCH 31,                         AT JUNE 30,
                     ----------------------  ----------------------------------------------
                              2006                    2005                    2004
                     ----------------------  ----------------------  ----------------------
                       NUMBER                  NUMBER                  NUMBER
                         OF                      OF                      OF
                     CONTRACTS     AMOUNT    CONTRACTS     AMOUNT    CONTRACTS     AMOUNT
                     ---------  -----------  ---------  -----------  ---------  -----------
Portfolio at end
   of period(1)       925,659   $11,133,142   940,580   $11,002,909  1,011,671  $11,922,802
Period of
   Delinquency(2)
31-60 days(3)          45,929   $   522,989    52,885   $   575,662     65,422  $   748,014
61-90 days             10,317       107,749    15,324       159,000     16,321      184,750
91 days or more         9,154        73,558    10,527        82,292     10,920       95,528
                      -------   -----------   -------   -----------  ---------  -----------
Total Delinquencies    65,400   $   704,296    78,736   $   816,954     92,663  $ 1,028,292
Repossessed
   Assets(4)            2,781        35,785     3,085        38,581      2,559       33,250
                      -------   -----------   -------   -----------  ---------  -----------
Total
   Delinquencies
   and Repossessed
   Assets              68,181   $   740,081    81,821   $   855,535     95,222  $ 1,061,542
                      =======   ===========   =======   ===========  =========  ===========
Total
   Delinquencies as
   a Percentage of
   the Portfolio          7.1%          6.3%      8.4%          7.4%       9.2%         8.6%
Total Repossessed
   Assets as a
   Percentage of
   the Portfolio(4)       0.3%          0.3%      0.3%          0.4%       0.2%         0.3%
                      -------   -----------   -------   -----------  ---------  -----------
Total
   Delinquencies
   and Repossessed
   Assets as a
   Percentage of
   the Portfolio          7.4%          6.6%      8.7%          7.8%       9.4%         8.9%
                      =======   ===========   =======   ===========  =========  ===========

                                                   AT JUNE 30,
                     ----------------------------------------------------------------------
                              2003                    2002                    2001
                     ----------------------  ----------------------  ----------------------
                       NUMBER                  NUMBER                  NUMBER
                         OF                      OF                      OF
                     CONTRACTS     AMOUNT    CONTRACTS     AMOUNT    CONTRACTS    AMOUNTS
                     ---------  -----------  ---------  -----------  ---------  -----------
Portfolio at end
   of period(1)      1,160,339  $14,888,778  1,124,388  $14,762,461   823,919   $10,203,746
Period of
   Delinquency(2)
31-60 days(3)           96,302  $ 1,220,063     82,654  $ 1,042,265    57,891   $   676,425
61-90 days              26,093      329,095     24,979      309,562    15,460       174,092
91 days or more         14,462      166,503     15,282      175,456     7,042        75,999
                     ---------  -----------  ---------  -----------   -------   -----------
Total Delinquencies    136,857  $ 1,715,661    122,915  $ 1,527,283    80,393   $   926,516
Repossessed
   Assets(4)            12,406      172,937     11,607      161,529     8,001       105,503
                     ---------  -----------  ---------  -----------   -------   -----------
Total
   Delinquencies
   and Repossessed
   Assets              149,263  $ 1,888,598    134,522  $ 1,688,812    88,394   $ 1,032,019
                     =========  ===========  =========  ===========   =======   ===========
Total
   Delinquencies as
   a Percentage of
   the Portfolio          11.8%        11.5%      10.9%        10.3%      9.7%          9.1%
Total Repossessed
   Assets as a
   Percentage of
   the Portfolio(4)        1.1%         1.2%       1.1%         1.1%      1.0%          1.0%
                     ---------  -----------  ---------  -----------   --------  -----------
Total
   Delinquencies
   and Repossessed
   Assets as a
   Percentage of
   the Portfolio          12.9%        12.7%      12.0%        11.4%     10.7%         10.1%
                     =========  ===========  =========  ===========   =======   ===========

----------
(1) All amounts and percentages are based on the Principal Balances of the automobile loan contracts. Principal Balances include some portion of accrued interest.

(2) AmeriCredit considers an automobile loan contract delinquent when an obligor fails to make a contractual payment by the due date. The period of delinquency is based on the number of days payments are contractually past due.

(3) Amounts shown do not include automobile loan contracts which are less than 31 days delinquent.

(4) Beginning with the quarter ended December 31, 2003, AmeriCredit revised its repossession charge-off policy. AmeriCredit now charges off accounts when the automobile is repossessed and legally available for disposition. Previously, AmeriCredit charged off accounts at the time that repossessed inventory was liquidated at auction.

                              LOAN LOSS EXPERIENCE
                             (dollars in thousands)

                                 NINE MONTHS
                                    ENDED                             FISCAL YEAR ENDED
                                  MARCH 31,                               JUNE 30,
                                 -----------  ----------------------------------------------------------------
                                     2006         2005         2004         2003          2002         2001
                                 -----------  -----------  -----------  -----------   -----------  -----------
Period-End Principal
   Outstanding(1)                $11,133,142  $11,002,909  $11,922,802  $14,888,778   $14,762,461  $10,203,746
Average Month-End Amount
   Outstanding During the
   Period(1)                     $11,019,342  $11,240,456  $13,181,828  $15,736,512   $12,464,346  $ 8,291,636
Net Charge-Offs(2)(4)            $   463,294  $   646,151  $   947,062  $ 1,026,657   $   573,818  $   301,691
Net Charge-Offs as a
   Percentage of Period-End
   Principal Outstanding(3)(4)           5.5%         5.9%         7.9%         6.9%          3.9%         3.0%
Net Charge-Offs as a Percent
   of Average Month-End Amount
   Outstanding(3)(4)                     5.6%         5.7%         7.2%         6.5%          4.6%         3.6%

----------
(1) All amounts and percentages are based on the Principal Balances of the automobile loan contracts. Principal Balances include some portion of accrued interest.

(2) Net Charge-Offs equal Gross Charge-Offs minus Recoveries. Gross Charge-Offs do not include unearned finance charges and other fees. Recoveries include repossession proceeds received from the sale of repossessed Financed Vehicles net of repossession expenses, refunds of unearned premiums from credit life and credit accident and health insurance and extended service contract costs obtained and financed in connection with the vehicle financing and recoveries from obligors on deficiency balances.

(3)  Results for the nine months ended March 31 are annualized.

(4) Beginning with the quarter ended December 31, 2003, AmeriCredit revised its repossession charge-off policy. AmeriCredit now charges off accounts when the automobile is repossessed and legally available for disposition. Previously, AmeriCredit charged off accounts at the time that repossessed inventory was liquidated at auction.

                            DESCRIPTION OF THE NOTES

GENERAL

          The issuing entity will issue the notes under an indenture, a form of which has been filed as an exhibit to the registration statement. The following summary describes material terms of the notes and the indenture. The summary does not purport to be complete and is subject to all the provisions of the notes and the indenture. The following summary supplements the description of the general terms and provisions of the notes of any given series and the related indenture as described in the accompanying prospectus, and to the extent that those descriptions differ from the descriptions provided in this prospectus supplement, the descriptions provided in this prospectus supplement replace those descriptions.

          The issuing entity will offer the notes in denominations of $1,000 and integral multiples of $1,000 in book-entry form only. Persons acquiring beneficial interests in the notes will hold their interests through The Depository Trust Company in the United States or through Clearstream Banking, societe anonyme or the Euroclear System in Europe. See "Description of the Securities--Book-Entry Registration" in the accompanying prospectus and Annex A in this prospectus supplement.

DISTRIBUTION DATES

          While AmeriCredit is the servicer, payments on the notes will be made on the sixth day of each month or, if the sixth day is not a business day, on the next following business day. The first distribution date will be August 7, 2006. If the backup servicer or another successor servicer becomes the servicer, the distribution date may be a different day of the month. Only holders of record as of the close of business on the record date, which is the business day immediately preceding a distribution date, will receive payments on that distribution date.

          Unpaid interest and principal on the notes that are required to be paid by the insurer will be made on the twelfth day of each month, or, if the twelfth day is not a business day, the next following business day.

          A business day is a day other than a Saturday, Sunday, or any other day on which commercial banks located in Texas, Delaware, Minnesota or New York or the location in which the corporate trust office of either the trustee under the indenture or the owner trustee under the trust agreement are authorized or obligated to be closed.

          The final scheduled distribution dates are as follows:

          o    for the Class A-1 Notes, August 6, 2007;

          o    for the Class A-2 Notes, March 8, 2010;

          o    for the Class A-3 Notes, September 6, 2011; and

          o    for the Class A-4 Notes, September 6, 2013.

PAYMENTS OF INTEREST

          Interest on each class of notes will accrue during each interest period at the applicable interest rate from and including the most recent distribution date that interest was paid--or, in the case of the first distribution date, from and including the closing date--to but excluding the following distribution date. The interest period for the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes will not adjust based on the actual number of business days during the interest period. In the case of the first distribution date, the interest period shall be 18 days for the Class A-1 Notes and 16 days for the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes.

          The interest accruing during an interest period will accrue on each class's outstanding principal balance as of the end of the prior distribution date or, in the case of the first distribution date, as of the closing date. However, if the principal amount of a class is further reduced by a principal payment on the insured distribution date, then interest shall accrue:

          o from and including the distribution date, to, but excluding, the related insured distribution date, on the principal amount outstanding as of the end of the distribution date or, in the case of the first distribution date, as of the closing date; and

          o from and including the insured distribution date, to, but excluding the following distribution date, on the principal amount outstanding as of the end of the insured distribution date.

          Amounts available under the policy are available to pay the note interest only to the extent that such funds are not paid from the Available Funds (as defined in the Glossary) or from amounts withdrawn from the spread account.

          For any distribution date, interest due but not paid on that distribution date or on the related insured distribution date will be due on the next distribution date together with, to the extent permitted by law, interest at the applicable interest rate on that unpaid amount. Interest on the Class A-1 Notes will be calculated on the basis of a 360-day year and the actual number of days elapsed in the applicable interest period. Interest on the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months (without adjustment for the actual number of business days elapsed in the applicable interest period).

          For any distribution date, the trustee will pay interest on the notes from the note distribution account after paying accrued and unpaid fees to the servicer, accrued and unpaid fees and expenses of the trustee and the backup servicer and the issuing entity's other administrative fees, in each case subject to the caps set forth in the sale and servicing agreement and the servicing fees. See "Description of the Transaction Documents--Distributions--Distribution Date Payments" in this prospectus supplement.

PAYMENTS OF PRINCIPAL

          On any distribution date, other than the final scheduled distribution date for any class of notes and any distribution date when the priorities set forth under "Description of the Transaction Documents--Distributions-- Distribution Date Payments after an Event of Default" are applicable, the amount of principal distributable as principal to the noteholders will equal the Noteholders' Principal Distributable Amount (as defined in the Glossary). The Noteholders' Principal Distributable Amount will equal:

          (1) the Noteholders' Monthly Principal Distributable Amount (as defined in the Glossary);

          plus

          (2) any Noteholders' Principal Carryover Amount (as defined in the Glossary) as of that distribution date.

          Additionally, noteholders may receive payment of an amount equal to the Noteholders' Percentage (as defined in the Glossary) of the Accelerated Principal Amount (as defined in the Glossary) on each distribution date.

          Amounts available from the spread account and under the policy are available to pay the note principal only as described below:

          o in the event that, after taking into account all reductions of the note principal balance funded from other sources, the note principal balance would otherwise exceed the sum of the Pool Balance (as defined in the Glossary) plus the amount on deposit in the pre-funding account, to reduce the aggregate note principal balance to equal the Pool Balance plus the amount on deposit in the pre-funding account; and

          o in the event that a class of notes is not paid off on or prior to its final scheduled distribution date from other sources, to pay off the class's principal in full on its final scheduled distribution date.

          Prior to any draw being made on the policy, amounts on deposit in the spread account will be available to pay the note principal in these two circumstances. Furthermore, amounts on deposit in the spread account that are in excess of the required amount are available to pay accelerated principal on each class of the notes on each distribution date as necessary to maintain the overcollateralization required by the insurer.

          The classes of notes are "sequential pay" classes which will receive the amount to be paid as principal to the noteholders on each distribution date, other than any distribution date when the priorities set forth under "Description of the Transaction Documents--Distributions--Distribution Date Payments after an Event of Default" are applicable, as follows:

          o first, the Class A-1 Notes will receive all principal payments until they are paid off;

          o once the Class A-1 Notes are paid off, the Class A-2 Notes will begin to amortize and will receive all principal payments until they are paid off;

          o once the Class A-2 Notes are paid off, the Class A-3 Notes will begin to amortize and will receive all principal payments until they are paid off; and

          o once the Class A-3 Notes are paid off, the Class A-4 Notes will begin to amortize and will receive all principal payments until they are paid off.

          In addition, any outstanding principal balance of any class of notes that has not been previously paid will be payable on the final scheduled distribution date for that class. The actual date on which the aggregate outstanding principal balance of any class of notes is paid may be earlier than the final scheduled distribution date for that class, depending on a variety of factors.

MANDATORY REDEMPTION

          If any portion of the pre-funded amount remains on deposit in the pre-funding account at the end of the pre-funding period, each class of notes will be redeemed in part on the mandatory redemption date. The amount of each class to be prepaid from the remaining pre-funded amount will be equal to that class's pro rata share of those moneys, based on the respective current principal balance of each class of notes. However, if the aggregate remaining amount in the pre-funding account is $100,000 or less, that amount will be applied exclusively to reduce the outstanding principal balance of the class of notes then entitled to receive principal distributions.

OPTIONAL REDEMPTION

          On any distribution date when the Pool Balance has declined to 10% or less of the original Pool Balance (including additional automobile loan contracts purchased during the pre-funding period), any notes that are still outstanding may be redeemed in whole, but not in part, as described in the accompanying prospectus under "Description of the Transaction Documents--Termination". This redemption will cause the early retirement of the redeemed notes. The redemption price will equal the unpaid principal amount of the notes being redeemed, plus accrued and unpaid interest, plus any amounts remaining unpaid to the insurer under the insurance agreement. The insurer's consent to the exercise of the clean-up call is required if the clean-up call would result in a claim on the financial guaranty insurance policy. Notice of any such redemption will be given by the servicer or the issuing entity to the rating agencies and to the trustee. Such notice shall be provided to the trustee no later than 25 days prior to the planned redemption date.

EVENTS OF DEFAULT

          The occurrence and continuation of any of the following events will constitute an indenture event of default under the indenture:

          o default in the payment of interest on any note when the same becomes due and payable, which default remains uncured for five days;

          o default in the payment of principal on any note when the same becomes due and payable;

          o if an insurer default has occurred and is continuing, any material covenant default or any representation or warranty made by the issuing entity under any transaction document, or under any related certificate, shall prove to be untrue or incomplete in any material respect and such default or untrue representation or warranty is not cured within any applicable grace period contained in the applicable transaction document;

          o if an insurer default has occurred and is continuing, events of bankruptcy, insolvency, receivership or liquidation of the issuing entity;

          o so long as an insurer default shall not have occurred and be continuing, an insurance agreement event of default shall have occurred, provided that the insurer delivers to the trustee and does not rescind a written notice specifying that any insurance agreement indenture event of default constitutes an event of default under the indenture; or

          o the issuing entity becoming taxable as an association or a publicly traded partnership taxable as a corporation for federal or state income tax purposes.

          The occurrence and continuation of any of the following events will constitute an insurance agreement event of default under the insurance agreement:

          o any representation or warranty made by the issuing entity, AmeriCredit, the servicer, the trust collateral agent, the collateral agent, the trustee, the backup servicer, the depositor or the custodian under any transaction document, or under any related certificate, shall prove to be untrue or incomplete in any material respect and such untrue representation or warranty is not cured within any applicable grace period contained in the applicable transaction document;

          o AmeriCredit, the servicer, the trustee, the trust collateral agent, the collateral agent, the backup servicer, the seller, the issuing entity or the custodian shall fail to pay when due any amount payable by such party under any transaction document, and such failure continues for the length of any cure period contained in the related transaction document or a legislative body has enacted any law that declared that any transaction document is not valid and binding on AmeriCredit, the servicer, the trustee, the trust collateral agent, the collateral agent, the backup servicer, the depositor, the issuing entity or the custodian;

          o any default in the observance or performance of any covenant or agreement of the issuing entity made in the indenture (other than a default in the payment of the interest or principal on any note when due) or any representation or warranty of the issuing entity made in the indenture or in any certificate or other writing delivered pursuant to, or in connection with, the indenture proving to have been incorrect in any material respect as of the time when it was made, and such default shall continues or is not cured, or the circumstance or condition in respect of which the misrepresentation or warranty was incorrect is not eliminated or otherwise cured, for a specified number of days after there has been given to the issuing entity and the indenture trustee by the insurer, a written notice specifying the default or incorrect representation or warranty and requiring it to be remedied;

          o any failure of AmeriCredit, the servicer, the trustee, the collateral agent, the trust collateral agent, the backup servicer, the depositor, the issuing entity or the custodian to observe or perform in any material respect any other covenants or agreements in any transaction document, which continues unremedied for the length of any cure period contained in the related transaction document after the giving of written notice of the failure to AmeriCredit, the servicer, the backup servicer, the depositor, the issuing entity or the custodian, as applicable, by the insurer, the trustee, the trust collateral agent or the collateral agent;

          o events of bankruptcy, insolvency, receivership or liquidation of AmeriCredit, the servicer, the trustee, the trust collateral agent, the collateral agent, the backup servicer, the custodian or the issuing entity or any of such entities fail to pay their debts generally as they become due, or admits in writing their inability to pay their debts generally or makes a general assignment for the benefit of creditors;

          o the occurrence and continuance of a servicer termination event as set forth in the sale and servicing agreement;

          o the occurrence of a level 2 delinquency ratio test failure, a level 2 cumulative default rate test failure or a level 2 cumulative net loss rate test failure;

          o the issuing entity becomes taxable as an association (or publicly traded partnership) taxable as a corporation for federal or state income tax purposes;

          o the failure of AmeriCredit to file financing statements evidencing release of security interests as required under the Insurance and Indemnity Agreement;

          o on any insured distribution date, after taking into account the application of the sum of Available Funds for the related calendar month plus the Deficiency Claim Amount (as defined in the Glossary) for the related distribution date, any amounts listed in clauses 1, 2, 3 and 5 under "Description of Transaction Documents--Distributions" in this prospectus supplement has not been paid in full;

          o    a demand for payment under the policy.

          Upon the occurrence of an event of default, so long as an insurer default has not occurred and is not continuing, the insurer will have the right, but not the obligation, to cause the trust collateral agent to accelerate the notes, exercise remedies or liquidate the trust property in whole or in part, on any date or dates following the event of default. So long as an insurer default has not occurred and is not continuing, the decision as to whether to cause the trust collateral agent to liquidate the trust property will be made solely at the insurer's discretion. Following any event of default, the trust collateral agent will continue to submit claims under the policy for any shortfalls in scheduled payments. The insurance policy does not guarantee payment of any amounts that become due on an accelerated basis, unless the insurer elects, in its sole discretion, to pay those amounts. Following any event of default under the indenture, the insurer may elect to pay all or any portion of the outstanding amount of the notes, plus accrued interest on the notes. See "The Policy" in this prospectus supplement.

                    DESCRIPTION OF THE TRANSACTION DOCUMENTS

          The following summary describes material terms of the purchase agreement, each subsequent purchase agreement, the sale and servicing agreement, each subsequent transfer agreement, the indenture and the trust agreement. The issuing entity has filed forms of these transaction documents as exhibits to the registration statement and will file final versions of the purchase agreement, the sale and servicing agreement, the indenture, the trust agreement and forms of the subsequent purchase agreements and the subsequent transfer agreements on or after the closing date on a Form 8-K under the commission file number that will be established for the issuing entity.

          This summary does not claim to be complete and is subject to all the provisions of the transaction documents. This summary supplements the description of the general terms and provisions of the transaction documents that is provided in the accompanying prospectus. To the extent that the description provided in the accompanying prospectus differs from the following description, the following description of the general terms and provisions of the transaction documents supersedes the description provided in the accompanying prospectus.

SALE AND ASSIGNMENT OF THE AUTOMOBILE LOAN CONTRACTS

          On or prior to the closing date, AmeriCredit will enter into a purchase agreement with the depositor pursuant to which AmeriCredit will sell and assign to the depositor, without recourse, its entire interest in and to the initial automobile loan contracts. From time to time during the pre-funding period, AmeriCredit will enter into subsequent purchase agreements with the depositor pursuant to which AmeriCredit will sell and assign to the depositor, without recourse, its entire interest in and to certain subsequent automobile loan contracts. Under the purchase agreement and each subsequent purchase agreement, AmeriCredit will also sell and assign to the depositor, without recourse, its security interest in the financed vehicles securing the related automobile loan contracts and its rights to receive all payments on, or proceeds from, the related automobile loan contracts to the extent paid or payable after the applicable cutoff date. Each automobile loan contract transferred by AmeriCredit to the depositor will be identified in an automobile loan contract schedule appearing in an exhibit to the purchase agreement or the related subsequent purchase agreement, as applicable. There will be no independent verification required to confirm the servicer's determination that the subsequent automobile loan contracts transferred by AmeriCredit to the depositor meet the eligibility criteria set forth under "The Automobile Loan Contracts--Eligibility Criteria for Subsequent Automobile Loan Contracts" in this prospectus supplement.

          On or prior to the closing date, the depositor will enter into a sale and servicing agreement with the issuing entity pursuant to which the depositor will sell and assign to the issuing entity, without recourse, its entire interest in and to the initial automobile loan contracts. From time to time during the pre-funding period, the depositor will enter into subsequent transfer agreements with the issuing entity pursuant to which the depositor will sell and assign to the issuing entity, without recourse, its entire interest in and to certain subsequent automobile loan contracts. Under the sale and servicing agreement and each subsequent transfer agreement, the depositor will also sell and assign to the issuing entity, without recourse, its security interest in the financed vehicles securing the related automobile loan contracts and its rights to receive all payments on, or proceeds from, the related automobile loan contracts to the extent paid or payable after the applicable cutoff date. Each automobile loan contract transferred by the depositor to the issuing entity will be identified in an automobile loan contract schedule appearing in an exhibit to the sale and servicing agreement or the related subsequent transfer agreement, as applicable.

          Under the purchase agreement, AmeriCredit will agree that, upon the breach of any representation or warranty which triggers the depositor's repurchase obligation with respect to any automobile loan contract, the issuing entity will be entitled to require AmeriCredit to repurchase the affected automobile loan contracts directly from the issuing entity. The issuing entity's rights under the purchase agreement will constitute part of the issuing entity's property and may be enforced directly by the issuing entity. In addition, the issuing entity will pledge the rights to the trust collateral agent as collateral for the notes and the trust collateral agent may directly enforce those rights.

          The servicer may direct the issuing entity to sell automobile loan contracts that are more than 60 days delinquent to a third party that is unaffiliated with the servicer, the depositor and the issuing entity. Delinquent automobile loan contracts may be sold only if the sale proceeds received are at least equal to certain minimum sale proceeds set forth in the sale and servicing agreement. In no event may more than 20% of the sum of the initial and subsequent number of automobile loan contracts in the pool be sold by the issuing entity in this manner.

ACCOUNTS

          The servicer will establish and maintain a lockbox account that is a segregated account with a bank or banks acceptable to the insurer, in the trustee's name for the noteholders' benefit. AmeriCredit will instruct each obligor to make payments on the automobile loan contracts after the applicable cutoff date directly to one or more post office boxes or other mailing locations maintained by the lockbox bank. The servicer will be required to deposit all obligor payments to the lockbox account within two business days of receipt.

          The trust collateral agent will establish a collection account in its own name, on both the noteholders' and the insurer's behalf. All amounts that are deposited to the lockbox account will be transferred, within two business days of deposit in the lockbox account, to the collection account. The collection account will be maintained with the trust collateral agent so long as the trust collateral agent's deposits have a rating acceptable to the insurer and the rating agencies. If the deposits of the trust collateral agent or its corporate parent no longer have an acceptable rating, the servicer shall, with the trust collateral agent's assistance if necessary, transfer the collection account within 30 days to a bank whose deposits have the proper rating.

          The trust collateral agent will establish and maintain a note distribution account in its own name, on the noteholders' behalf. Amounts that are released from the collection account for distribution to noteholders will be deposited to the note distribution account and all distributions to the noteholders will be made from the note distribution account.

          The trust collateral agent will establish and, until the end of the pre-funding period, maintain a pre-funding account in its own name, on both the noteholders' and the insurers' behalf. On the closing date, the issuing entity will deposit the initial pre-funded amount, which will equal approximately $275,000,000, in the pre-funding account. Amounts on deposit in the pre-funding account will be used to purchase subsequent automobile loan contracts during the pre-funding period.

          The servicer will cause the trust collateral agent to establish and, until the first distribution date following the last day of the pre-funding period, maintain a capitalized interest account in the trust collateral agent's name, on both the noteholders' and the insurer's behalf. The monthly capitalized interest amount will be withdrawn from the capitalized interest account on the distribution dates occurring in August 2006, September 2006, October 2006, November 2006, December 2006 and January 2007, in each case unless the pre-funding period has ended prior to the end of the preceding calendar month. The monthly capitalized interest amount will equal the interest accrued for each distribution date at the weighted average interest rates for the notes on the amount that was on deposit in the pre-funding account on the immediately preceding distribution date or in the case of the first distribution date, the closing date. Any amounts remaining on deposit in the capitalized interest account on the mandatory redemption date will be withdrawn and paid directly to the depositor.

          The collateral agent will establish and maintain a spread account in its own name, on the insurer's behalf. Amounts may be released from the spread account in order to pay Deficiency Claim Amounts on each distribution date and otherwise in accordance with the terms of the spread account agreement. After considering all deposits to and withdrawals from the spread account made on a distribution date, any amounts on deposit in the spread account on the related distribution date that are in excess of the specified spread account requirement for the distribution date may be released to the certificateholder without the noteholders' consent.

          Funds on deposit in the collection account, the note distribution account, the spread account, the pre-funding account and the capitalized interest account will be invested by the trust collateral agent (or any custodian with respect to funds on deposit in any such account) in eligible investments selected in writing by the servicer (pursuant to standing instructions or otherwise) as described in "Description of the Transaction Documents--Accounts" in the accompanying prospectus.

          As described in the accompanying prospectus, all accounts, other than the lockbox account, will be eligible deposit accounts and all accounts must be acceptable to the insurer, so long as no insurer default has occurred and is continuing.

SERVICING COMPENSATION

          Under the sale and servicing agreement, the servicer will receive a servicing fee on each distribution date. For so long as AmeriCredit or the backup servicer is the servicer, the servicing fee on each distribution date will equal the sum of (A) 2.25% times the aggregate principal balance of the automobile loan contracts as of the opening of business on the first day of the collection period times one-twelfth, plus (B) 2.25% times the aggregate principal balance of all subsequent automobile loan contracts sold to the issuing entity during the related collection period times the number of days during that collection period that the subsequent automobile loan contracts were owned by the issuing entity divided by 360. For so long as any successor servicer is the servicer, the servicing fee may be greater than the servicing fee that AmeriCredit and the backup servicer are entitled to receive as the servicer. In addition to the servicing fee, the servicer will also retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the automobile loan contracts as supplemental servicing fees, and will be entitled to reimbursement from the issuing entity for various expenses. The servicer will allocate obligor payments to scheduled payments due from obligors, late fees and other charges, and principal and interest in accordance with the servicer's normal practices and procedures.

          The servicing fee will compensate the servicer for performing the functions of a third-party servicer of automobile loan contracts as an agent for their beneficial owner. These servicer functions will include:

          o    collecting and posting all payments;

          o responding to obligor inquiries on the related automobile loan contracts;

          o    investigating delinquencies;

          o    sending billing statements to obligors;

          o    reporting tax information to obligors;

          o paying collection and disposition costs with respect to defaulted accounts;

          o    monitoring the collateral;

          o    administering the automobile loan contracts;

          o accounting for collections and furnishing statements to the trustee or the trust collateral agent with respect to distributions;

          o    paying certain taxes;

          o    paying accounting fees;

          o    paying outside auditor fees; and

          o    paying data processing costs.

          The servicer will also be reimbursed for repossession and recovery fees and costs associated with maintaining bank accounts that are necessary to service the automobile loan contracts.

          The servicer may not appoint, or delegate any portion of its servicing obligations to, a subservicer without the prior written consent of the insurer. The servicer may, however, utilize third party agents in connection with its usual collection activities, such as repossessions and pursuing deficiency balances, without the prior consent of the insurer. Notwithstanding the foregoing, the servicer may delegate its duties under any transaction document with respect to the servicing of and collections on certain automobile loan contracts to AmeriCredit Financial Services of Canada Ltd. without first obtaining the consent of any person. The fees and expenses of any third party agent will be as agreed between the servicer and its third party agent and none of the trustee, the backup servicer, the issuing entity, the insurer or the noteholders will have any responsibility for those fees and expenses. No delegation by the servicer of any of its duties under any transaction document shall relieve the servicer of its responsibility with respect to such duties.

DISTRIBUTIONS

          Servicer's Certificates

          On each determination date, the servicer will deliver the servicer's certificate to the trustee, the owner trustee, the trust collateral agent, the collateral agent, the backup servicer, each rating agency and the insurer specifying, among other things:

          o the amount of aggregate collections on the automobile loan contracts during the preceding calendar month;

          o the aggregate Purchase Amounts (as defined in the Glossary) of automobile loan contracts purchased by the depositor and AmeriCredit during the preceding calendar month; and

          o the aggregate amount of Sold Receivables (as defined in the Glossary) during the preceding calendar month.

          The DETERMINATION DATE with respect to collections received during a calendar month will be the earlier of

          o the business day preceding the distribution date in the next calendar month; and

          o the fourth business day preceding the related insured distribution date in the next calendar month.

          Distribution Date Payments

          On or prior to each distribution date, the servicer will instruct the trust collateral agent to make the following distributions on such distribution date from Available Funds in the following order of priority:

          1. to the servicer, the servicing fee for the related calendar month, any supplemental servicing fees for the month and, to the extent the servicer has not reimbursed itself or to the extent not retained by the servicer, other amounts relating to mistaken deposits, postings or checks returned for insufficient funds; to AmeriCredit, to the extent available, any amounts paid by the borrowers during the preceding calendar month that were collected in the lockbox account but that do not relate to principal payments, interest payments or extension fees due on the automobile loan contracts; and to any successor servicer, transition fees not to exceed $200,000 (including boarding fees) in the aggregate;

          2. to the trustee, the lockbox bank, the owner trustee, the backup servicer and the trust collateral agent, any accrued and unpaid fees, expenses and indemnities then due to each of them (to the extent the servicer has not previously paid those fees, expenses and indemnities), and provided that such fees and expenses shall not exceed (i) $100,000 in the aggregate in any calendar year to the owner trustee and (ii) $200,000 in the aggregate in any calendar year to the lockbox banks, trust collateral agent, the backup servicer and the trustee;

          3. to the note distribution account, the Noteholders' Interest Distributable Amount (as defined in the Glossary), to be distributed as described under "Description of the Notes--Payments of Interest";

          4. to the note distribution account, the Noteholders' Principal Distributable Amount to be distributed as described under "Description of the Notes--Payments of Principal";

          5. to the insurer, any unpaid amounts owed to the insurer under the insurance agreement;

          6. to the spread account, any amount required to increase the amount in the spread account to its required level;

          7. to the note distribution account, the Noteholders' Accelerated Principal Amount as described under "Description of the Notes--Payments of Principal";

          8. to the spread account, or as otherwise specified in the transaction documents, any remaining funds.

          Distribution Date Payments after an Event of Default

          Amounts collected (i) following the occurrence of an event of default (other than an event of default related to a breach of a covenant or a representation and warranty), if an insurer default has occurred and is continuing, (ii) following the acceleration of the notes or (iii) upon liquidation of the trust assets will not be distributed in accordance with the priorities set forth above under "--Distribution Date Payments" but will instead be distributed in accordance with the following order of priority:

          A. to the servicer, the lockbox bank, the owner trustee, the trustee, backup servicer and the trust collateral agent, certain amounts due and owing to such entities, pursuant to the priorities set forth at clauses 1 and 2 above;

          B. to the noteholders, for amounts due and unpaid on the notes for interest, ratably, without preference or priority;

          C. to the noteholders, for amounts due and unpaid on the notes for principal, first, to the noteholders of the Class A-1 Notes until paid off and, second, ratably and without preference or priority, to the noteholders of the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes;

          D. to the insurer, amounts due and owing and required to be distributed to the insurer pursuant the priority set forth at clause 5 above; and

          E. to the collateral agent to be applied as provided in the spread account agreement.

          The policy issued by the insurer does not guarantee payment of any amounts that become due on an accelerated basis unless the insurer elects, in its sole discretion, to pay those amounts in whole or in part. Payments made under the policy following the acceleration of the notes shall be applied by the trustee in accordance with the following priorities:

          1. to the noteholders for amounts due and unpaid on the notes for interest, ratably, without preference or priority; and

          2. first, to the noteholders of the Class A-1 Notes for principal until paid off and, second, ratably and without preference or priority, to the noteholders of the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes for principal; provided that payments that are made under the policy to pay a class's principal in full on the insured distribution date immediately following its final scheduled distribution date will be paid only to the noteholders of that class.

          Deficiency Claim Amounts

          In the event that any servicer's certificate delivered by the servicer indicates that Available Funds (as defined in the Glossary) for a distribution date are insufficient to fully fund Scheduled Payments (as defined below) plus the amounts described in clauses 1, 2 and 5 above in "--Distribution Date Payments", the trust collateral agent shall deliver to the trustee, the insurer, the servicer and any other person required under the insurance agreement, a deficiency notice specifying the Deficiency Claim Amount for the related distribution date. The deficiency notice will direct the trust collateral agent to remit the Deficiency Claim Amount to the collection account from amounts on deposit in the spread account.

          Distribution Date Calculations and Payments

          In the event that any servicer's certificate delivered by the servicer indicates that the sum of:

          (1)  Available Funds with respect to a distribution date;

          plus

          (2)  any related Deficiency Claim Amount

is insufficient to fully fund Scheduled Payments plus the amount described in clauses 1 and 2 above in "--Distribution Date Payments", the trust collateral agent shall furnish to the insurer, no later than 12:00 noon New York City time on the related draw date, a completed notice of claim for the Policy Claim Amount (as defined in the Glossary). The insurer will deposit the amounts it will pay under the policy into the note distribution account for payment to noteholders on the related insured distribution date.

FEES AND EXPENSES

          The following table provides an itemized list of the fees and expenses that will be paid on each distribution date from the Available Funds in order of priority as set forth under "--Distributions-- Distribution Date Payments" in this prospectus supplement. The fees described below do not change upon an event of default.

         FEE           GENERAL PURPOSE OF THE FEE   AMOUNT OR CALCULATION OF FEE
---------------------  --------------------------  -----------------------------
1.   Servicer Fee      Compensation to the         If AmeriCredit or the backup
                       servicer for services       servicer is the servicer,
                       provided pursuant to the    with respect to any
                       transaction documents.      collection period, the sum of
                                                   (A) the product of 2.25%
                                                   times the aggregate principal
                                                   balance of the automobile
                                                   loan contracts as to the
                                                   opening of business on the
                                                   first day of the related
                                                   collection period times
                                                   one-twelfth, plus (B) the
                                                   product of 2.25% times the
                                                   aggregate principal balance
                                                   of all subsequent automobile
                                                   loan contracts sold to the
                                                   issuing entity during the
                                                   related collection period
                                                   times the number of days
                                                   during that collection period
                                                   that the subsequent
                                                   automobile loan contracts
                                                   were owned by the issuing
                                                   entity divided by 360.

2.   Trustee, Trust    Compensation to the         To be paid by the servicer,
     Collateral Agent  trustee in its capacities   including reasonable
     and Collateral    as trustee, trust           expenses, as agreed to
     Agent Fee         collateral agent and        between the depositor, the
                       collateral agent for        trustee, the trust collateral
                       services provided pursuant  agent and the collateral
                       to the transaction          agent.
                       documents.

3.   Backup Servicer   Compensation to the backup  $1,000 monthly.
     Fee               servicer for services
                       provided pursuant to the
                       transaction documents.

4.   Owner Trustee     Compensation to the owner   To be paid by the servicer,
     Fee               trustee for services        including reasonable
                       provided pursuant to the    expenses, as agreed to
                       transaction documents.      between the depositor and the
                                                   owner trustee.

5.   Insurance         Payments to the insurer     One-twelfth of 0.20%
     Premium           pursuant to the premium     multiplied by the outstanding
                       letter for providing the    note balance after giving
                       policy.                     effect to all payments on the
                                                   notes on the distribution
                                                   date.

          The expenses of the servicer will be reimbursed as set forth under "--Servicing Compensation."

STATEMENTS TO NOTEHOLDERS

          On or prior to each distribution date, the trust collateral agent will forward a statement to the noteholders detailing information required under the transaction documents. These statements will be based on the information in the related servicer's certificate. Each statement that the trust collateral agent delivers to the noteholders will include the following information regarding the notes on the related distribution date and the related insured distribution date, as applicable:

          (a)  the amount of the distribution(s) allocable to principal;

          (b)  the amount of the distribution(s) allocable to interest;

          (c) the amount of the distribution, if any, payable with amounts withdrawn from the spread account and the amount of the distribution, if any, expected to be paid under a policy claim;

          (d) the Pool Balance as of the close of business on the last day of the preceding collection period;

          (e) each class of notes' aggregate outstanding principal amount and pool factor, after considering all payments reported under (a) above on that date;

          (f)  the servicing fee paid for the related calendar month;

          (g) the related Noteholders' Interest Carryover Amount (as defined in the Glossary) and the related Noteholders' Principal Carryover Amount, if any, and the change in those amounts from the preceding statement;

          (h) the amount of the aggregate realized losses on the automobile loan contract pool, if any, for the second preceding collection period;

          (i) the aggregate Purchase Amounts (as defined in the Glossary) for automobile loan contracts, if any, that were repurchased by the servicer during the related calendar month;

          (j) during the pre-funding period, the remaining pre-funded amount in the pre-funding account and the amount remaining in the capitalized interest account;

          (k) the aggregate amounts received from third-party purchasers as payment for Sold Receivables, if any, that were sold during the related calendar month; and

          (l) at the end of the pre-funding period, the amount of any remaining pre-funded amount that has not been used to fund the purchase of subsequent automobile loan contracts and will be passed through as principal to noteholders.

          Each amount described in subclauses (a), (b), (c) and (g) for the notes will be expressed as a dollar amount per $1,000 of the notes' initial principal amount.

          The noteholders will not receive a separate notification when changes are made to the automobile loan contract pool, such as when subsequent automobile loan contracts are sold to the issuing entity during the pre-funding period or when automobile loan contracts are removed from the automobile loan contract pool pursuant to the provisions of the transaction documents providing for the sale of certain automobile loan contracts or the repurchase of automobile loan contracts upon breaches of representations or warranties. However, filings detailing the automobile loan contract pool composition will be filed periodically on Form 10-D under the commission file number that will be established for the issuing entity as required by Regulation AB.

          Unless and until definitive notes are issued, the trustee will send these reports to Cede & Co., as registered holder of the notes and the nominee of DTC on the trust's behalf. See "Description of the Securities" in the accompanying prospectus.

          The trustee will make available each month to each noteholder the above information (and certain other documents, reports and information regarding the automobile loan contracts provided by the servicer from time to time) via the trustee 's internet website with the use of a password provided by the trustee. The trustee 's internet website will be located at www.CTSLink.com or at such other address as the trustee shall notify the noteholders from time to time. For assistance with regard to this service, you can call the trustee's Corporate Trust Office at (301) 815-6600.

          After the end of each calendar year, within the required time period, the trustee will furnish to each person who at any time during the calendar year was a noteholder a statement as to the aggregate amounts of interest and principal paid to the noteholder and any other information as the depositor deems necessary to enable the noteholder to prepare its tax returns.

COMPLIANCE STATEMENTS

          The sale and servicing agreement provides for the delivery of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its material obligations under the transaction documents throughout the preceding calendar year, except as specified in the statement. The sale and servicing agreement requires the servicer to deliver to the issuing entity, on or before March 31 of each calendar year, a certificate signed by an officer of the servicer regarding its assessment of compliance during the preceding calendar year with all applicable servicing criteria set forth in the relevant Commission regulations for asset-backed securities transactions, including Item 1122 of Regulation AB, that are backed by the same type of assets as those backing the securities. In the event that the backup servicer or another successor servicer assumes the servicing duties under the transaction documents, each such servicer will provide a separate annual statement.

          Pursuant to the sale and servicing agreement, a firm of independent certified public accountants will furnish to the trustee on or before March 31 of each calendar year, a statement to the effect that they have attested to the assertion of authorized officers of the servicer that the servicing was conducted in compliance with certain applicable provisions of the sale and servicing agreement in all material respects during the immediately preceding calendar year.

CREDIT ENHANCEMENT

          Credit enhancement for the notes is provided by:

          o the application of excess cashflow, which is the amount by which the interest paid by the obligors exceeds the interest earned on the notes and other fees and expenses of the issuing entity;

          o  the spread account, which is a funded cash account,

          o overcollateralization, which is the excess of the Principal Balance of the automobile loan contracts plus the amounts on deposit in the pre-funding account over the principal balance of the notes; and

          o the policy, which is described under "The Policy" in this prospectus supplement.

          The insurer will require the issuing entity to maintain this credit enhancement at levels that it establishes. The level of credit enhancement that the issuing entity is required to maintain changes over time, and the insurer may permit the required credit enhancement level to reduce, or "step down," over time.

          Application of Excess Cashflow

          Because it is anticipated that more interest will be paid by the obligors than is necessary to pay the interest earned on the notes and the issuing entity's monthly fees and expenses, there is expected to be excess cashflow each month. To the extent that the collections in any month are greater than the amount necessary to pay trust expenses and principal and interest on the notes, the remaining amount will be available to make accelerated principal payments on the notes to build and maintain overcollateralization and to maintain the spread account at its target amount.

          Spread Account

          On the closing date, the spread account will be funded with an initial cash deposit of approximately $20,000,000. On each date on which subsequent automobile loan contracts are sold to the issuing entity, the spread account will be funded with an additional cash deposit that is equal to 2.0% multiplied by the aggregate Principal Balances of the automobile loan contracts sold to the issuing entity on that date. On each distribution date, if the amount on deposit in the spread account, after giving effect to any withdrawals from the spread account on that date, is less than the amount specified by the insurer, then the trust collateral agent will deposit additional amounts into the spread account as described under "--Distributions" above.

          Any amounts that are on deposit in the spread account will be available to fund Deficiency Claim Amounts on each distribution date, but only to the extent provided in the spread account agreement. After considering all deposits to and withdrawals from the spread account on a distribution date, if the amount on deposit in the spread account on the related insured distribution date is greater than the amount specified by the insurer, the excess amounts may be released to the certificateholder without the noteholders' consent.

          The spread account agreement and any provisions in the insurance agreement relating to the spread account may be amended by the depositor, the insurer and the trust collateral agent (who may not withhold or delay its consent to any amendment that does not adversely affect the trust collateral agent in its individual capacity) but without the consent of, or notice to, the trustee, the owner trustee or the noteholders. These amendments may, without limitation, reduce or eliminate the spread account funding requirements or permit the amounts on deposit in the spread account to be used for the benefit of persons other than noteholders.

          Notwithstanding the amount on deposit in the spread account at any time or any reduction in or elimination of the spread account funding requirements, the insurer must fund the full amount of each Scheduled Payment on the related insured distribution date to the extent the Scheduled Payment would not be paid in the absence of a payment under the policy. If the insurer breaches this obligation, the noteholders will bear any losses on the automobile loan contracts.

          Overcollateralization

          The aggregate Principal Balance of the automobile loan contracts as of the initial cutoff date plus the amounts on deposit in the pre-funding account exceeds the initial principal balance of the notes by an amount equal to approximately 7.5% of the aggregate Principal Balances of the initial automobile loan contracts, thus creating an initial overcollateralization feature.

          When subsequent automobile loan contracts are sold to the issuing entity during the pre-funding period, the purchase price paid for them will be 92.5% of their Principal Balances, which will maintain the initial level of overcollateralization. Excess interest and amounts on deposit in the spread account that are in excess of the amount required to be on deposit in the spread account will be applied to the payment of principal on the notes in the form of the Noteholders' Accelerated Principal Amount on each distribution date, if necessary to build and maintain a specified level of overcollateralization, which will initially be 12.5% of the Pool Balance. "Excess interest" is interest that is collected on the automobile loan contracts in excess of the amount that is necessary to pay the amounts described in clauses 1 through 6 of "--Distribution Date Payments", above, applying excess interest in the manner described above causes the outstanding principal balance on the notes to reduce more quickly than the principal balance on the automobile loan contracts.

          Because the overcollateralization target is determined by reference to the Pool Balance, as the Pool Balance decreases over time the amount of overcollateralization required will also decrease, or "step down". If the amount of overcollateralization steps down on a distribution date, less principal may be distributed on the notes than was collected on the automobile loan contracts in the preceding calendar month. By amortizing the notes more slowly than the automobile loan contracts, the overcollateralization would also decrease to the overcollateralization target.

          If certain trust performance triggers and other conditions are met and no insurance agreement event of default shall have occurred on any or all of the 18th, 24th and 30th distribution dates, then the specified overcollateralization level will step down to 12.0%, 11.0% and 10.0%, respectively, on the related distribution date. Furthermore, the insurer may permit the required credit enhancement level to step down over time without regard to these tests and without prior notice to, or the consent of, the noteholders. In either of these situations, collections allocable to principal which would otherwise be paid through to the noteholders as part of the Principal Distributable Amount may be released to the certificateholder instead.

SERVICER TERMINATION EVENT

          The occurrence and continuation of any of the following events will constitute a servicer termination event under the sale and servicing agreement:

          o the servicer's failure to deliver any required payment to the trust collateral agent for distribution to the noteholders, which failure continues unremedied for two business days;

          o the servicer's failure to deliver the servicer's certificate by the first business day prior to the distribution date;

          o the servicer's failure to observe or perform in any respect any other covenant or agreement under the sale and servicing agreement or the purchase agreement if AmeriCredit is the servicer, which failure (i) materially and adversely affects the rights of the noteholders and (ii) continues unremedied for 30 days after knowledge thereof by the servicer or after the trust collateral agent or the insurer gives the servicer written notice of such failure, or if an insurer default has occurred and is continuing, 30 days after any noteholder gives the servicer written notice;

          o events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings regarding the servicer or, so long as AmeriCredit is servicer, any of its affiliates, and actions by the servicer, or, so long as AmeriCredit is servicer, any of its affiliates, indicating its or their insolvency, reorganization under bankruptcy proceedings, or inability to pay its obligations;

          o any servicer representation, warranty or statement proves to be incorrect in any material respect, which has a material adverse effect on the insurer, the issuing entity or the noteholders' interests, and the circumstances or conditions for which the representation, warranty or statement was incorrect shall not have been eliminated or cured within 30 days after the servicer has knowledge thereof or after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the servicer by the trust collateral agent or by the insurer or, if an insurer default has occurred and is continuing, any noteholder;

          o so long as an insurer default shall not have occurred and be continuing, the insurer has not delivered an extension notice to the servicer (which extension notices the insurer has agreed to deliver for so long as no other servicer termination event has occurred);

          o so long as an insurer default shall not have occurred and be continuing, an insurance agreement event of default or an event of default under any other insurance and indemnity agreement relating to any series of securities issued by an affiliate of AmeriCredit and insured by the insurer shall have occurred; or

          o a claim is made under the policy. RIGHTS UPON SERVICER TERMINATION EVENT

          If a servicer termination event has occurred and remains unremedied:

          o provided no insurer default has occurred and is continuing, the insurer in its sole and absolute discretion may terminate all of the servicer's rights and obligations under the sale and servicing agreement by written notice to the servicer and the trust collateral agent; or

          o if an insurer default has occurred and is continuing, then the trust collateral agent or a note majority may terminate all of the servicer's rights and obligations under the sale and servicing agreement.

          If AmeriCredit is the servicer that is terminated or that resigns as described under "Description of the Transaction Documents--Matters Regarding the Servicer" in the accompanying prospectus then the backup servicer, or any other successor servicer that the insurer appoints--so long as no insurer default has occurred and is continuing--will succeed to all the responsibilities, duties, and liabilities of the servicer.

          If the terminated servicer is not AmeriCredit, the insurer will appoint a successor servicer or, if an insurer default has occurred and is continuing, the trust collateral agent or the note majority may petition a court of competent jurisdiction to appoint a successor servicer.

          Any successor to AmeriCredit as servicer will succeed to all the responsibilities, duties, and liabilities of AmeriCredit under the sale and servicing agreement and will be entitled to compensation as agreed upon by the insurer or, if an insurer default has occurred and is continuing, by at least a majority of the noteholders and the successor servicer as set forth in the sale and servicing agreement, which compensation may be greater than the servicing fee that AmeriCredit is entitled to receive as servicer. The transfer of servicing to a successor servicer may result in a material disruption in the performance of the servicer's duties.

          Any transition fees to the backup servicer or the successor servicer will be payable by the issuing entity as described under "--Distributions--Distribution Date Payments".

WAIVER OF PAST DEFAULTS

          Notwithstanding anything to the contrary described under "Description of the Transaction Documents--Waiver of Past Defaults" in the accompanying prospectus, if no insurer default has occurred and is continuing, the insurer, or if an insurer default has occurred and is continuing, at least a majority of the noteholders may, on behalf of itself and the noteholders, waive any default by the servicer or the backup servicer under the sale and servicing agreement and the consequences of any default. No waiver will impair the noteholders' rights with respect to subsequent defaults.

INSURER DEFAULT

          An INSURER DEFAULT includes the occurrence and continuance of any of the following events:

          (a)  the insurer's failure to make a required policy payment;

          (b)  the insurer's:

               o filing or commencing of a petition or any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization;

               o making a general assignment for the benefit of its creditors; or

               o having an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

          (c) the entering of a final and nonappealable order, judgment or decree by a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority:

               o appointing a custodian, trustee, agent or receiver for the insurer or for all or any material portion of its property; or

               o authorizing a custodian, trustee, agent or receiver to take possession of the insurer or to take possession of all or any material portion of the property of the insurer.

REPLACEMENT OF OWNER TRUSTEE, TRUSTEE AND BACKUP SERVICER

          Replacement of Owner Trustee

          The owner trustee may resign at any time under the trust agreement. Additionally, if at any time the owner trustee shall cease to be eligible in accordance with the trust agreement, shall be legally unable to act as owner trustee, shall be adjudged bankrupt or insolvent, if a receiver of the owner trustee or of its property shall be appointed, or if any public officer shall take charge or control of the owner trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the depositor, with the consent of the insurer, so long as an insurer default shall not have occurred and be continuing, may remove the owner trustee. Upon the owner trustee's resignation or removal, the depositor shall promptly appoint a successor owner trustee.

          Replacement of Trustee

          Under the indenture, the trustee may resign at any time upon notice to the issuing entity and the insurer. Additionally, the issuing entity may and shall, at the direction of the insurer, so long as an insurer default shall not have occurred and be continuing, remove the trustee if:

               o at any time, the trustee shall cease to be eligible under the indenture;

               o a court of competent jurisdiction shall have entered a decree or order granting relief or appointing a receiver, liquidator, assignee, custodian, trustee, conservator or sequestrator for the trustee or for any substantial part of the trustee's property, or ordering the winding-up or liquidation of the trustee's affairs;

               o an involuntary case under the federal bankruptcy laws or another present or future federal or state bankruptcy, insolvency or similar law is commenced with respect to the trustee and such case is not dismissed within 60 days;

               o the trustee commences a voluntary case under any federal or state banking or bankruptcy laws, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator for the trustee or for any substantial part of the trustee's property, or makes any assignment for the benefit of creditors or fails generally to pay its debts as such debts become due or takes any action in the furtherance of the foregoing; or

               o    the trustee otherwise becomes incapable of acting.

          Any resignation or removal of the trustee will also serve as a resignation or removal of the trustee in its capacities as trust collateral agent and collateral agent under the transaction documents. If the trustee resigns or is removed, the issuing entity shall promptly appoint a successor trustee acceptable to the insurer, so long as an insurer default shall not have occurred and be continuing, and shall promptly transfer all trust accounts to an institution that meets the eligibility requirements set forth in the indenture. Additionally, if the trustee ceases to be eligible under the indenture, any noteholder (with the prior consent of the insurer) may petition a court of competent jurisdiction for the removal of the trustee and the appointment of a successor trustee.

          Replacement of Backup Servicer

          Under the sale and servicing agreement the backup servicer may not resign from its obligations and duties as backup servicer, except upon determination that the performance by the backup servicer of its duties is no longer permissible under applicable law. No resignation of the backup servicer shall be effective until, so long as no insurer default shall have occurred and be continuing, an entity acceptable to the insurer shall have assumed the responsibilities and obligations of the backup servicer or, if an insurer default shall have occurred and is continuing, a person that is acceptable to the trustee shall have assumed the responsibilities and obligations of the backup servicer. Additionally, prior to an appointment of the backup servicer as successor servicer, the insurer may, in its sole discretion, without cause, upon not less than 30 days' notice, terminate the rights and obligations of the backup servicer.

          If the backup servicer replaces the servicer upon the servicer's resignation or termination, the backup servicer shall be successor in all respects except as expressly set forth in the sale and servicing agreement to the servicer in its capacity as servicer under the sale and servicing agreement and shall be subject to the termination provisions relating to the servicer under the sale and servicing agreement and as described herein under "Description of the Transaction Documents--Servicer Termination Event."

AMENDMENT

          Notwithstanding anything to the contrary described under "Description of the Transaction Documents--Amendment" in the accompanying prospectus, the sale and servicing agreement may be amended by the depositor, the servicer and the issuing entity, with the consent of the trustee (which consent may not be unreasonably withheld) and, so long as no insurer default has occurred and is continuing, the insurer, but without the consent of the noteholders. Similarly, the indenture may be amended by the issuing entity, the trustee and, so long as no insurer default has occurred and is continuing, the insurer, but without the consent of the noteholders. The sale and servicing agreement or indenture may be amended in this manner to, among other things, cure any ambiguity or to correct or supplement any provision in the agreement which may be inconsistent with any other provision. However, the amendment may not in any material respect adversely affect the interests of any noteholder. Additionally, if an insurer default has occurred and is continuing, the amendment may not materially adversely affect the insurer's interests.

          The sale and servicing agreement may also be amended by the depositor, the servicer and the issuing entity, with the consent of the trustee, the insurer, so long as no insurer default has occurred and is continuing, and the holders of not less than the majority of the voting rights of the outstanding notes in order to, among other things, add, change or eliminate any other provisions with respect to matters or questions arising under the agreement or affecting the rights of the noteholders. However, the amendment may not increase or reduce in any manner, or accelerate or delay the timing of, collections of payments on automobile loan contracts or distributions that are required to be made for the benefit of the noteholders or reduce the percentage of the noteholders required to consent to any amendment, unless the holders of all notes affected by the amendment provide their consent. Furthermore, if an insurer default has occurred and is continuing, the amendment shall not materially adversely affect the interest of the insurer.

          The indenture may also be amended by the issuing entity and the trustee with the consent of the insurer and the holders of not less than a majority of the outstanding notes and with prior notice to the rating agencies for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the indenture or of modifying in any manner the rights of the noteholders under the indenture. However, the amendment may not, among other things, increase or reduce in any manner or accelerate or delay the timing of distributions that are required to be made to the noteholders, reduce the percentage of the noteholders required to consent to the amendment or to direct the issuing entity to sell or liquidate the trust property, impair the right to institute suit for the enforcement of the provisions of the indenture or permit the creation of any lien ranking prior to or on a parity with the lien of the indenture, unless the holders of all notes affected by the amendment provide their consent.

          The depositor and servicer must deliver to the owner trustee, the trustee and the insurer, upon the execution and delivery of the sale and servicing agreement and any amendment to the sale and servicing agreement, an opinion of counsel, satisfactory to the trustee, which states that all financing statements and continuation statements have been filed.

                                   THE POLICY

          The following summary of the terms of the policy does not purport to be complete and is qualified in its entirety by reference to the policy.

          Simultaneously with the issuance of the notes, the insurer will deliver the policy to the trust collateral agent as agent for the indenture trustee for the benefit of each noteholder. Under the policy, the insurer will unconditionally and irrevocably guarantee to the trust collateral agent, on each Insured Distribution Date (as defined below), for the benefit of each noteholder the full and complete payment of (i) Scheduled Payments on the notes and (ii) the amount of any Scheduled Payment which subsequently is avoided in whole or in part as a preference payment under applicable law. In the event the trust collateral agent fails to make a claim under the policy, noteholders do not have the right to make a claim directly under the policy, but may sue to compel the trust collateral agent to do so.

          The INSURED DISTRIBUTION DATE will be the twelfth day of each month, or, if such twelfth day is not a business day, the next following Business Day. In the event that, on any distribution date, the noteholders did not receive the full amount of the Scheduled Payment then due to them, such shortfall (together with, in the case of an interest shortfall, interest thereon at the related interest rate) shall be due and payable and shall be funded on the Insured Distribution Date either from the spread account or from the proceeds of a drawing under the policy. The record date applicable to an Insured Distribution Date shall be the record date applicable to the related distribution date.

          SCHEDULED PAYMENTS means payments which are required to be made on the notes during the term of the policy in accordance with the original terms of the notes when issued and without regard to any subsequent amendment or modification of the notes or the indenture that has not been consented to by the insurer, which payments, with respect to any Insured Distribution Date, are (i) the Noteholders' Interest Distributable Amount (as defined in the Glossary), with respect to the related distribution date, (ii) the Noteholders' Remaining Parity Deficit Amount (as defined in the Glossary) with respect to the related distribution date, and (iii) with respect to the final scheduled distribution date for any class of notes, the outstanding principal amount of such class on such final scheduled distribution date, after taking into account reductions on such date of such outstanding principal amount from all sources other than the policy. Scheduled Payments do not include payments which become due on an accelerated basis as a result of (a) a default by the issuing entity, (b) an election by the issuing entity to pay principal on an accelerated basis, (c) the occurrence of an event of default under the indenture or (d) any other cause, unless the insurer elects, in its sole discretion, to pay in whole or in part such principal due upon acceleration, together with any accrued interest to the date of acceleration. In the event the insurer does not so elect, the policy will continue to guarantee Scheduled Payments due on the notes in accordance with their original terms. Scheduled Payments shall not include (x) any portion of a Noteholders' Interest Distributable Amount or of a Noteholders' Interest Carryover Amount due to noteholders because the appropriate notice and certificate for payment in proper form was not timely Received (as defined below) by the insurer, (y) any portion of a Noteholders' Interest Distributable Amount due to noteholders representing interest on any Noteholders' Interest Carryover Amount accrued from and including the date of payment of the amount of such Noteholders' Interest Carryover Amount pursuant to the policy or (z) any portion of the principal distribution payable to noteholders on the mandatory redemption date, from amounts remaining on deposit in the pre-funding account, unless, in each case, the insurer elects, in its sole discretion, to pay such amounts in whole or in part, pursuant to the policy. Scheduled Payments shall not include, nor shall coverage be provided under the policy in respect of, any taxes, withholding or other charge imposed with respect to any noteholder by any governmental authority due in connection with the payment of any Scheduled Payment to a noteholder.

          Payment of claims on the policy made in respect of Scheduled Payments will be made by the insurer following Receipt (as defined below) by the insurer of the appropriate notice for payment on the later to occur of (i) 12:00 noon, New York City time, on the third Business Day following Receipt of such notice for payment, and (ii) 12:00 noon, New York City time, on the date on which such payment was due on the notes.

          If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the policy, the insurer shall cause such payment to be made on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth Business Day following Receipt by the insurer from the trust collateral agent of (A) a certified copy of the order (the ORDER) of the court or other governmental body that exercised jurisdiction to the effect that the noteholder is required to return Scheduled Payments made with respect to the notes during the term of the policy because such payments were avoidable as preference payments under applicable bankruptcy law, (B) a certificate of the noteholder that the Order has been entered and is not subject to any stay and (C) an assignment duly executed and delivered by the noteholder, in such form as is reasonably required by the insurer and provided to the noteholder by the insurer, irrevocably assigning to the insurer all rights and claims of the noteholder relating to or arising under the notes against the issuing entity or otherwise with respect to such preference payment, or (ii) the date of Receipt (as defined below) by the insurer from the trust collateral agent of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to such date of Receipt, the insurer shall have Received (as defined below) written notice from the trust collateral agent that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the trust collateral agent or any noteholder directly (unless a noteholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the trust collateral agent for distribution to such noteholder upon proof of such payment reasonably satisfactory to the insurer). In connection with the foregoing, the insurer shall have the rights provided pursuant to the sale and servicing agreement, including, without limitation, the right to direct all matters relating to any preference claim and subrogation to the rights of the trust collateral agent, each noteholder and the trustee in the conduct of any proceeding with respect to a preference claim.

OTHER PROVISIONS OF THE POLICY

          The terms "Receipt" and "Received" with respect to the policy shall mean actual delivery to the insurer and to its fiscal agent, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Received on the next succeeding Business Day. If any notice or certificate given under the policy by the trust collateral agent is not in proper form or is not properly completed, executed or delivered, or contains any misstatement, it shall be deemed not to have been Received, and the insurer or its fiscal agent shall promptly so advise the trust collateral agent, and the trust collateral agent may submit an amended notice.

          Under the policy, "Business Day" means any day other than a Saturday, Sunday, legal holiday or other day on which commercial banking institutions in Wilmington, Delaware, Fort Worth, Texas, New York City, New York, Minneapolis, Minnesota or any other location of any successor servicer, successor owner trustee or successor trust collateral agent are authorized or obligated by law, executive order or governmental decree to be closed.

          The insurer's obligations under the policy in respect of Scheduled Payments shall be discharged to the extent funds are transferred to the trust collateral agent as provided in the policy whether or not such funds are properly applied by the trust collateral agent.

          The insurer shall be subrogated to the rights of each noteholder to receive payments of principal and interest to the extent any payment by the insurer is made under the policy.

          Nothing in the policy shall be construed to require payment to the extent any force majeure event or governmental act prevents the insurer from performing its obligations under the policy or such performance is otherwise rendered impossible, in which event the insurer agrees to (i) use commercially reasonable efforts to perform its obligations under the policy notwithstanding such force majeure event, governmental act or impossibility of performance and
(ii) perform its obligations under the policy promptly following cessation of such force majeure event, governmental act or impossibility of performance.

          Claims under the policy constitute direct, unsecured and unsubordinated obligations of the insurer ranking not less than pari passu with other unsecured and unsubordinated indebtedness of the insurer for borrowed money. Claims against the insurer under the policy and each other financial guaranty insurance policy issued thereby constitute pari passu claims against the general assets of the insurer. The terms of the policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the issuing entity. The policy may not be canceled or revoked prior to distribution in full of all Scheduled Payments. THE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW. THE POLICY IS NOT COVERED BY THE FLORIDA INSURANCE GUARANTY ASSOCIATION CREATED UNDER PART II OF CHAPTER 631 OF THE FLORIDA INSURANCE CODE. IN THE EVENT THAT THE INSURER WERE TO BECOME INSOLVENT, ANY CLAIMS ARISING UNDER THE POLICY ARE EXCLUDED FROM COVERAGE BY THE CALIFORNIA INSURANCE GUARANTY ASSOCIATION, ESTABLISHED PURSUANT TO ARTICLE 14.2 OF CHAPTER 1 OF PART 2 OF DIVISION 1 OF THE CALIFORNIA INSURANCE CODE. The policy is governed by the laws of the State of New York.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

          You should consider the following discussion of certain material federal income tax consequences to investors of the purchase, ownership and disposition of the notes only in connection with "Material Federal Income Tax Consequences" in the accompanying prospectus. The discussion in this prospectus supplement and in the accompanying prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax considerations applicable to all categories of investors. Some holders, including insurance companies, tax-exempt organizations, financial institutions or broker dealers, taxpayers subject to the alternative minimum tax, holders that will hold the notes as part of a hedge, straddle, appreciated financial position or conversion transaction and holders that will hold the notes as other than capital assets, may be subject to special rules that are not discussed below. You are encouraged to consult your own tax advisors to determine the particular federal, state, local and any other tax consequences of the purchase, ownership and disposition of the notes.

TAX CHARACTERIZATION OF THE ISSUING ENTITY

          Dewey Ballantine LLP, the issuing entity's tax counsel, is of the opinion that, assuming the parties will comply with the terms of the governing agreements, the issuing entity will not be characterized as an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

          Treatment of the Notes as Indebtedness

          The depositor agrees, and the noteholders will agree by their purchase of notes, to treat the notes as indebtedness for all federal, state and local income tax purposes. There are no regulations, published rulings or judicial decisions involving the characterization for federal income tax purposes of securities with terms substantially the same as the notes. In general, whether instruments such as the notes constitute indebtedness for federal income tax purposes is a question of fact, the resolution of which is based primarily upon the economic substance of the instruments and the transaction under which they are issued rather than merely upon the form of the transaction or the manner in which the instruments are labeled.

          The Internal Revenue Service, the IRS, and the courts have stated various factors to be taken into account in determining, for federal income tax purposes, whether or not an instrument constitutes indebtedness and whether a transfer of property is a sale because the transferor has relinquished substantial incidents of ownership in the property or whether the transfer is a borrowing secured by the property.

          On the basis of its analysis of the above factors as applied to the facts and its analysis of the economic substance of the contemplated transaction, tax counsel is of the opinion that, for federal income tax purposes, the notes will constitute indebtedness, and not an ownership interest in the automobile loan contracts, nor an equity interest in the issuing entity or in a separate association taxable as a corporation or other taxable entity. See "Material Federal Income Tax Consequences--Debt Securities" in the accompanying prospectus.

          If the notes are characterized as indebtedness, interest paid or accrued on a note will be treated as ordinary income to the noteholders and principal payments on a note will be treated as a return of capital to the extent of the noteholder's basis in the note allocable thereto. An accrual method taxpayer will be required to include in income interest on the notes when earned, even if not paid, unless it is determined to be uncollectible. The issuing entity will report to noteholders of record and the IRS regarding the interest paid and original issue discount, if any, accrued on the notes to the extent required by law.

          Possible Alternative Characterizations of the Notes

          Although, as described above, it is the tax counsel's opinion that, for federal income tax purposes, the notes will be characterized as indebtedness, this opinion is not binding on the IRS and thus no assurance can be given that this characterization will prevail. If the IRS successfully asserted that one or more of the notes did not represent indebtedness for federal income tax purposes, the noteholders would likely be treated as owning an interest in a partnership and not an interest in an association or publicly traded partnership, taxable as a corporation. If the noteholders were treated as owning an equity interest in a partnership, the partnership itself would not be subject to federal income tax; rather each partner would be taxed individually on their respective distributive share of the partnership's income, gain, loss, deductions and credits. The amount, timing and characterization of types of income and deductions for a noteholder would differ if the notes were held to constitute partnership interests, rather than indebtedness. Since the issuing entity will treat the notes as indebtedness for federal income tax purposes, the servicer will not attempt to satisfy the tax reporting requirements that would apply under this alternative characterization of the notes. Investors that are foreign persons are encouraged to consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of the notes. See "Other Matters" below.

          Discount and Premium

          We do not anticipate issuing notes with any original issue discount. See "Material Federal Income Tax Consequences--Discount and Premium--Original Issue Discount" in the accompanying prospectus. The prepayment assumption that will be used for purposes of computing original issue discount, if any, for federal income tax purposes is 1.7% ABS. See "Yield and Prepayment Considerations" in this prospectus supplement. In addition, a subsequent purchaser who buys a note for less than its principal amount may be subject to the "market discount" rules of the Internal Revenue Code of 1986, as amended, the INTERNAL REVENUE CODE. See "Material Federal Income Tax Consequences--Discount and Premium--Market Discount" in the accompanying prospectus. A subsequent purchaser who buys a note for more than its principal amount may be subject to the "market premium" rules of the Internal Revenue Code. See "Material Federal Income Tax Consequences--Discount and Premium --Premium" in the accompanying prospectus.

          Sale or Redemption of Notes

          If a note is sold or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and such holder's adjusted basis in the note. See "Material Federal Income Tax Consequences--Debt Securities--Sales of Debt Securities" in the accompanying prospectus.

          Other Matters

          For a discussion of backup withholding and taxation of foreign investors in the notes, see "Material Federal Income Tax Consequences--Backup Withholding and Information Reporting" and "Material Federal Income Tax Consequences--Foreign Investors" in the accompanying prospectus and Annex A in this prospectus supplement.

                        STATE AND LOCAL TAX CONSEQUENCES

          You should consider the state and local income tax consequences of the purchase, ownership and disposition of the notes. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, you are encouraged to consult with your own tax advisors as to the various state and local tax consequences of an investment in the notes.

                              ERISA CONSIDERATIONS

          The notes may be purchased by ERISA plans as described in the prospectus under "ERISA Considerations - ERISA Considerations regarding Securities which are Notes." The notes should be treated as indebtedness without substantial equity features for purposes of the plan assets regulation. This determination is based in part on the traditional debt features of the notes, including the reasonable expectation of purchasers of notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the notes for ERISA purposes could change if the issuing entity incurred losses. As described in the prospectus, whether or not the notes are treated as debt for ERISA purposes, the acquisition or holding of the notes by or on behalf of an employee benefit plan could result in a prohibited transaction if the acquisition or holding of the notes by or on behalf of the plan were deemed to be a prohibited loan to a party in interest with respect to the plan. Accordingly, each purchaser and each transferee using the assets of a plan subject to ERISA or Section 4975 of the Internal Revenue Code, to acquire the notes will be deemed to have represented that the acquisition and continued holding of the notes will be covered by a Department of Labor prohibited transaction class exemption.

          Any plan fiduciary considering the purchase of a note may wish to consult with its counsel as to the potential applicability of ERISA and the Internal Revenue Code to the investment. Moreover, each plan fiduciary may wish to determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the notes is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

          The sale of notes to a plan is in no respect a representation by the issuing entity or the underwriters that this investment meets all relevant legal requirements for investments by plans generally or any particular plan or that this investment is appropriate for plans generally or any particular plan.

                                LEGAL INVESTMENT

          The Class A-1 Notes will be eligible securities for purchase by money market funds under Rule 2a-7 of the Investment Company Act of 1940, as amended.

                                LEGAL PROCEEDINGS

          As a consumer finance company, AmeriCredit is subject to various consumer claims and litigation seeking damages and statutory penalties, based upon, among other things, usury, disclosure inaccuracies, wrongful repossession, violations of bankruptcy stay provisions, certificate of title disputes, fraud, breach of contract and discriminatory treatment of credit applicants. Some litigation against AmeriCredit could take the form of class action complaints by consumers. As the assignee of automobile loan contracts originated by dealers, AmeriCredit may also be named as a co-defendant in lawsuits filed by consumers principally against dealers. The damages and penalties claimed by consumers in these types of matters can be substantial. The relief requested by the plaintiffs varies but can include requests for compensatory, statutory and punitive damages. AmeriCredit believes that it has taken prudent steps to address and mitigate the litigation risks associated with its business activities.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          In the ordinary course of business from time to time, AmeriCredit and its affiliates have business relationships and agreements with affiliates of the owner trustee and the trustee, the insurer and its affiliates, including commercial banking, committed credit facilities, underwriting agreements, hedging agreements and financial advisory services, all on arm's length terms and conditions.

          The owner trustee is not an affiliate of any of the depositor, the sponsor, the servicer, the issuing entity, the trustee or the backup servicer. However, the owner trustee and one or more of its affiliates may, from time to time engage in arm's length transactions with the depositor, the sponsor, the trustee, the backup servicer or affiliates of any of them, that are distinct from its role as owner trustee, including transactions both related and unrelated to the securitization of automobile loan contracts.

          The trustee is not an affiliate of any of the depositor, the sponsor, the servicer, the issuing entity or the owner trustee. However, the trustee and one or more of its affiliates may, from time to time, engage in arm's length transactions with the depositor, the sponsor, the owner trustee or affiliates of any of them, that are distinct from its role as trustee, including transactions both related and unrelated to the securitization of automobile loan contracts.

          The sponsor and the depositor are affiliates and also engage in other transactions with each other involving securitizations and sales of automobile loan contracts.

                                     RATINGS

          It is a condition to the issuance of the Class A-1 Notes that they be rated "A-1+" by Standard & Poor's, "Prime-1" by Moody's Investors Service and "F1+" by Fitch Inc. It is a condition to the issuance of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes that they each be rated "AAA" by Standard & Poor's, "Aaa" by Moody's Investors Service and "AAA" by Fitch Inc.

          The ratings of the Class A-1 Notes will be made without regard to the policy in the case of Standard & Poor's and substantially based on the policy in the case of Fitch Inc. The rating on the Class A-1 Notes by Moody's Investors Service is based primarily on the expected cash flows on the underlying automobile loan contracts during the collection periods prior to the Class A-1 final maturity date and partially on the policy. The ratings on the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes will be based primarily on the policy. To the extent that the ratings are based on the policy, the ratings apply to distributions due on the insured distribution dates, and not to distributions due on the distribution dates. In the future, a rating agency, in its discretion, may lower, qualify or withdraw its rating as to any class of notes.

          A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time for any reason, including by reason of a downgrading of the claims-paying ability of the insurer. No person or entity will be obligated to provide any additional credit enhancement with respect to the notes. Any withdrawal of a rating may have an adverse effect on the liquidity and market price of the notes. The ratings assigned to the notes address the likelihood of the receipt by the noteholders of all distributions to which the noteholders are entitled by their respective final scheduled distribution dates. The ratings assigned to the notes do not represent any assessment of the likelihood that principal prepayments might differ from those originally anticipated or address the possibility that noteholders might suffer a lower than anticipated yield.

          We cannot assure you that the rating agencies will not lower or withdraw the ratings.

                                  UNDERWRITING

          Subject to the terms and conditions described in an underwriting agreement, the depositor has agreed to cause the issuing entity to sell to each of the underwriters named below the notes. Each of the underwriters has severally agreed to purchase, the principal amount of the notes set forth opposite its name below:

                                 CLASS A-1 NOTES

                                                      PRINCIPAL AMOUNT
                                                      ----------------
Barclays Capital Inc...............................     $
Wachovia Capital Markets, LLC......................
BMO Capital Markets Corp...........................
Deutsche Bank Securities Inc.......................
J.P. Morgan Securities Inc.........................
UBS Securities LLC.................................
                                                        ------------
   Total...........................................     $190,000,000
                                                        ============

                                 CLASS A-2 NOTES
                                                      PRINCIPAL AMOUNT
                                                      ----------------
Barclays Capital Inc...............................     $
Wachovia Capital Markets, LLC......................
BMO Capital Markets Corp...........................
Deutsche Bank Securities Inc.......................
J.P. Morgan Securities Inc.........................
UBS Securities LLC.................................
                                                        ------------
   Total...........................................     $353,000,000
                                                        ============

                                 CLASS A-3 NOTES

                                                      PRINCIPAL AMOUNT
                                                      ----------------
Barclays Capital Inc...............................     $
Wachovia Capital Markets, LLC......................
BMO Capital Markets Corp...........................
Deutsche Bank Securities Inc.......................
J.P. Morgan Securities Inc.........................
UBS Securities LLC.................................
                                                        ------------
   Total...........................................     $361,000,000
                                                        ============

                                 CLASS A-4 NOTES

                                                      PRINCIPAL AMOUNT
                                                      ----------------
Barclays Capital Inc...............................     $
Wachovia Capital Markets, LLC......................
BMO Capital Markets Corp...........................
Deutsche Bank Securities Inc.......................
J.P. Morgan Securities Inc.........................
UBS Securities LLC.................................
                                                        ------------
   Total...........................................     $296,000,000
                                                        ============

          The underwriters have advised the depositor that they propose initially to offer the notes to the public at the prices listed on the front cover of this prospectus supplement, and to dealers at prices less the initial concession not in excess of 0.075% per Class A-1 Note, 0.130% per Class A-2 Note, 0.140% per Class A-3 Note and 0.150% per Class A-4 Note. The underwriters may allow and dealers may reallow a concession not in excess of 0.040% per Class A-1 Note, 0.065% per Class A-2 Note, 0.070% per Class A-3 Note and 0.075% per Class A-4 Note to other dealers. After the initial public offering of the notes, the public offering prices and such concessions may be changed.

          Each underwriter has represented and agreed that:

          o it has not offered or sold, and prior to the expiration of six months from the issue date of the notes will not offer or sell, any notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their businesses or otherwise in circumstances which have not resulted in, and will not result in, an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

          o it has only communicated or caused to be communicated, and will only communicate or cause to be communicated, any invitation or inducement to engage in investment activities (within the meaning of section 21 of the Financial Services and Markets Act of 2000 of the United Kingdom, FSMA, received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the issuing entity; and

          o it has complied and will comply with all applicable provisions of the FSMA and any applicable secondary legislation made under the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

          EUROPEAN ECONOMIC AREA

          In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a RELEVANT MEMBER STATE), each underwriter has represented and agreed with us that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the RELEVANT IMPLEMENTATION DATE) it has not made and will not make an offer of notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time:

          o to legal entities which are authorized or regulated to operate in financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

          o to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

          o in any other circumstances which do not require the publication by the issuing entity of a prospectus pursuant to Article 3 of the Prospectus Directive.

          For purposes of this provision, the expression an "offer of Publicly Offered Notes to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression PROSPECTUS DIRECTIVE means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

          The countries comprising the EUROPEAN ECONOMIC AREA are Austria, Belgium, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, Netherlands, Poland, Portugal, Slovak Republic, Slovenia, Spain, Sweden, United Kingdom, Iceland, Liechtenstein and Norway.

          No action has been taken by the issuing entity or the underwriters which would or is intended to permit a public offer of the notes in any country or jurisdiction (other than the United States of America) where action for that purpose is required. Accordingly, no offer or sale of any notes has been authorized in any country or jurisdiction (other than the United States of America) where action for that purpose is required and neither the prospectus nor this prospectus supplement nor any other circular, prospectus, form of application, advertisement or other material may be distributed in or from or published in any country or jurisdiction (other than the United States of America), except under circumstances which will result in compliance with applicable laws and regulations.

          Upon receiving a request by an investor who has received an electronic prospectus supplement and prospectus from an underwriter or a request by the investor's representative within the period during which there is an obligation to deliver a prospectus supplement and prospectus, the underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the prospectus supplement and prospectus.

          The depositor or its affiliates may apply all or any portion of the net proceeds of this offering to the repayment of debt, including "warehouse" debt secured by the automobile loan contracts - prior to their sale to the issuing entity. One or more of the underwriters, or their respective affiliates or entities for which their respective affiliates act as administrator and/or provide liquidity lines, may have acted as a "warehouse lender" to its affiliates, and may receive a portion of the proceeds as a repayment of the "warehouse" debt. Because more than 10% of the net offering proceeds of the offering may be paid to the underwriters or their respective affiliates or associated persons, this offering is being made pursuant to the provisions of Rule 2710(h)(1) of the Conduct Rules of the National Association of Securities Dealers. The underwriters have advised AmeriCredit that the discretionary sales are not expected to exceed 5% of the principal amounts of the securities being offered.

          The insurer may enter into reinsurance arrangements which may include reinsurance arrangements with Blue Point Re Limited. Blue Point Re Limited, a financial guaranty reinsurer organized under the laws of Bermuda, is a wholly-owned subsidiary of Wachovia Corporation and an affiliate of one of the underwriters, Wachovia Capital Markets, LLC.

          Until the distribution of the notes is completed, the rules of the Securities and Exchange Commission may limit the ability of the underwriters and certain selling group members to bid for and purchase the notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes.

          If the underwriters create a short position in the notes in connection with this offering (i.e., they sell more notes than the aggregate initial principal amount set forth on the cover page of this prospectus supplement), the underwriters may reduce that short position by purchasing notes in the open market. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

          Neither the depositor, the servicer, the issuing entity nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that any of the transactions described above might have on the price of the notes. In addition, neither the depositor, the servicer, the issuing entity nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, if commenced, will not be discontinued without notice.

          There is currently no secondary market for the notes and it should not be assumed that one will develop. The underwriters currently expect, but are not obligated, to make a market in the notes. It should not be assumed that any such market will develop, or if one does develop, that it will continue or provide sufficient liquidity.

          In the ordinary course of their respective businesses, the underwriters and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with AmeriCredit, AmeriCredit Corp. and their respective affiliates.

                                     EXPERTS

          The consolidated balance sheets of Financial Security Assurance Inc. and its Subsidiaries as of December 31, 2005 and December 31, 2004 and the related consolidated statements of operations and comprehensive income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 2005, incorporated by reference into this prospectus supplement have been incorporated in this prospectus supplement in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given the authority of that firm as experts in auditing and accounting.

                                 LEGAL OPINIONS

          In addition to the legal opinions described in the prospectus, certain federal income tax and other matters will be passed upon for the depositor and the issuing entity by Dewey Ballantine LLP, New York, New York. Certain legal matters relating to the notes will be passed upon for the underwriters by Dechert LLP, New York, New York. Certain legal matters will be passed upon for the insurer by an Associate General Counsel or the General Counsel of the insurer. The insurer is represented by Weil, Gotshal & Manges, New York, New York.

                                    GLOSSARY

ACCELERATED PRINCIPAL AMOUNT for a distribution date will equal the lesser of

          (1)  the sum of:

               (a) the excess, if any, of the amount of Available Funds on the distribution date over the amounts payable on the distribution date under clauses 1 through 6 under "Description of the Transaction Documents--Distributions-- Distribution Date Payments";

               plus

               (b) amounts, if any, available according to the terms of the spread account agreement; and

          (2)  the excess, if any, on the distribution date of:

               (a)  the Pro Forma Note Balance for the distribution date;

               minus

               (b) the Required Pro Forma Note Balance for the distribution date.

ADDITIONAL FUNDS AVAILABLE means, with respect to any insured distribution date, the sum of:

          (1) the Deficiency Claim Amount, if any, received by the trustee with respect to the insured distribution date;

          plus

          (2) the Insurer Optional Deposit, if any, received by the trustee with respect to the insured distribution date.

AMOUNT FINANCED means, for any automobile loan contract, the aggregate amount loaned toward the purchase price of the financed vehicle and related costs, including amounts advanced at the time the automobile loan contract is originated for:

          o    accessories;

          o    insurance premiums;

          o    service contracts;

          o    car club and warranty contracts; and

          o other items customarily financed as part of motor vehicle retail installment sale contracts or promissory notes, and related costs.

AVAILABLE FUNDS means, for any distribution date, the sum of:

          (1)  the Collected Funds for the related calendar month;

          plus

          (2) all Purchase Amounts on deposit in the collection account with respect to the related calendar month, plus income on investments held in the collection account;

          plus

          (3) the monthly capitalized interest amount for the distribution date;

          plus

          (4) the proceeds of any liquidation of the assets of the issuing entity, other than Net Liquidation Proceeds;

          plus

          (5) the proceeds of any purchase or sale of assets of the issuing entity pursuant to the servicer's optional redemption right;

          plus

          (6) any remaining pre-funded amount applied to the mandatory redemption of the notes.

COLLECTED FUNDS means, for any calendar month, the amount of funds in the collection account representing automobile loan contract collections during the calendar month, including all Net Liquidation Proceeds collected during the calendar month, but excluding any Purchase Amounts.

CRAM DOWN LOSS means, for any automobile loan contract that has not become a Liquidated Receivable, if a court of appropriate jurisdiction in an insolvency proceeding issued an order reducing the amount owed on the automobile loan contract or otherwise modifying or restructuring the scheduled payments to be made on the automobile loan contract, an amount equal to:

          o the excess of the automobile loan contract's Principal Balance immediately prior to the order over the automobile loan contract's Principal Balance as reduced; and/or

          o if the court issued an order reducing the effective interest rate on the automobile loan contract, the excess of the automobile loan contract Principal Balance immediately prior to the order over the automobile loan contract's net present value - using as the discount rate the higher of the APR on the automobile loan contract or the rate of interest, if any, specified by the court in the order - of the scheduled payments as so modified or restructured. A Cram Down Loss shall be deemed to have occurred on the order's issuance date.

DEFICIENCY CLAIM AMOUNT means, for any distribution date, the amount, to be requested from the spread account after taking into account the application of Available Funds on that distribution date, equal to the sum, without duplication, of:

          (1) any shortfall in the full payment of Scheduled Payments (as defined under "The Policy") plus the amounts described in clauses 1, 2 and 5 under "Description of the Transaction Documents --Distributions--Distribution Date Payments";

          plus

          (2) the Noteholders' Parity Deficit Amount, if any, for the distribution date;

          plus

          (3) if the related distribution date is the final scheduled distribution date for any class, any remaining outstanding principal amount of that class;

in each case to the extent that the amount is available on the related distribution date according to the provisions governing the spread account.

INSURER OPTIONAL DEPOSIT means, for any insured distribution date, an amount other than a Policy Claim Amount delivered by the insurer, at its sole option, for deposit into the collection account for any of the following purposes:

          o to provide funds to pay the fees or expenses of any of the issuing entity's service providers for the insured distribution date; or

          o to include those amounts as part of Additional Funds Available for the insured distribution date to the extent that without them a draw would be required to be made on a policy.

LIQUIDATED RECEIVABLE means, for any calendar month, an automobile loan contract for which, as of the last day of the calendar month:

          o 90 days have elapsed since the servicer repossessed the financed vehicle; provided, however, that in no case shall 10% or more of a scheduled automobile loan contract payment have become 210 or more days delinquent in the case of a repossessed financed vehicle;

          o the servicer has determined in good faith that it has received all amounts it expects to recover;

          o 10% or more of a scheduled payment became 120 or more days delinquent, except in the case of repossessed financed vehicles; or

          o    that is, without duplication, a Sold Receivable.

NET LIQUIDATION PROCEEDS means, for Liquidated Receivables:

          (1) proceeds from the disposition of the underlying financed vehicles;

          plus

          (2)  any related insurance proceeds;

          plus

          (3) other moneys received from the obligor that are allocable to principal and interest due under the automobile loan contract;

          plus

          (4) with respect to Sold Receivables, the amount received from the related third-party purchaser as a payment for such Sold Receivable;

          minus

          (5) the servicer's reasonable out-of-pocket costs, including repossession and resale expenses not already deducted from the proceeds, and any amounts required to be remitted to the obligor by law.

NOTEHOLDERS' ACCELERATED PRINCIPAL AMOUNT means, for any distribution date, the Noteholders' Percentage of the Accelerated Principal Amount on the distribution date, if any.

NOTEHOLDERS' INTEREST CARRYOVER AMOUNT means, for any class of notes and any determination date, all or any portion of the Noteholders' Interest Distributable Amount for that class of notes for the immediately preceding distribution date, that remains unpaid as of the determination date, plus, to the extent permitted by law, interest on the unpaid amount at the interest rate paid by the class of notes from the preceding distribution date to but excluding the related distribution date.

NOTEHOLDERS' INTEREST DISTRIBUTABLE AMOUNT means, for any distribution date, the sum of the Noteholders' Monthly Interest Distributable Amount for each class of notes for such distribution date and the Noteholders' Interest Carryover Amount, if any, for each class of notes, calculated as of such distribution date.

NOTEHOLDERS' MONTHLY INTEREST DISTRIBUTABLE AMOUNT means, for any distribution date and any class of notes, the interest accrued at the respective interest rate during the applicable interest period that shall accrue (i) on the principal balance of the notes of each class outstanding as of the end of the prior distribution date or, in the case of the first distribution date, as of the closing date and (ii) on either an "actual/360" basis (with respect to the Class A-1 Notes) or a "30/360" basis (with respect to all other notes). However, if the principal amount of any class is further reduced by a principal payment on the insured distribution date immediately following the prior distribution date, then the interest shall accrue:

          o from and including the prior distribution date to, but excluding, the related insured distribution date, on the principal amount outstanding as of the end of the prior distribution date, or, in the case of the first distribution date, as of the closing date; and

          o from and including the insured distribution date, to, but excluding, the following distribution date, on the principal amount outstanding as of the end of the insured distribution date, calculated for the Class A-1 Notes on the basis of a 360-day year and the actual number of days elapsed in the applicable interest period and for the Class A-2 Notes, the Class A-3 Notes and Class A-4 Notes on the basis of a 360-day year and twelve 30-day months (without adjustment for the actual number of business days elapsed in the applicable interest period).

NOTEHOLDERS' MONTHLY PRINCIPAL DISTRIBUTABLE AMOUNT means, for any distribution date, the Noteholders' Percentage of the Principal Distributable Amount.

NOTEHOLDERS' PARITY DEFICIT AMOUNT means, for any distribution date, the excess, if any, of:

          (1) the aggregate remaining principal amount of the notes outstanding on the distribution date, after giving effect to all reductions in such aggregate principal amount from sources other than:

               o    the spread account; and

               o    the policy;

          minus

          (2) the sum of the Pool Balance at the end of the prior calendar month plus the balance in the pre-funding account.

NOTEHOLDERS' PERCENTAGE means:

          o for each distribution date prior to the distribution date on which the Class A-4 Notes are fully paid, 100%;

          o on the distribution date on which the Class A-4 Notes are fully paid, the percentage equivalent of a fraction, the numerator of which is the outstanding principal amount of the notes immediately prior to the distribution date, and the denominator of which is the Principal Distributable Amount for the distribution date; and

          o    for any distribution date thereafter, zero.

NOTEHOLDERS' PRINCIPAL CARRYOVER AMOUNT means, as of any determination date, all or any portion of the Noteholders' Principal Distributable Amount from the preceding distribution date which remains unpaid.

NOTEHOLDERS' PRINCIPAL DISTRIBUTABLE AMOUNT means, for any distribution date, other than the final scheduled distribution date for any class of notes, the sum of the Noteholders' Monthly Principal Distributable Amount for the distribution date and the Noteholders' Principal Carryover Amount, if any, as of the distribution date. The Noteholders' Principal Distributable Amount on the final scheduled distribution date for any class will equal the sum of:

          (1) the Noteholders' Monthly Principal Distributable Amount for the distribution date;

          plus

          (2) the Noteholders' Principal Carryover Amount as of the distribution date;

          plus

          (3) the excess of the outstanding principal amount of the class of notes, if any, over the amounts described in clauses (1) and (2).

NOTEHOLDERS' REMAINING PARITY DEFICIT AMOUNT means, for any distribution date:

          (1)  the Noteholders' Parity Deficit Amount for the distribution date;

          minus

          (2) any reduction in the notes' aggregate principal amount on the distribution date which is funded from the spread account.

POLICY CLAIM AMOUNT for any insured distribution date, equals the sum of

          (1) the excess, if any, without duplication, of:

               (a) the sum of the Noteholders' Interest Distributable Amount and the Noteholders' Remaining Parity Deficit Amount for the related distribution date (excluding any portion of a Noteholders' Interest Distributable Amount due to noteholders representing interest on any Noteholders' Interest Carryover Amount accrued from and including the date of payment of the amount of such Noteholders' Interest Carryover Amount, unless, the insurer elects, in its sole discretion, to pay such amounts in whole or in part, pursuant to the policy);

               plus

               (b) if the related distribution date was the final scheduled distribution date for any class, the unpaid principal amount of the class;

               minus

               (c)  the sum of:

                    (i) the amount actually deposited into the note distribution account on the related distribution date;

               plus

                    (ii) Additional Funds Available, if any, for the insured
                         distribution date;

          plus

          (2) the Noteholders' Interest Carryover Amount, if any, which has accrued since the related distribution date.

POOL BALANCE means, as of any date of determination the aggregate Principal Balance of the automobile loan contracts, excluding all Liquidated Receivables and all Purchased Automobile Loan Contracts, at the end of the preceding calendar month.

PRINCIPAL BALANCE means, for any automobile loan contract as of any date of determination, the sum of:

          (1)  the Amount Financed;

          minus

               (a) that portion of all amounts received on or prior to that date and allocable to principal according to the automobile loan contract's terms;

               plus

               (b) any Cram Down Losses for the automobile loan contract accounted for as of that date;

          plus

          (2) the accrued and unpaid interest on the automobile loan contract as of that date.

PRINCIPAL DISTRIBUTABLE AMOUNT means, for any distribution date, the amount equal to:

          (1)  the sum of:

               (a) collections received on automobile loan contracts (other than Liquidated Receivables and Purchased Automobile Loan Contracts) that are allocable to principal, including any full and partial principal prepayments;

          plus

               (b) the Principal Balance of all automobile loan contracts (other than Purchased Automobile Loan Contracts) that became Liquidated Receivables during the related calendar month;

          plus

               (c) the portion of the Purchase Amount allocable to principal of all automobile loan contracts that became Purchased Automobile Loan Contracts during the related calendar month;

          plus

               (d) at the option of the insurer, the outstanding Principal Balance of those automobile loan contracts that the depositor or AmeriCredit was required to repurchase during the calendar month but were not repurchased;

          plus

               (e) the aggregate amount of Cram Down Losses during the related calendar month;

          plus

               (f) following acceleration of the notes and the liquidation of the issuing entity's assets, the amount of money or property collected;

          minus

          (2)  the Step-Down Amount, if any, for the distribution date.

PRO FORMA NOTE BALANCE means, for any distribution date, a dollar amount equal to:

          (1) the aggregate remaining principal amount of the notes outstanding on the distribution date, after giving effect to distributions under clauses 1 through 4 under "Description of the Transaction Documents--Distributions--Distribution Date Payments";

          minus

          (2)  the amount on deposit in the pre-funding account.

PURCHASE AMOUNT means, with respect to any Purchased Automobile Loan Contract the Principal Balance as of the date of purchase.

PURCHASED AUTOMOBILE LOAN CONTRACT means an automobile loan contract purchased as of the close of business on the last day of a collection period by the depositor and subsequently by AmeriCredit as a result of a breach of a representation or warranty, or without repetition, by the servicer as the result of a breach of a covenant or as an exercise of its optional redemption right.

REQUIRED PRO FORMA NOTE BALANCE means, for any distribution date, a dollar amount equal to the product of:

          (1) the difference between (i) 100% and (ii) the overcollateralization amount (as defined in the spread account agreement), as the same may step down over time in accordance with the terms of the spread account agreement (such difference initially equaling 87.5%);

          multiplied by

          (2)  the Pool Balance as of the end of the prior calendar month.

SOLD RECEIVABLE means an automobile loan contract that was more than 60 days delinquent and was sold to an unaffiliated third party by the issuing entity, at the servicer's direction, as of the close of business on the last day of a collection period and in accordance with the terms of the sale and servicing agreement.

STEP-DOWN AMOUNT means, for any distribution date, the excess, if any, of:

          (1)  the Required Pro Forma Note Balance;

          minus

          (2) the Pro Forma Note Balance on the distribution date, for this purpose only calculated without deduction for any Step-Down Amount - i.e., with the assumption that the entire amount described in clause (1) of the definition of Principal Distributable Amount is distributed as principal on the notes.

                                     ANNEX A

             CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

NOTICE TO INVESTORS: THIS ANNEX A IS AN INTEGRAL PART OF THE PROSPECTUS SUPPLEMENT TO WHICH IT IS ATTACHED.

          Except in limited circumstances, the securities will be available only in book-entry form. Investors in the securities may hold the securities through any of DTC, Clearstream or Euroclear. The securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

          Secondary market trading between investors through Clearstream and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear and in accordance with conventional eurobond practice, which is seven calendar day settlement.

          Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

          Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding securities will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear and as DTC participants.

          Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless the holders meet a number of requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

          All securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their relevant depository which in turn will hold these positions in their accounts as DTC participants.

          Investors electing to hold their securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

          Investors electing to hold their securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary security and no lock-up or restricted period. Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

          Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

          Trading between DTC Participants

          Secondary market trading between DTC participants will be settled using the procedures applicable to asset-back securities issues in same-day funds.

          Trading between Clearstream or Euroclear Participants

          Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

          Trading between DTC, Seller and Clearstream or Euroclear Participants

          When securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the relevant depository, as the case may be, to receive the securities against payment. Payment will include interest accrued on the securities from and including the last coupon distribution date to and excluding the settlement date, on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depository to the DTC participant's account against delivery of the securities. After settlement has been completed, the securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The securities credit will appear the next day, European time and the cash debt will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date and the trade fails, the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

          Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the securities are credited to their account one day later.

          As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing securities would incur overdraft charges for one day, assuming they cleared the overdraft when the securities were credited to their accounts. However, interest on the securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although the result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

          Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting global securities to the respective European depository for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

          Trading between Clearstream or Euroclear Seller and DTC Purchaser

          Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective depository, as appropriate, to credit the securities to the DTC participant's account against payment. Payment will include interest accrued on the securities from and including the last interest payment to and excluding the settlement date on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. In the event that the Clearstream participant or Euroclear participant has a line of credit with its respective clearing system and elects to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date and the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

          Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream participants or Euroclear participants may wish to note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

o borrowing through Clearstream or Euroclear for one day, until the purchase side of the trade is reflected in their Clearstream or Euroclear accounts in accordance with the clearing system's customary procedures;

o borrowing the securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

          A beneficial owner of securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons, unless:

               (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements; and

               (2) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

          This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the securities as well as the application of the withholding regulations. You are encouraged to consult your own tax advisors for specific advice regarding the holding and disposing of the securities.

          Exemption for Non-U.S. Persons - Form W-8 BEN

          Beneficial owners of global securities that are Non-U.S. Persons, as defined below, generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. Generally, a Form W-8BEN provided without a U.S taxpayer identification number (TIN) is valid for a period of three years beginning on the date that the form is signed. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change. A Form W-8BEN provided with a U.S. TIN is valid until a change in circumstances renders any information on the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to such beneficial owner.

          Exemption for Non-U.S. Persons with effectively connected income - Form W-8ECI

          A Non-U.S. Person may claim an exemption from U.S. withholding on income effectively connected with the conduct of a trade or business in the United States by filing Form W-8ECI, Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States. The Form W-8ECI is valid for a period of three years beginning on the date that the form is signed. If the information shown on Form W-8ECI changes, a new Form W-8ECI must be filed within 30 days of the change.

          Exemption or reduced rate for non-U.S. Persons resident in treaty countries - Form W-8BEN

          A Non-U.S. Person may claim treaty benefits by filing Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. Generally, a Form W-8BEN is valid for a period of three years beginning on the date that the form is signed. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change. A Form W-8BEN provided with a U.S. TIN is valid until a change in circumstances renders any information on the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to such beneficial owner.

          Exemption for U.S. Persons-Form W-9

          U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W9, Payer's Request for Taxpayer Identification Number and Certification.

          A U.S. PERSON is:

          (1) a citizen or resident of the United States;

          (2) a corporation or other entity organized in or under the laws of the United States or any political subdivision thereof;

          (3) an estate that is subject to U.S. federal income tax regardless of the source of its income; or

          (4) a trust if a court within the United States can exercise primary supervision over its administration and at least one United States person has the authority to control all substantial decisions of the trust.

          A NON-U.S. PERSON is any person other than a U.S. Person or a partnership.

Prospectus
--------------------------------------------------------------------------------

AMERICREDIT FINANCIAL SERVICES, INC.              AUTOMOBILE LOAN ASSET-
Sponsor and Servicer                              BACKED SECURITIES, ISSUABLE IN
                                                  SERIES
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

WE SUGGEST THAT YOU READ THE SECTION ENTITLED "RISK FACTORS" ON PAGE 11 OF THIS PROSPECTUS AND IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT, AND CONSIDER THE FACTORS IN THOSE SECTIONS BEFORE MAKING A DECISION TO INVEST IN THE SECURITIES.

These securities are automobile loan asset-backed securities which represent interests in or obligations of the issuing entity issuing that series of securities and are not interests in or obligations of any other person or entity.

Neither these securities nor the automobile loan contracts will be insured or guaranteed by any governmental agency or instrumentality.

Retain this prospectus for future reference. This prospectus may not be used to consummate sales of securities unless accompanied by the prospectus supplement relating to the offering of these securities.

--------------------------------------------------------------------------------

THE SECURITIES --

o    will be issued from time to time in series;

o will be backed primarily by one or more pools of sub-prime automobile loan contracts, or "automobile loan contracts", held by the issuing entity;

o will be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization; and

o may have the benefit of one or more forms of credit enhancement, such as financial guaranty insurance policies, overcollateralization, subordination or reserve funds.

THE ASSETS --

The assets of each issuing entity will primarily consist of a pool of sub-prime automobile loan contracts, funds on deposit in one or more accounts and forms of credit support described in this prospectus and in the accompanying prospectus supplement. Sub-prime automobile loan contracts are contracts made to borrowers who have experienced prior credit difficulties and generally have credit bureau scores ranging from 500 to 700.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  THE DATE OF THIS PROSPECTUS IS APRIL 28, 2006

    IMPORTANT INFORMATION ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS
                   AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

          We provide information to you about the securities in two separate documents that progressively provide more detail: (1) this prospectus, which provides general information; and (2) the accompanying prospectus supplement, which describes the specific terms of your series of securities.

          This prospectus by itself does not contain complete information about the offering of your securities; the balance of that information is contained in the accompanying prospectus supplement. We suggest that you read both this prospectus and the accompanying prospectus supplement in full. We cannot sell the securities to you unless you have received both this prospectus and the accompanying prospectus supplement.

                                TABLE OF CONTENTS

                                                                                      PAGE
                                                                                      ----
Summary of Prospectus..............................................................     6
   Issuing Entity..................................................................     6
   Depositor.......................................................................     6
   Sponsor.........................................................................     6
   Servicer........................................................................     6
   Backup Servicer.................................................................     6
   Trustee.........................................................................     6
   Trust Collateral Agent..........................................................     6
   The Securities..................................................................     7
   Trust Property..................................................................     7
   Distribution Date...............................................................     8
   Record Date.....................................................................     9
   Collection Period...............................................................     9
   Credit Enhancement..............................................................     9
   Cross-Collateralization.........................................................     9
   Registration of Securities......................................................     9
   Optional Termination............................................................     9
   Mandatory Termination...........................................................    10
   Sale of Automobile Loan Contracts...............................................    10
   Material Federal Income Tax Consequences........................................    10
   ERISA Considerations............................................................    10
   Ratings.........................................................................    10
Risk Factors.......................................................................    11
The Sponsor and the Servicer.......................................................    24
The Depositor......................................................................    24
The Backup Servicer................................................................    24
The Trustee and the Trust Collateral Agent.........................................    24
The Issuing Entity.................................................................    25
The Trust Property.................................................................    25

The Automobile Loan Contracts......................................................    26
   Automobile Loan Contract Pools..................................................    26
   The Automobile Loan Contracts...................................................    26
      Rule of 78s Automobile Loans.................................................    26
      Fixed Value Automobile Loans.................................................    27
      Simple Interest Automobile Loans.............................................    27
   Delinquencies, Repossessions, and Net Loss Information on the Automobile Loan
Contracts..........................................................................    28
   Maturity and Prepayment Considerations on the Automobile Loan Contracts.........    28
AmeriCredit's Automobile Financing Program.........................................    28
   General.........................................................................    28
      Target Market................................................................    28
      Dealer Lending: Branch Office Network........................................    29
      Dealer Lending: Dealer Relationship Managers.................................    29
      Third-Party Lending..........................................................    30
      Direct Lending...............................................................    30
      Marketing....................................................................    30
   Underwriting and Purchasing Automobile Loan Contracts...........................    31
      Proprietary Credit Scoring System and Risk-based Pricing.....................    31
      Loan Approval Process........................................................    31
   Servicing and Collections Procedures............................................    33
      General......................................................................    33
      Repossessions................................................................    34
      Sale of Automobile Loan Contracts............................................    35
   Risk Management.................................................................    35
      Overview.....................................................................    35
      Behavioral Scoring...........................................................    35
      Collateral Value Management..................................................    36
      Compliance Audits............................................................    36
The Sponsor's Securitization Program...............................................    36
Pool Factors.......................................................................    37
Use of Proceeds....................................................................    37
Description of the Securities......................................................    38
   General.........................................................................    38
   General Payment Terms of Securities.............................................    40
   Distribution Dates..............................................................    40
   Determination of Principal and Interest on the Securities.......................    40
   Fixed Rate Securities...........................................................    41
   Floating Rate Securities........................................................    41
   Scheduled Amortization Securities; Companion Securities.........................    42
   Book-Entry Registration.........................................................    42
   Definitive Securities...........................................................    46
   Reports to Securityholders......................................................    47
   Forward Commitments; Pre-Funding................................................    48
   Revolving Periods...............................................................    49
Description of the Transaction Documents...........................................    49

   Sale, Assignment and Servicing of the Automobile Loan Contracts.................    50
   Accounts........................................................................    50
   The Servicer....................................................................    51
   Servicing Procedures............................................................    51
   Payments on Automobile Loan Contracts...........................................    52
   Servicing Compensation..........................................................    52
   Distributions...................................................................    53
   Credit and Cash Flow Enhancements...............................................    54
      Credit Enhancement...........................................................    54
      Cash Flow Enhancement........................................................    54
   Collection Period Statements....................................................    55
   Evidence as to Compliance.......................................................    55
   Matters Regarding the Servicer..................................................    56
   Servicer Termination Event......................................................    56
   Rights upon Servicer Termination Event..........................................    57
   Waiver of Past Defaults.........................................................    58
   Amendment.......................................................................    58
   Events of Default...............................................................    58
   Termination.....................................................................    59
Material Legal Aspects of the Automobile Loan Contracts............................    60
   General.........................................................................    60
   Security Interests in the Financed Vehicles.....................................    61
      General......................................................................    61
      Perfection...................................................................    61
      Continuity of Perfection.....................................................    63
      Priority of Certain Liens Arising by Operation of Law........................    63
   Repossession....................................................................    64
   Notice of Sale; Redemption Rights...............................................    64
   Deficiency Judgments and Excess Proceeds........................................    65
   Consumer Protection Laws........................................................    65
   Servicemembers Civil Relief Act.................................................    67
   Other Limitations...............................................................    68
Material Federal Income Tax Consequences...........................................    68
   General.........................................................................    68
   Grantor Trust Securities........................................................    69
      Taxation of Beneficial Owners of Grantor Trust Securities....................    69
      Sales of Grantor Trust Securities............................................    70
      Grantor Trust Reporting......................................................    70
   Debt Securities.................................................................    70
      Taxation of Beneficial Owners of Debt Securities.............................    71
      Sales of Debt Securities.....................................................    71
      Debt Securities Reporting....................................................    71
   Partnership Interests...........................................................    72
      Taxation of Beneficial Owners of Partnership Interests.......................    72
      Sale or Exchange of Partnership Interests....................................    72
      Partnership Reporting........................................................    73

   Discount and Premium............................................................    74
      Original Issue Discount......................................................    75
      Market Discount..............................................................    77
      Premium......................................................................    78
      Special Election.............................................................    78
   Backup Withholding and Information Reporting....................................    79
   Foreign Investors...............................................................    79
      Grantor Trust Securities and Debt Securities.................................    79
      Partnership Interests........................................................    79
State and Local Tax Consequences...................................................    80
ERISA Considerations...............................................................    80
   General.........................................................................    80
   ERISA Considerations regarding Securities which are Certificates................    81
      Plan Assets..................................................................    81
      Underwriter Exemptions.......................................................    81
   ERISA Considerations regarding Securities which are Notes.......................    84
   Consultation With Counsel.......................................................    85
Methods of Distributions...........................................................    85
Legal Opinions.....................................................................    86
Incorporation by Reference.........................................................    87
Financial Information..............................................................    87

                              SUMMARY OF PROSPECTUS

o This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the securities, carefully read this entire prospectus and the accompanying prospectus supplement.

o This summary provides an overview of the structural elements, calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus and the accompanying prospectus supplement.

o There are material risks associated with an investment in the securities. You should read the section entitled "Risk Factors" on page 11 of this prospectus and in the accompanying prospectus supplement, and consider the risk factors described in those sections, before making a decision to invest in the securities.

ISSUING ENTITY

The issuing entity for a particular series of securities may be either a special-purpose finance subsidiary of the sponsor or a trust formed by the sponsor.

DEPOSITOR

The depositor for a particular series of securities may be either AFS SenSub Corp., a special-purpose finance subsidiary of the sponsor, or AFS Funding Trust, a trust that is a wholly-owned special-purpose subsidiary of a corporation which, in turn, is a wholly-owned special-purpose subsidiary of the sponsor.

SPONSOR

AmeriCredit Financial Services, Inc., a Delaware corporation. The sponsor's principal offices are located at 801 Cherry Street, Suite 3900, Fort Worth, Texas 76102 and its telephone number is (817) 302-7000.

SERVICER

AmeriCredit Financial Services, Inc.

BACKUP SERVICER

For any series of securities, the backup servicer named in the related prospectus supplement.

TRUSTEE

For any series of securities, the trustee named in the related prospectus supplement.

In addition, if the issuing entity is a trust, it may separately enter into and issue notes pursuant to an indenture. In that case, the issuing entity and the indenture will be administered by separate independent trustees.

TRUST COLLATERAL AGENT

For any series of securities, the trust collateral agent named in the related prospectus supplement.

THE SECURITIES

Each class of securities will be either:

o    certificates evidencing beneficial ownership in the trust property; or

o    notes representing indebtedness of the issuing entity.

Each class or series of securities may have a different interest rate, which may be a fixed or floating interest rate. The related prospectus supplement will specify the interest rate for each class or series of securities, or the initial interest rate and the method for determining subsequent changes to the interest rate.

A series of securities may include one or more classes which:

          o are stripped of regular interest payments and entitled only to principal distributions, with disproportionate, nominal or no interest distributions;

          o are stripped of regular principal payments and entitled only to interest distributions, with disproportionate, nominal or no principal distributions;

          o have different terms, including different interest rates and different timing, sequential order or priority of payments, amount of principal or interest or both;

          o will not distribute accrued interest but rather will add the accrued interest to the note principal balance, or nominal balance, in the manner described in the related prospectus supplement;

          o are senior to one or more other classes of securities in respect of distributions of principal and interest and allocations of losses on automobile loan contracts; or

          o have a revolving feature, under which a class receives no principal distributions for an initial period, then receives all or a portion of the principal distributions during a subsequent period.

A series of securities may provide that distributions of principal or interest or both on any class may be made:

          o    upon the occurrence of specified events;

          o    in accordance with a schedule or formula; or

          o on the basis of collections from designated portions of the related pool of automobile loan contracts.

TRUST PROPERTY

As specified in the related prospectus supplement, the trust property may consist of:

          o a pool consisting primarily of sub-prime automobile loan contracts between manufacturers, dealers or third-party lenders and borrowers, or originated by the sponsor directly with borrowers, together with all monies received relating to the automobile loan contracts;

          o a security interest in the underlying automobiles, the proceeds from the disposition of the automobiles, an assignment of rights to proceeds from claims on insurance policies covering the automobiles and certain property relating to the automobiles (including the contract files relating to the automobiles);

          o an assignment of the depositor's rights against manufacturers, dealers, third-party lenders or other originators under agreements between the depositor and the related manufacturer, dealer, third-party lender or other originator;

          o amounts held in any collection, reserve, pre-funding or other accounts established pursuant to the transaction documents;

          o credit enhancement for the trust property or any class of securities; and

          o    interest on short-term investments.

If the related prospectus supplement specifies, the issuing entity may acquire additional automobile loan contracts during a specified pre-funding period from monies in a pre-funding account.

If the related prospectus supplement specifies, collections on automobile loan contracts owned by the issuing entity may be used to purchase additional automobile loan contracts during a revolving funding period rather than applied to make certain payments on the securities.

Sub-prime automobile loan contracts, the principal component of the trust property, is a common term used to describe automobile loan contracts made to borrowers who have experienced prior credit difficulties and generally have credit bureau scores ranging from 500 to 700.

The automobile loan contracts included as trust property of an issuing entity may consist of:

          o Rule of 78s automobile loans under which the obligor pays, in monthly installments, a specified total representing the principal amount financed and finance charges, which finance charges are calculated so that the interest portion of each payment is greater during the early months of the automobile loan contract term and lower during later months;

          o fixed value automobile loans which provide for monthly payments with a final fixed payment that is greater than the scheduled monthly payments; and

          o simple interest automobile loans which provide for amortization of the amount financed through a series of fixed level monthly payments.

DISTRIBUTION DATE

As described in the related prospectus supplement, the securities will pay principal and/or interest on specified dates. Distribution dates will occur monthly, quarterly, or semi-annually.

RECORD DATE

The related prospectus supplement will describe a date preceding the distribution date, as of which the trust collateral agent, the trustee or its paying agent will fix the identity of securityholders. Securityholders whose identities are fixed on this date will receive payments on the next succeeding distribution date.

COLLECTION PERIOD

A period preceding each distribution date - for example, in the case of monthly-pay securities, the calendar month preceding the month in which a distribution date occurs. As the related prospectus supplement will more fully describe, the servicer will remit collections received in respect of a collection period to the related trust collateral agent or trustee prior to the related distribution date.

CREDIT ENHANCEMENT

As described in the related prospectus supplement, credit enhancement for the trust property or any class of securities may include any one or more of the following:

          o a financial guaranty insurance policy issued by a financial guaranty insurer specified in the related prospectus supplement;

          o    excess cashflow;

          o    a reserve or spread account;

          o    letters of credit;

          o    credit or liquidity facilities;

          o    interest rate swaps;

          o    interest rate caps;

          o    subordination;

          o    cross-collateralization; and

          o    over-collateralization.

CROSS-COLLATERALIZATION

As described in the related transaction documents, securitization transactions sponsored by AmeriCredit Financial Services, Inc. and insured by the same financial guaranty insurer are cross-collateralized to a limited extent.

Excess cashflows from a cross-collateralized securitization transaction may be used to cover any shortfall in the original target credit enhancement requirement for another cross-collateralized transaction, as specified in the transaction documents.

REGISTRATION OF SECURITIES

The issuing entity may issue the securities as global securities registered in the name of Cede & Co. as nominee of the Depository Trust Company, or another nominee. In this case, securityholders will not receive definitive securities representing their interests except in limited circumstances described in the related prospectus supplement.

OPTIONAL TERMINATION

As described in this prospectus and the related prospectus supplement, the servicer, the sponsor, or if the related prospectus supplement specifies, other entities, may, at their respective options, cause the early retirement of a series of securities.

MANDATORY TERMINATION

As described in this prospectus and the related prospectus supplement, the trustee, the servicer, or if the related prospectus supplement specifies, other entities, may be required to retire early all or any portion of a series of securities. The transaction documents may require these parties to solicit competitive bids for the purchase of the trust property or otherwise.

SALE OF AUTOMOBILE LOAN CONTRACTS

As described in this prospectus and the related prospectus supplement, the servicer may, in accordance with the terms of the transaction documents for that particular series of securities, direct the issuing entity to sell delinquent automobile loan contracts to a third party that is unaffiliated with the sponsor, the depositor and the issuing entity.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Each series of securities will, for federal income tax purposes, constitute one of the following:

          o interests in an issuing entity treated as a grantor trust under applicable provisions of the Internal Revenue Code;

          o debt issued by an issuing entity or by the sponsor secured by the underlying automobile loan contracts; or

          o    interests in an issuing entity which is treated as a partnership.

In addition to reviewing Material Federal Income Tax Consequences in this prospectus and the related prospectus supplement, you should consult your tax advisors.

ERISA CONSIDERATIONS

A fiduciary of a pension, profit sharing or other employee benefit plan may wish to review with its legal advisors whether the purchase, holding or disposition of securities could give rise to a prohibited transaction under ERISA, or the Internal Revenue Code, and whether an exemption from the prohibited transaction rules is available. We suggest that you review "ERISA Considerations" beginning on page 81 in this prospectus and in the related prospectus supplement.

RATINGS

Each class of securities offered by a prospectus supplement will be rated in one of the four highest rating categories of at least one nationally recognized statistical rating agency. The ratings are not a recommendation to purchase, hold or sell the securities and do not address the market price or suitability of the securities for a particular investor. The ratings address the likelihood of timely payment of interest and the ultimate payment of principal on the securities by the stated maturity date. The ratings do not address the rate of prepayments that may be experienced on the automobile loan contracts or the effect on the rate of prepayments on the return of principal to securityholders. A rating agency, in its discretion may lower, qualify or withdraw its rating as to any class of notes at any time.

                                  RISK FACTORS

          This section and the section under the caption "Risk Factors" in the accompanying prospectus supplement describe the principal risk factors associated with an investment in any class of securities. You should consider these risk factors prior to any purchase of any class of securities.

YOU MAY NOT BE ABLE TO SELL      A secondary market for these securities may not
YOUR SECURITIES, AND MAY HAVE    be available. If it is available, it may not
TO HOLD YOUR SECURITIES TO       provide you with sufficient liquidity of
MATURITY EVEN THOUGH YOU MAY     investment or continue for the life of these
WANT TO SELL.                    securities. The underwriters may establish a
                                 secondary market in the securities, although no underwriter will be obligated to do so. The securities are not expected to be listed on any securities exchange or quoted in the automated quotation system of a registered securities association.

                                 Issuance of the securities in book-entry form may also reduce the liquidity in the secondary trading market, since some investors may be unwilling to purchase securities for which they cannot obtain definitive physical securities.

PREPAYMENTS ON THE AUTOMOBILE    The yield to maturity of the securities may be
LOAN CONTRACTS COULD CAUSE YOU   adversely affected by a higher or lower than
TO BE PAID EARLIER OR LATER      anticipated rate of prepayments on the
THAN YOU EXPECT, WHICH MAY       automobile loan contracts. If you purchase a
ADVERSELY AFFECT YOUR YIELD TO   security at a premium based on your
MATURITY.                        expectations as to its maturity or weighted
                                 average life, and the security pays principal more quickly than you expected, your yield will be reduced and you may not recover the premium you paid. Similarly, if you purchase a security at a discount based on your expectations as to its maturity or weighted average life, and the security pays principal more slowly than you expected, your yield will be lower than you anticipated.

                                 The yield to maturity on interest only
                                 securities will be extremely sensitive to the rate of prepayments on the automobile loan contracts. If the automobile loan contracts prepay rapidly the yield on an interest only security could be dramatically reduced.

                                 The automobile loan contracts may be prepaid in full or in part at any time.

                                 We cannot predict the rate of prepayments of the automobile loan contracts, which is influenced by a wide variety of economic, social and other factors, including among others, obsolescence, prevailing interest rates, availability of alternative financing, local and regional economic conditions and natural disasters. Therefore, we can give no assurance as to the level of prepayments that an issuing entity will experience.

OPTIONAL OR MANDATORY            Your securities could be subject to optional or
REDEMPTION OF YOUR SECURITIES    mandatory redemption features, which could
COULD CAUSE YOU TO BE PAID       adversely affect the yield to maturity of the
EARLIER THAN YOU EXPECT, WHICH   securities and which may expose you to
MAY ADVERSELY AFFECT YOUR        reinvestment risk.
YIELD TO MATURITY AND WHICH
MAY EXPOSE YOU TO REINVESTMENT
RISK.

                                 One or more classes of securities of any series may be subject to optional or mandatory redemption in whole or in part, on or after a specified date, or on or after the time when the aggregate outstanding principal amount of the automobile loan contracts or the securities is less than a specified amount or percentage. The conditions under which an optional or mandatory redemption of all or a portion of a series of securities may be effected are set forth in the related prospectus supplement.

                                 If you purchase a security at a premium based on your expectations as to its maturity or weighted average life, and the security is redeemed earlier than you expected, your yield will be reduced and you may not recover the premium you paid. Similarly, if you purchase a security at a discount based on your expectations as to its maturity or weighted average life, and the security is redeemed later than you expected, your yield will be lower than you anticipated. The yield to maturity on interest only securities will be extremely sensitive to the timing of any redemption of the securities. If an interest only security were redeemed earlier than you had anticipated, the yield on the security could be dramatically reduced.

                                 Furthermore, since prevailing interest rates may fluctuate, we cannot assure you that you will be able to reinvest these amounts at a yield equaling or exceeding the yield on your securities. You will bear the risk of reinvesting unscheduled distributions resulting from a redemption.

THE TRUST PROPERTY CONSISTS      The trust property consists primarily of
MAINLY OF AUTOMOBILE LOAN        sub-prime automobile loan contracts originated
CONTRACTS MADE TO SUB-PRIME      under lending programs of the sponsor designed
BORROWERS.                       to serve consumers who have limited access to
                                 traditional automobile financing. There is a high degree of risk associated with sub-prime borrowers. The typical sub-prime borrower may have had previous financial difficulties or a limited credit history. Because the sponsor serves consumers who are unable to meet the credit standards imposed by most traditional automobile financing services, it charges interest at higher rates than those charged by many traditional financing sources. Sub-prime automobile loan contracts such as those included in trust property therefore entail relatively higher risk and may be expected to experience higher levels of delinquencies, defaults and net losses than automobile loan contracts originated by traditional automobile financing sources.

CREDIT ENHANCEMENT, IF           Credit enhancement may be provided in limited
PROVIDED, WILL BE LIMITED IN     amounts to cover some, but not all, types of
BOTH AMOUNT AND SCOPE OF         losses on the automobile loan contracts and may
COVERAGE, AND MAY NOT BE         reduce over time in accordance with a schedule
SUFFICIENT TO COVER ALL LOSSES   or formula. Furthermore, credit enhancement may
OR RISKS ON YOUR INVESTMENT.     provide only very limited coverage as to some
                                 types of
                                 losses, and may provide no coverage as to other types of losses. Credit enhancement does not directly or indirectly guarantee to the investors any specified rate of prepayments, which is one of the principal risks of your investment. The amount and types of credit enhancement coverage, the identification of any entity providing the credit enhancement, the terms of any subordination and any other information will be described in the accompanying prospectus supplement.

POSSESSION OF THE AUTOMOBILE     Any insolvency by the sponsor, the servicer, or
LOAN CONTRACTS BY THE SPONSOR    a third party while in possession of the
COMBINED WITH THE INSOLVENCY     automobile loan contracts may result in
OF THE SPONSOR, THE SERVICER,    competing claims to ownership or security
OR OTHER PARTY, MAY CAUSE YOUR   interests in the automobile loan contracts
PAYMENTS TO BE REDUCED OR        which could result in delays in payments on the
DELAYED.                         securities, losses to securityholders or the
                                 repayment of the securities.

                                 In addition, if the sponsor, the servicer, or a third party while in possession of the automobile loan contracts, sells or pledges and delivers them to another party, that party could acquire an interest in the automobile loan contracts with priority over the trustee's or trust collateral agent's interest. This could result in delays in payments on the securities, losses to securityholders or the repayment of the securities.

GEOGRAPHIC CONCENTRATIONS OF     Adverse economic conditions or other factors
AUTOMOBILE LOAN CONTRACTS MAY    affecting any state or region could increase
INCREASE CONCENTRATION RISKS.    the delinquency, default or net loss experience
                                 of the automobile loan contracts if there is a significant concentration of automobile loan contracts relating to borrowers located in the affected state or region. Historically, 10% or more of the sponsor's automobile loan contracts are concentrated in each of California, Florida and Texas. Further concentration in these or other states could increase this risk.

STATE LAWS AND OTHER FACTORS     State laws may prohibit, limit, or delay
MAY LIMIT THE COLLECTION OF      repossession and sale of the vehicles to
PAYMENTS ON THE AUTOMOBILE       recover losses on defaulted automobile loan
LOAN CONTRACTS AND               contracts. As a result, you may experience
REPOSSESSION OF THE VEHICLES.    delays in receiving payments and suffer losses.

                                 Additional factors that may affect the issuing entity's ability to recoup the full amount due on an automobile loan contract include:

                                 o the sponsor's failure to file amendments to the certificate of title relating to the related vehicle;

                                 o    the sponsor's failure to file financing
                                      statements to perfect its security
                                      interest in the related vehicle;

                                 o    depreciation;

                                 o    obsolescence;

                                 o    damage or loss of the related vehicle; and

                                 o    the application of federal and state
                                      bankruptcy and insolvency laws.

                                 Furthermore, proceeds from the sale of
                                 repossessed vehicles can fluctuate
                                 significantly based upon market conditions. A deterioration in general economic conditions could result in a greater loss in the sale of repossessed vehicles than the sponsor has historically experienced.

INSOLVENCY OF THE SPONSOR MAY    In some circumstances, a bankruptcy of the
CAUSE YOUR PAYMENTS TO BE        sponsor may reduce payments to you. The sponsor
REDUCED OR DELAYED.              has structured and will structure
                                 securitization transactions such that, in the event the sponsor were to become bankrupt, the automobile loan contracts sold to the related issuing entity would be guarded against becoming property of the sponsor's bankruptcy estate. The steps taken to guard the sold automobile loan contracts against bankruptcy include the creation of one or more separate special-purpose subsidiaries (the formation documents for which restrict the nature of their businesses and their ability to commence a voluntary bankruptcy case or proceeding) and the transfer of the automobile loan contracts to those special-purpose subsidiaries, which in turn transfer the automobile loan contracts to the issuing entity which is also a special-purpose subsidiary for the related series of securities. These special-purpose subsidiaries and issuing entities are required by their formative documents to be operated in such a manner as to minimize the risk that they would be consolidated with the sponsor in the event of the sponsor's bankruptcy. The sponsor believes that its transfers of the automobile loan contracts to those special-purpose subsidiaries are structured so that they should be treated as absolute and unconditional assignments and transfers under bankruptcy law and that the automobile loan contracts should not, in the event that the sponsor were to become bankrupt, become property of the sponsor's bankruptcy estate. Furthermore, the sponsor believes that it, its special-purpose subsidiaries and the issuing entities are, and will be, operated in a manner that minimizes the likelihood that their assets would be consolidated with those of the sponsor in the event of the sponsor's bankruptcy.

                                 However, in the event of an insolvency of the sponsor, a court or bankruptcy trustee could attempt to:

                                 o    recharacterize the transfer of the
                                      automobile loan contracts by the sponsor to the subsidiary as a borrowing by the sponsor from the subsidiary or the related securityholders secured by a pledge of the automobile loan contracts; or

                                 o consolidate the assets of the subsidiary with those of the sponsor because the sponsor will own the equity interests of the subsidiary.

                                 If a recharacterization attempt is successful, a court could elect to accelerate payment of the securities and liquidate the automobile loan contracts. Then you may only be entitled to the outstanding principal amount and interest on the securities at the interest rate on the date of payment. A recharacterization attempt, even if unsuccessful, could result in delays in payments to you.

                                 If either attempt is successful, the securities would be accelerated and the trustee's or the trust collateral agent's recovery on your behalf could be limited to the then current value of the automobile loan contracts. Consequently, you could lose the right to future payments and you may not receive your anticipated interest and principal on the securities.

COMMINGLING OF COLLECTIONS       While the sponsor is the servicer, cash
WITH THE SPONSOR'S CORPORATE     collections remitted directly to the sponsor
FUNDS MAY RESULT IN REDUCED OR   and not to a lockbox account and held by the
DELAYED PAYMENTS TO YOU.         sponsor prior to deposit in the collection
                                 account as required by the transaction
                                 documents may be commingled with the sponsor's corporate funds prior to each distribution date.

                                 If bankruptcy proceedings are commenced with respect to the sponsor while acting as servicer, the sponsor (if not the servicer), the issuing entity, the trustee or the trust collateral agent may not have a perfected security interest and any funds then held by the servicer may be unavailable to securityholders.

LOSSES AND DELINQUENCIES ON      We cannot guarantee that the delinquency and
THE AUTOMOBILE LOAN CONTRACTS    loss levels of the automobile loan contracts
MAY DIFFER FROM THE SPONSOR'S    owned by an issuing entity will correspond to
HISTORICAL LOSS AND              the historical levels the sponsor experienced
DELINQUENCY LEVELS.              on its automobile loan contract and vehicle
                                 portfolio or in prior securitization pools.
                                 There is a risk that delinquencies and losses could increase or decline significantly for various reasons, including changes in the local, regional or national economies.

SECURITYHOLDERS HAVE NO          There is no recourse against the sponsor. The
RECOURSE AGAINST THE SPONSOR     securities represent obligations solely of the
FOR LOSSES.                      related issuing entity or debt secured by the
                                 trust property owned by that issuing entity. No securities will be guaranteed by the sponsor, the servicer, or the applicable trustee or trust collateral agent. Consequently, if payments on the automobile loan contracts, and to the extent available, any credit enhancement, are insufficient to pay the securities in full, you have no rights to obtain payment from the sponsor.

USED VEHICLES INCLUDED IN THE    Some or all of the assets of an issuing entity
AUTOMOBILE LOAN CONTRACT POOL    may consist of automobile loan contracts to
MAY INCUR HIGHER LOSSES THAN     finance the purchase of used vehicles. Because
NEW AUTOMOBILES.                 the value of a used vehicle is more difficult
                                 to determine, upon sale of a repossessed vehicle, a greater loss may be incurred.

DEFAULTED AUTOMOBILE LOAN        In the event that the sponsor or the servicer
CONTRACTS MAY RESULT IN A        must repossess and dispose of vehicles to
DELAY IN PAYMENTS TO             recover scheduled payments due on defaulted
SECURITYHOLDERS AND A LOSS OF    automobile loan contracts, the issuing entity
YOUR INVESTMENT.                 may not realize the full amount due on an
                                 automobile loan contract, or may not realize the full amount on a timely basis. Other factors that may affect the ability of the issuing entity to realize the full amount due on an automobile loan contract include whether endorsements or amendments to certificates of title relating to the vehicles had been filed or such certificates have been delivered to the trustee or trust collateral agent, whether financing statements to perfect the security interest in the automobile loan contracts had been filed, depreciation, obsolescence, damage or loss of any vehicle, a market deterioration for recoveries from repossessed vehicles, and the application of federal and state bankruptcy and insolvency laws. As a result, you may be subject to delays in receiving payments and suffer loss of your investment in the securities.

TRANSFER OF SERVICING MAY        If the sponsor were to cease servicing the
DELAY PAYMENTS TO YOU.           automobile loan contracts, delays in processing
                                 payments on the automobile loan contracts and information regarding automobile loan contract payments could occur. This could delay payments to you. The transaction documents contain provisions that could result in the termination of the sponsor's servicing rights. See
                                 "Description of the Transaction
                                 documents--Servicer Termination Event" herein.

INABILITY OF THE SPONSOR TO      The transaction documents require the sponsor
REACQUIRE AUTOMOBILE LOAN        to reacquire automobile loan contracts from the
CONTRACTS WHICH BREACH A         trust property if representations and
REPRESENTATION OR WARRANTY MAY   warranties concerning the automobile loan
CAUSE YOUR PAYMENTS TO BE        contracts' eligibility for sale to the issuing
REDUCED OR DELAYED.              entity have been breached. If the sponsor is
                                 unable to reacquire the automobile loan
                                 contracts and no other party is obligated to perform or satisfy these obligations, you may experience delays in receiving payments and suffer losses on your investment in the securities.

INADEQUATE INSURANCE ON          Each automobile loan contract requires the
VEHICLES MAY CAUSE LOSSES ON     obligor to maintain insurance covering physical
YOUR INVESTMENT.                 damage to the vehicle in an amount not less
                                 than the unpaid principal balance of the automobile loan contract with the sponsor named as a loss payee. Since the obligors select their own insurers to provide the required coverage, the specific terms and conditions of their policies vary.

                                 In addition, although each automobile loan contract generally gives the sponsor the right to obtain force-placed insurance coverage in the event the required physical damage insurance on a vehicle is not maintained by an obligor, neither the sponsor nor the servicer is obligated to obtain force-placed coverage and neither is in the practice of obtaining force-placed insurance coverage. The sponsor has historically not obtained forced-placed insurance coverage and does not intend to do so in the future. In the event insurance coverage is not maintained by obligors and coverage is not force placed, then insurance recoveries may be limited in the event of losses or casualties to vehicles included in the trust property, and you could suffer a loss on your investment.

LIMITATIONS ON INTEREST          Generally, under the terms of the
PAYMENTS AND REPOSSESSIONS MAY   Servicemembers Civil Relief Act or similar
CAUSE LOSSES ON YOUR             state legislation, a lender may not charge an
INVESTMENT.                      obligor who enters military service after the
                                 origination of the automobile loan contract interest, including fees and charges, above an annual rate of 6% during the period of the obligor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that this action could affect the servicer's ability to collect full amounts of interest on some of the automobile loan contracts. In addition, the relief act imposes limitations that would impair the servicer's ability to repossess an affected automobile loan contract during the obligor's period of active duty status. Thus, in the event that these automobile loan contracts go into default, there may be delays in receiving payments and losses on your investment in the securities.

THE RATINGS ASSIGNED TO YOUR     The ratings assigned to the securities will be
SECURITIES BY THE RATING         based on, among other things, the adequacy of
AGENCIES MAY BE LOWERED OR       the assets of the issuing entity and any credit
WITHDRAWN AT ANY TIME, WHICH     enhancement for a series of securities. Any
MAY AFFECT YOUR ABILITY TO       rating which is assigned may not remain in
SELL YOUR SECURITIES.            effect for any given period of time or may be
                                 lowered or withdrawn entirely by the rating agencies, if, in their judgment, circumstances in the future so warrant. Ratings may also be lowered or withdrawn because of an adverse change in the financial or other condition of a provider of credit enhancement or a change in the rating of a credit enhancement provider's long term debt at any time, which may affect your ability to sell your securities.

BECAUSE THE RATINGS OF CERTAIN   The ratings of securities enhanced by a credit
SECURITIES ARE DEPENDENT UPON    enhancement provider will depend primarily on
CREDITWORTHINESS OF A CREDIT     the creditworthiness of the credit enhancement
ENHANCEMENT PROVIDER, A          provider. There is a risk that any reduction in
DOWNGRADE OF THE CREDIT          any of the credit enhancement provider's
ENHANCEMENT PROVIDER COULD       financial strength ratings could result in a
CAUSE A DOWNGRADE OF THE         reduction of the ratings on the securities.
SECURITIES.

THE CASH AVAILABLE TO THE        Most of the sponsor's securitization
SPONSOR AND ITS ROLE AS          transactions have been insured by financial
SERVICER COULD BE ADVERSELY      guaranty insurers. Generally, the form of
AFFECTED BY ANY NEGATIVE         credit enhancement agreements that the sponsor
PERFORMANCE OF AUTOMOBILE LOAN   enters into with a financial guaranty insurer
CONTRACTS IN THE SPONSOR'S       in connection with a securitization transaction
SERVICING PORTFOLIO.             contain specified limits on portfolio
                                 performance ratios (typically delinquency, cumulative default and cumulative net loss triggers) relating to the automobile loan contracts included in that securitization transaction. If at any measurement date any of the monitored portfolio performance ratios with respect to an issuing entity exceeds limits set forth in the related credit enhancement agreements, provisions of the credit enhancement agreements would automatically increase the level of credit enhancement requirements for that issuing entity, unless a waiver is obtained from the related financial guaranty insurer. During the period when any specified ratio is exceeded, excess cash flow, if any, from the issuing entity would then be used to fund the increased credit enhancement levels instead of being released to the sponsor, which would have an adverse effect on the sponsor's cash flow.

                                 In cases where excess cash flow from a
                                 securitization does not flow to the sponsor and is instead used to increase credit enhancement on that securitization, the sponsor continues to receive servicing fees, subject to the priority of payments, from that securitization and will continue to receive those fees for so long as it remains the servicer under the transaction.

                                 The credit enhancement agreements with the sponsor's financial guaranty insurers contain additional specified targeted pool performance ratios which are higher than the limits referred to in the preceding paragraphs. If, at any measurement date, the targeted pool performance ratios with respect to any insured issuing entity were to exceed these higher levels, provisions of the credit enhancement agreements may permit the applicable financial guaranty insurer to terminate the sponsor's servicing rights to the automobile loan contracts sold to that issuing entity and may give rise to the ability of the financial guaranty insurer, the trustee or a specified percentage of the securityholders to declare an event of default to have occurred. Although the sponsor has never exceeded these targeted pool performance ratios, there can be no assurance that the sponsor will not exceed these ratios in the future or that, if the sponsor did exceed these ratios, the servicer's servicing rights with respect to the automobile loan contracts owned by the related issuing entity would not be terminated.

                                 In addition, many of the transaction documents for the insured securitizations are cross-defaulted so that a default under one transaction document would allow the applicable financial guaranty insurer to terminate the sponsor's rights as servicer under all transaction documents relating to other securitization transactions with respect to which it issued a financial guaranty insurance policy. Any additional financial guaranty insurers who issue financial guaranty insurance policies in connection with future transactions may require similar cross-default features among transactions which they insure.

                                 The sponsor's financial guaranty insurers have other rights to terminate the sponsor as servicer for issuing entities insured by the same financial guaranty insurer, including if
                                 (i) the sponsor were to breach its obligations under the applicable transaction documents,
                                 (ii) the applicable financial guaranty insurer was required to make payments under one or more of its policies or (iii) certain bankruptcy or insolvency events were to occur.

A SHORTFALL IN THE CREDIT        The sponsor's securitization transactions,
ENHANCEMENT BASE AMOUNT, COULD   insured by financial guaranty insurers which
ADVERSELY AFFECT THE SPONSOR'S   contain a cross-collateralization feature and
CASH FLOW.                       have been executed since October 2002 are
                                 cross-collateralized to a limited extent. In the event of a shortfall in the original target credit enhancement requirement for any of the insured securitization transactions after a certain period of time, excess cash flows from other transactions insured by the same financial guaranty insurer may be used to satisfy that shortfall. It is possible that future insured transactions may have a similar cross-collateralization feature among themselves and with outstanding transactions insured by the same financial guaranty insurer.

                          THE SPONSOR AND THE SERVICER

          The sponsor is the wholly-owned primary operating subsidiary of AmeriCredit Corp., a Texas corporation, the common shares of which are listed on the New York Stock Exchange. The sponsor was incorporated in Delaware on July 22, 1992. The sponsor originates and services automobile loan contracts. The sponsor's executive offices are located at 801 Cherry Street, Suite 3900 Fort Worth, Texas 76102; telephone (817) 302-7000. The sponsor will serve as the servicer for each securitization transaction.

          See the accompanying prospectus supplement for information regarding the sponsor's securitization program, static pool data regarding the securitizations sponsored by the sponsor and recent developments concerning the sponsor and the servicer.

                                  THE DEPOSITOR

          The depositor for each series of securities will be specified in the related prospectus supplement and will be either AFS SenSub Corp., a special-purpose finance subsidiary of the sponsor, or AFS Funding Trust, a trust that is a wholly-owned special-purpose subsidiary of a corporation which, in turn, is a wholly-owned special-purpose subsidiary of the sponsor. As described in the related prospectus supplement, the depositor will structure each transaction so that a bankruptcy of the sponsor will not result in the consolidation of the depositor's assets and liabilities with those of the sponsor. The depositor will receive a legal opinion for each transaction, subject to various facts, assumptions and qualifications, opining that if the sponsor was adjudged bankrupt, it would not be a proper exercise of a court's equitable discretion to disregard the separate corporate existence of the depositor and to require the consolidation of the depositor's assets and liabilities with those of the sponsor. However, there can be no assurance that a court would not conclude that the assets and liabilities of the depositor should be consolidated with those of the sponsor.

          Delays in distributions on the notes and possible reductions in distribution amounts could occur if a court decided to consolidate the depositor's assets with those of the sponsor, or if a filing were made under any bankruptcy or insolvency law by or against the depositor, or if an attempt were made to litigate any of those issues.

                               THE BACKUP SERVICER

          The backup servicer for each series of securities, if any, will be specified in the related prospectus supplement. The backup servicer's duties in connection with the related securitization will be set forth in the related prospectus supplement and transaction documents.

                   THE TRUSTEE AND THE TRUST COLLATERAL AGENT

          The trustee and the trust collateral agent for each series of securities will be specified in the related prospectus supplement. The trustee's and the trust collateral agent's liabilities in connection with the issuance and sale of the related securities is limited solely to the express obligations of the trustee and the trust collateral agent, respectively, detailed in the transaction documents.

          The related prospectus supplement will specify procedures for the resignation or removal of the trustee, the trust collateral agent, any replacement trustee and any replacement trust collateral agent and for the replacement of any such party.

                               THE ISSUING ENTITY

          The sponsor or the depositor will either establish a separate entity that will issue the securities, or will form a finance subsidiary that will issue the securities.

                               THE TRUST PROPERTY

          As specified in the related prospectus supplement, the trust property will include:

          o a pool of primarily sub-prime automobile loan contracts relating to automobile loans between manufacturers, dealers, third-party lenders or originated by the sponsor directly with retail purchasers;

          o all monies, including accrued interest, due on the automobile loan contracts on or after the cut-off date;

          o    amounts that the servicer may hold in one or more accounts;

          o    security interests in the underlying automobiles;

          o the right to proceeds from the disposition of the automobiles, an assignment of rights to proceeds from claims on insurance policies covering the automobiles and property relating to the automobiles (including the contract files relating to the automobiles);

          o an assignment of the depositor's rights, if any, against manufacturers, dealers, third-party lenders or other originators under agreements between the sponsor and the related manufacturer, dealer, third-party lender or other originators; and

          o interest earned on short-term investments held in the trust property, unless the related prospectus supplement specifies that the interest may be paid to the servicer or the sponsor.

          If specified in the related prospectus supplement, the trust property will also include monies on deposit in a pre-funding account, which the issuing entity will use to acquire or receive a security interest in additional automobile loan contracts during a pre-funding period. In addition, some combination of credit enhancement may be issued to or held by the trustee or trust collateral agent on behalf of the issuing entity for the benefit of the securityholders.

          Sub-prime automobile loan contracts, the principal component of the trust property, is a common term used to describe automobile loan contracts made to borrowers who have experienced prior credit difficulties and generally have credit scores ranging from 500 to 700.

          The automobile loan contracts comprising the trust property will be either:

          o    originated by the sponsor;

          o    originated by manufacturers and acquired by the sponsor;

          o    originated by dealers and acquired by the sponsor; or

          o originated by other third-party lenders and acquired by the sponsor;

          The trust property will include automobile loan contracts for which the related vehicle is subject to federal or state registration or titling requirements.

                          THE AUTOMOBILE LOAN CONTRACTS

AUTOMOBILE LOAN CONTRACT POOLS

          To the extent appropriate, the related prospectus supplement will describe the composition of the automobile loan contracts including the term of the loan and the current principal balance and the distribution of the automobile loan contracts by:

          o    geographic concentration;

          o    average annual percentage rates;

          o    sponsor custom scores; and

          o    credit bureau scores.

THE AUTOMOBILE LOAN CONTRACTS

          The automobile loan contracts may consist of any combination of:

          o    rule of 78s automobile loans;

          o    fixed value automobile loans; or

          o    simple interest automobile loans.

Rule of 78s Automobile Loans

          Rule of 78s automobile loans provide for fixed level monthly payments which will amortize the full amount of the automobile loan contract over its term. The rule of 78s automobile loans provide for allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method -- the "rule of 78s". Each rule of 78s automobile loan requires the obligor to pay a specified total amount of payments, in monthly installments, which total represents the principal amount financed and finance charges in an amount calculated on the basis of a stated annual percentage rate for the term of the automobile loan contract. Under the rule of 78s, the portion of each payment allocable to interest is higher during the early months of the term of an automobile loan contract and lower during later months than that under a constant yield method for allocating payments between interest and principal. Nevertheless, all payments received by the servicer on or in respect of the rule of 78s automobile loans may be allocated on an actuarial or simple interest basis.

Fixed Value Automobile Loans

          Fixed value automobile loans provide for monthly payments with a final fixed value payment which is greater than the scheduled monthly payments. A fixed value automobile loan provides for amortization of the automobile loan contract over a series of fixed level payment monthly installments. The final fixed value payment in fixed value automobile loan may be satisfied by:

          o    payment in full in cash of the fixed value amount;

          o transfer of the vehicle to the sponsor, provided various conditions are satisfied; or

          o refinancing the fixed value payment in accordance with various conditions.

          For fixed value automobile loans, only the principal and interest payments due prior to the final payment and not the final payment may be included initially in the trust property.

Simple Interest Automobile Loans

          Simple interest automobile loans provide for the amortization of the amount financed over a series of fixed level monthly payments. However, unlike the rule of 78s automobile loans, each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the automobile loan contract multiplied by the stated APR and further multiplied by the period elapsed, as a fraction of a calendar year, since the preceding payment of interest was made. As payments are received under a simple interest automobile loan, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

          If an obligor elects to prepay a rule of 78s automobile loan in full, it is entitled to a rebate of the portion of the outstanding balance then due and payable attributable to unearned finance charges. If a simple interest automobile loan is prepaid, rather than receive a rebate, the obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a rule of

78s automobile loan generally will be less than the remaining scheduled payments of interest that would be due under a simple interest automobile loan for which all payments were made on schedule. Distributions to securityholders may not be affected by rule of 78s rebates because under the prospectus supplement the distributions may be determined using the actuarial or simple interest method.

DELINQUENCIES, REPOSSESSIONS, AND NET LOSS INFORMATION ON THE AUTOMOBILE LOAN CONTRACTS

          The related prospectus supplement will describe the sponsor's delinquency, repossession and net loss experience with respect to automobile loan contracts it has originated or acquired. This information may include, among other things, the experience with respect to all automobile loan contracts in the sponsor's portfolio during specified periods. There can be no assurance that the delinquency, repossession and net loss experience on any trust property will be comparable to the sponsor's prior experience.

MATURITY AND PREPAYMENT CONSIDERATIONS ON THE AUTOMOBILE LOAN CONTRACTS

          The weighted average life of the securities will be influenced by the rate at which the principal of the automobile loan contracts backing those securities are paid. If an automobile loan contract permits a prepayment, the payment, together with accelerated payments resulting from defaults, will shorten the weighted average life of the securities. The rate of prepayments on the automobile loan contracts may be influenced by a variety of economic, financial and other factors. In addition, the transaction documents will require the sponsor, under specific circumstances, to acquire automobile loan contracts from the related trust property as a result of breaches of representations and warranties. Any reinvestment risks resulting from a faster or slower rate of principal repayment on the securities will be borne entirely by the securityholders.

          Each prospectus supplement will provide additional information regarding the maturity and prepayment considerations applicable to a particular pool of automobile loan contracts and series of securities, together with a description of any prepayment penalties.

                   AMERICREDIT'S AUTOMOBILE FINANCING PROGRAM

GENERAL

Target Market

          The sponsor's automobile lending programs are designed to serve customers who have limited access to traditional automobile financing. The sponsor's typical borrowers have experienced prior credit difficulties and generally have credit bureau scores ranging from 500 to 700. Because the sponsor serves customers who are unable to meet the credit standards imposed by most traditional automobile financing sources, the sponsor generally charges interest at higher rates than those charged by traditional financing sources. As the sponsor provides financing in a relatively high risk market, the sponsor also expects to sustain a higher level of delinquencies and net losses than traditional automobile financing sources.

Dealer Lending: Branch Office Network

          The sponsor primarily uses a branch office network to market its indirect financing programs to selected dealers, develop relationships with these dealers and enter into dealer agreements. Dealer agreements are agreements between a dealer and AmeriCredit relating to the acquisition of automobile loan contracts from the dealer by AmeriCredit. Branch office and marketing personnel are responsible for the solicitation, enrollment and education of dealers regarding the sponsor's financing programs. The sponsor believes a local presence enables it to be more responsive to dealer concerns and local market conditions. The sponsor selects markets for branch office locations based upon numerous factors, including demographic trends and data, competitive conditions, the regulatory environment and the availability of qualified personnel. Branch offices are typically situated in suburban office buildings which are accessible to local dealers.

          Each branch office solicits dealers for automobile loan contracts and maintains the sponsor's relationship with the dealers in the geographic vicinity of that branch office. Branch office locations are typically staffed by a branch manager, an assistant manager and several dealer and customer service representatives. Larger branch offices may also have additional assistant managers or dealer marketing representatives. The sponsor believes that the personal relationships its branch managers and other branch personnel establish with the dealership staff are an important factor in creating and maintaining productive relationships with the sponsor's dealer customer base. Branch managers are compensated with base salaries and incentives based on overall branch performance including factors such as branch automobile loan contract credit quality, automobile loan contract pricing adequacy and automobile loan contract volume objectives. The incentives are typically paid in cash. The branch managers report to regional vice presidents.

          The sponsor's regional vice presidents monitor branch office compliance with the sponsor's underwriting guidelines and assist in local branch marketing activities. The sponsor's management information systems provide the regional vice presidents access to credit application information enabling them to consult with the branch managers on credit decisions and review exceptions to the sponsor's underwriting guidelines. The regional vice presidents also make periodic visits to the branch offices to conduct operating reviews.

Dealer Lending: Dealer Relationship Managers

          In addition to the branch office network, the sponsor uses dealer relationship managers to market its indirect financing programs to dealers in geographic areas where the sponsor has elected not to locate a branch office and to supplement application solicitation in geographic areas with an existing branch office. These dealer relationship managers maintain the sponsor's relationship with these dealers, but generally do not have responsibility for credit approvals. Finance automobile loan contracts solicited by the dealer relationship managers are underwritten at a branch office or at the sponsor's central automobile loan contract purchasing office, the National Servicing Center. The dealer relationship managers are compensated with a combination of base salaries and incentives that are based on automobile loan contract volume objectives.

Third-Party Lending

          The sponsor may establish and maintain relationships with THIRD-PARTY LENDERS who refer individual credit applications originated by dealers to the sponsor pursuant to an arrangement commonly referred to as a "private label" program. Under this program, the sponsor, after review of the referred credit application, will accept or deny the application and, if accepted, will propose terms of financing for such obligor to the third-party lender who, in turn communicates those terms to the dealer and the borrower. If the sponsor ultimately finances an automobile loan contract that is referred to it by a third-party lender, it does so by advancing the related funds to the third-party lender which then advances funds to the related dealer. Each third-party lender maintains the direct relationship with the related dealers. A third-party lender also may be identified on the certificate of title for the related automobile, in which case it is a titled third-party lender.

Direct Lending

          The sponsor may, in addition to purchasing automobile loan contracts originated by dealers and third-party lenders, originate automobile loan contracts directly with consumers. The sponsor does not currently maintain a direct lending platform, but if it does commence direct lending, a description of that program will be set forth in any prospectus supplement for a securitization transaction that contains a material number of automobile loan contracts that were directly originated.

Marketing

          As an indirect lender, the sponsor focuses its marketing activities on automobile dealerships. The sponsor is selective in choosing the dealers with whom it conducts business and primarily pursues manufacturer franchised dealerships with used car operations and select independent dealerships. The sponsor prefers to finance later model, low mileage used vehicles and moderately priced new vehicles.

          Prior to entering into a relationship with a dealer, the sponsor considers the dealer's operating history and reputation in the marketplace. The sponsor then maintains a non-exclusive relationship with the dealer. This relationship is actively monitored with the objective of maximizing the volume of applications received from the dealer that meet the sponsor's underwriting standards and profitability objectives. Due to the non-exclusive nature of the sponsor's relationships with dealerships, the dealerships retain discretion to determine whether to obtain financing from the sponsor or from another source for an automobile loan contract made by the dealership to a customer seeking to make a vehicle purchase. Representatives of the sponsor regularly contact and visit dealers to solicit new business and to answer any questions dealers may have regarding the sponsor's financing programs and capabilities and to explain the sponsor's underwriting philosophy. To increase the effectiveness of these contacts, marketing personnel have access to the sponsor's management information systems which detail current information regarding the number of applications submitted by a dealership, the sponsor's response and the reasons why a particular application was rejected.

          Automobile loan contracts are generally purchased by the sponsor without recourse to the dealer or third-party lender, and accordingly, the dealer or third-party lender usually has no liability to the sponsor if the consumer defaults on the automobile loan contract. Depending upon the automobile loan contract structure and consumer credit attributes, the sponsor may charge dealers a non-refundable acquisition fee when purchasing automobile loan contracts. These acquisition fees are assessed on a contract-by-contract basis. Although automobile loan contracts are purchased without recourse to the dealer or third-party lender, the dealer or third-party lender typically makes certain representations as to the validity of the automobile loan contracts and compliance with certain laws, and indemnifies the sponsor against any claims, defenses and set-offs that may be asserted against the sponsor because of assignment of the automobile loan contracts. Recourse based upon those representations and indemnities would be limited in circumstances in which the dealer or third-party lender has insufficient financial resources to perform upon such representations and indemnities. The sponsor does not view recourse against the dealer or third-party lender on these representations and indemnities to be of material significance in its decision to purchase automobile loan contracts from a dealer or third-party lender.

UNDERWRITING AND PURCHASING AUTOMOBILE LOAN CONTRACTS

Proprietary Credit Scoring System and Risk-based Pricing

          The sponsor utilizes a proprietary credit scoring system to support the credit approval process. The credit scoring system was developed through statistical analysis of the sponsor's consumer demographic and portfolio databases. Credit scoring is used to differentiate credit applicants and to rank order credit risk in terms of expected default rates, which enables the sponsor to evaluate credit applications for approval and tailor automobile loan contract pricing and structure according to this statistical assessment of credit risk. For example, a consumer with a lower score would indicate a higher probability of default and, therefore, the sponsor would either decline the application, or, if approved, compensate for this higher default risk through the structuring and pricing of the automobile loan contract. While the sponsor employs a credit scoring system in the credit approval process, credit scoring does not eliminate credit risk. Adverse determinations in evaluating automobile loan contracts for purchase could negatively affect the credit quality of the sponsor's automobile loan contracts portfolio.

          The credit scoring system considers data contained in the customer's credit application and credit bureau report as well as the structure of the proposed automobile loan contract and produces a statistical assessment of these attributes. This assessment is used to segregate applicant risk profiles and determine whether risk is acceptable and the price the sponsor should charge for that risk. The sponsor's credit scorecards are monitored through comparison of actual versus projected performance by score. Periodically, the sponsor endeavors to refine its proprietary scorecards based on new information including identified correlations between automobile loan contract performance and data obtained in the underwriting process.

Loan Approval Process

          The sponsor purchases individual automobile loan contracts through its branch offices using a credit approval process tailored to local market conditions. Branch personnel have a


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

specific credit authority based upon their experience and historical automobile loan contract portfolio results as well as established credit scoring parameters. Automobile loan contracts may also be purchased through the sponsor's National Service Center for specific dealers requiring centralized service, in certain markets where a branch office is not present or, in some cases, outside of normal branch office working hours. Although the credit approval process is decentralized, the sponsor's application processing system includes controls designed to ensure that credit decisions comply with the sponsor's credit scoring strategies and underwriting policies and procedures.

          Loan application packages completed by prospective obligors are received from dealers via facsimile, electronically or by telephone. The sponsor is a participating lender in DealerTrack Holdings, Inc., or DEALERTRACK, a service that facilitates electronic submission of consumer credit applications via the internet. Through DealerTrack automobile dealers can send application data to the sponsor electronically. Such data automatically interfaces with the sponsor's application processing systems, providing for faster processing. The sponsor receives the predominant portion of credit applications from dealers via DealerTrack. Application data received by fax or telephone are entered into the sponsor's automated application processing system. A credit bureau report is automatically accessed and a credit score is computed. A substantial percentage of the applications received by the sponsor fail to achieve an adequate credit score and are automatically declined. For applications that are not automatically declined, personnel of the sponsor with credit authority review the application package and, based upon credit scoring criteria, determine whether to approve the application, approve the application subject to conditions that must be met or deny the application. The credit decision is based primarily on the applicant's credit score. Dealers are contacted regarding credit decisions electronically, by facsimile or by telephone. Declined and conditioned applicants are also provided with appropriate notification of the decision.

          The sponsor's underwriting and collateral guidelines, including credit scoring parameters, form the basis for the credit decision. Exceptions to credit policies and authorities must be approved by designated individuals with appropriate credit authority. Exceptions are also monitored by the sponsor's centralized credit risk management department.

          Completed automobile loan contract packages are sent by the dealers to the sponsor. Loan documentation is scanned to create electronic images and electronically forwarded to the sponsor's centralized automobile loan contract processing department. A loan processing representative verifies certain applicant employment, income and residency information when required by the sponsor's credit policies. Loan terms, insurance coverages and other information may be verified or confirmed with the customer. The original documents are subsequently sent to the loan funding department and certain documents are stored in a fire resistant vault.

          Upon electronic receipt of automobile loan contract documentation, the loan funding department reviews the automobile loan contract packages for proper documentation and regulatory compliance and completes the entry of information into the sponsor's loan accounting system. Once cleared for funding, the funds are electronically transferred to the dealer or a check is issued. Upon funding of the automobile loan contract, the sponsor acquires a perfected security interest in the automobile that was financed. Daily automobile loan contract reports are generated for review by senior operations management. All of the sponsor's automobile loan contracts are fully amortizing with substantially equal monthly installments.

          In the future, the sponsor may use programs developed and maintained by service providers, such as DealerTrack, that allow the sponsor to complete the entire contracting process electronically. The electronic automobile loan contracts created by the programs will be electronically signed by the related obligors and will be stored in an electronic vault maintained by the sponsor or by the related service provider. The sponsor does not expect to maintain physical copies of the electronic automobile loan contracts.

          The sponsor has purchased only an immaterial number of electronically originated automobile loan contracts to date and has not included any electronically originated automobile loan contracts in a pool of automobile loan contracts that has been sold to an issuing entity. If the sponsor ever intends to include a material amount of electronically originated automobile loan contracts in a pool of automobile loan contracts to be sold to an issuing entity, the related prospectus supplement will describe the manner in which those automobile loan contracts were originated and the manner in which DealerTrack, or the related service provider will maintain the automobile loan contracts.

SERVICING AND COLLECTIONS PROCEDURES

General

          The sponsor's servicing activities consist of collecting and processing customer payments, responding to customer inquiries, initiating contact with customers who are delinquent in payment of an installment, maintaining the security interest in the financed vehicle, monitoring physical damage insurance coverage of the financed vehicle and arranging for the repossession of financed vehicles, liquidation of collateral and pursuit of deficiencies when necessary. Pursuant to the sale and servicing agreement relating to any issuing entity, at the time of the origination of any automobile loan contract, each financed vehicle is required to be covered by a comprehensive and collision insurance policy in accordance with its customary servicing procedures. The sponsor currently monitors such insurance coverage of financed vehicles in accordance with its customary servicing procedures. In addition, the sponsor has the right, under the sale and servicing agreement, to require each obligor to obtain insurance coverage by acquiring insurance on the obligor's behalf and charging the obligor the premium payments each month, together with principal and interest and other charges that are incurred to the obligor, however, the sponsor has not yet exercised this power of force-placed insurance and does not presently anticipate exercising such right. Because the sponsor serves customers who have experienced prior credit difficulties, the sponsor's servicing activities, described below, have been specially tailored to address the unique features of sub-prime automobile loan contract lending.

          The sponsor uses monthly billing statements to serve as a reminder to customers as well as an early warning mechanism in the event a customer has failed to notify the sponsor of an address change. Approximately 15 days before a customer's first payment due date and each month thereafter, the sponsor mails the customer a billing statement directing the customer to mail payments to a lockbox bank for deposit in a lockbox account. Payment receipt data is electronically transferred from the sponsor's lockbox bank to the sponsor for posting to the automobile loan contract accounting system. Payments may also be received directly by the sponsor from customers or via electronic transmission of funds. All payment processing and customer account maintenance is performed centrally at the sponsor's operations center in Arlington, Texas.

          The sponsor's collections activities are performed at regional centers located in Arlington, Texas, Chandler, Arizona, Charlotte, North Carolina and Peterborough, Ontario. A predictive dialing system is utilized to make phone calls to customers whose payments are past due. The predictive dialer is a computer-controlled telephone dialing system that simultaneously dials phone numbers of multiple customers from a file of records extracted from the sponsor's database. Once a live voice responds to the automated dialer's call, the system automatically transfers the call to a collector and the relevant account information to the collector's computer screen. Accounts that the system has been unable to reach within a specified number of days are flagged, thereby promptly identifying for management all customers who cannot be reached by telephone. By eliminating the time spent on attempting to reach customers, the system gives a single collector the ability to speak with a larger number of borrowers daily.

          Once an account reaches a certain level of delinquency, the account moves to one of the sponsor's advanced collection units. The objective of these collectors is to resolve the delinquent account. The sponsor may repossess a financed vehicle if an account is deemed uncollectible, the financed vehicle is deemed by collection personnel to be in danger of being damaged, destroyed or hidden, the customer deals in bad faith or the customer voluntarily surrenders the financed vehicle.

          At times, the sponsor offers payment deferrals to customers who have encountered temporary financial difficulty, hindering their ability to pay as contracted. A deferral allows the customer to move delinquent payments to the end of the automobile loan contract, usually by paying a fee that is calculated in a manner specified by applicable law. The collector reviews the customer's past payment history and utilizes a behavioral score and assesses the customer's desire and capacity to make future payments. Before agreeing to a deferral, the collector also considers whether the deferment transaction complies with the sponsor's policies and guidelines. Exceptions to the sponsor's policies and guidelines for deferrals must be approved by a collections officer. While payment deferrals are initiated and approved in the collections department, a separate department processes authorized deferment transactions. Exceptions are monitored by the sponsor's centralized credit risk management department.

Repossessions

          Repossessions are subject to prescribed legal procedures, which include peaceful repossession, one or more customer notifications, a prescribed waiting period prior to disposition of the repossessed automobile and return of personal items to the customer. Some jurisdictions provide the customer with reinstatement or redemption rights. Legal requirements, particularly in the event of bankruptcy, may restrict the sponsor's ability to dispose of the repossessed vehicle. Repossessions are handled by independent repossession firms engaged by the sponsor. All repossessions, other than those relating to bankrupt accounts or previously charged-off accounts, must be approved by a collections officer. Upon repossession and after any prescribed waiting period, the repossessed automobile is sold at auction. The sponsor does not sell any vehicles on a retail basis. The proceeds from the sale of the automobile at auction, and any other recoveries, are credited against the balance of the automobile loan contract. Auction proceeds from sale of the repossessed vehicle and other recoveries are usually not sufficient to cover the outstanding balance of the automobile loan contract, and the resulting deficiency is charged-off. The sponsor pursues collection of deficiencies when it deems such action to be appropriate.

Sale of Automobile Loan Contracts

          The servicer may direct the issuing entity to sell automobile loan contracts that are more than 60 days delinquent to a third party that is unaffiliated with the servicer, the depositor and the issuing entity. Delinquent automobile loan contracts may be sold only if the sale proceeds received are at least equal to certain minimum sale proceeds set forth in the related transaction documents. In no event may more than 20% of the initial number of automobile loan contracts in the pool be sold by the issuing entity in this manner.

RISK MANAGEMENT

Overview

          The sponsor's credit risk management function is responsible for monitoring the automobile loan contract approval process and supporting the supervisory role of senior operations management. Key variables, such as automobile loan contract applicant data, credit bureau and credit score information, automobile loan contract structures and terms and payment histories are tracked. The credit risk management function also regularly reviews the performance of the sponsor's credit scoring system and is responsible for the development and enhancement of the sponsor's credit scorecards.

          The credit risk management function prepares regular credit indicator packages reviewing portfolio performance at various levels of detail including total sponsor, branch office and dealer. Various daily reports and analytical data are also generated to monitor credit quality as well as to refine the structure and mix of new automobile loan contract originations. The sponsor reviews portfolio returns on a consolidated basis, as well as at the branch office, dealer and automobile loan contract levels.

Behavioral Scoring

          Statistically-based behavioral assessment models are used to project the relative probability that an individual account will default and to validate the credit scoring system after the automobile loan contract has aged for a sufficient period of time, generally six months. Default probabilities are calculated for each account independent of the credit score. Projected default rates from the behavioral assessment models and credit scoring systems are compared and analyzed to monitor the effectiveness of the sponsor's credit strategies. The behavioral assessment models are also used to help develop servicing strategies for the portfolio or for targeted account groups within the portfolio.

Collateral Value Management

          The value of the collateral underlying the sponsor's automobile loan contracts portfolio is updated monthly with a loan-by-loan link to national wholesale auction values. This data, along with the sponsor's own experience relative to mileage and vehicle condition, are used for evaluating collateral disposition activities.

Compliance Audits

          The sponsor's centralized credit risk management department conducts regular reviews of and provides recurring reporting and monitoring on branch office operations, automobile loan contract operations, processing and servicing, collections and other functional areas. The primary objective of the reviews is to identify risks and associated controls and measure compliance with the sponsor's written policies and procedures as well as regulatory matters. Branch office reviews include a review of compliance with underwriting policies, completeness of automobile loan contract documentation, collateral value assessment and applicant data investigation. In addition, this corporate department also performs reviews of the repossession, charge-off, deferment and bankruptcy processes. Written reports are distributed to departmental managers and officers for response and follow-up. Results and responses are also reviewed by senior management.

                      THE SPONSOR'S SECURITIZATION PROGRAM

          The sponsor has completed over 50 securitizations since 1994, many of which were credit enhanced by policies issued by Financial Security Assurance Inc., MBIA, Inc., XL Capital Assurance Inc., or Ambac Assurance Corporation and some of which had senior-subordinate structures. A more detailed description of the sponsor's past securitizations, including more detailed information concerning the number of securitizations credit enhanced by each of the above-mentioned credit enhancers and the number of securitizations still outstanding will appear in the related prospectus supplement.

          In each of the sponsor's previous securitizations, the sponsor either purchased sub-prime automobile loan contracts from automobile dealers and other third-party lenders or originated the sub-prime automobile loan contracts directly with consumers and then sold those automobile loan contracts to a wholly-owned subsidiary that served as depositor for the related transaction. The related depositor then resold the automobile loan contracts to a newly-created owner trust that issued asset-backed securities that were backed by the automobile loan contracts, which were serviced by the sponsor.

          Prior to October 2002, the financial guaranty insurance policies for all of the sponsor's insured securitization transactions were provided by Financial Security Assurance, Inc. ("FSA") and those securitization transactions are referred to below as the "FSA Program." The spread account established with respect to each securitization transaction in the FSA Program was cross-collateralized to the spread accounts established in connection with the other securitization transactions in the FSA Program, such that excess cash flows from an FSA Program securitization that had already met its own credit enhancement requirement could be used to fund the increased credit enhancement requirements with respect to FSA Program securitizations in which specified portfolio performance ratios had been exceeded, rather than being distributed to the sponsor.

          The sponsor's securitization transactions insured by financial guaranty insurance providers which contain a cross-collateralization feature, including FSA, since October 2002, are cross-collateralized to a more limited extent. In the event of a shortfall in the original target credit enhancement requirement for any of these securitization transactions after a specified period of time, excess cash flows from other transactions insured by the same insurance provider would be used to satisfy the shortfall amount.

                                  POOL FACTORS

          The "pool factor" for each class of securities will be a seven-digit decimal, which the servicer will compute prior to each distribution. The pool factor indicates the remaining outstanding principal balance of a class as of the applicable distribution date, as a fraction of the initial outstanding principal balance of the class. Each pool factor will be initially 1.0000000, and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable class.

          A securityholder's portion of the aggregate outstanding principal balance of the related class is the product of:

          o the original aggregate purchase price of the securityholder's securities; and

          o    the applicable pool factor.

          The securityholders of record will receive reports on or about each distribution date concerning:

          o    the payments received on the automobile loan contracts;

          o the "pool balance" (as defined in the related prospectus supplement);

          o    each pool factor; and

          o    other items of information.

          In addition, securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law.

                                USE OF PROCEEDS

          The proceeds from the sale of the securities of a given series of securities will be used by the sponsor for the acquisition of the automobile loan contracts, and/or for general corporate purposes, including:

          o the origination or acquisition of additional automobile loan contracts;

          o    repayment of indebtedness; and

          o    general working capital purposes.

          If a prospectus supplement indicates that a pre-funding or revolving feature exists with respect to a series of securities to be issued by an issuing entity, additional transfers of automobile loan contracts may be made to that issuing entity from time to time, but the timing and amount of any additional transfers will be dependent upon a number of factors, including:

          o the volume of automobile loan contracts the sponsor originates or acquires;

          o    prevailing interest rates;

          o    availability of funds; and

          o    general market conditions.

                          DESCRIPTION OF THE SECURITIES

GENERAL

          The securities will be issued in series. The following statements summarize the material terms and provisions common to the securities. A more detailed description of the securities of each series will appear in the related prospectus supplement. These summaries are subject to all of the provisions of the transaction documents for the related securities and the related prospectus supplement.

          Each series of securities -- or in some instances, two or more classes of securities -- will be issued under the related transaction documents.

          All of the offered securities will be rated in one of the four highest rating categories by one or more rating agencies.

          The securities may be offered in the form of certificates representing beneficial ownership interests in the automobile loan contracts held by the issuing entity or in the form of notes representing debt secured by the automobile loan contracts owned by the issuing entity.

          Each series or class of securities may have a different interest rate, which may be fixed or floating. The related prospectus supplement will specify the interest rate for each series or class of securities, or the initial interest rate and the method for determining subsequent changes to the interest rate.

          A series of securities may include one or more classes of "strip securities" which are:

          o stripped of regular interest payments and entitled only to principal distributions, with disproportionate, nominal or no interest distributions; or

          o stripped of regular principal payments and entitled only to interest distributions, with disproportionate, nominal or no principal distributions.

          In addition, a series of securities may include two or more classes of securities that differ as to:

          o    timing;

          o    sequential order;

          o    priority of payment;

          o    interest rate; or

          o    amount of principal or interest distribution or both.

          Distributions of principal or interest or both on any class of securities may be made upon:

          o    the occurrence of specified events;

          o    in accordance with a schedule or formula; or

          o on the basis of collections from designated portions of the related pool of automobile loan contracts.

          A series of securities may include one or more classes of "accrual securities", which will not distribute accrued interest but rather will add the accrued interest to the principal balance, or nominal balance, in the case of accrual securities which are also strip securities, on each distribution date, or in the manner described in the related prospectus supplement.

          A series of securities may include one or more other classes of securities that are senior to one or more other classes of securities in respect of distributions of principal and interest and allocations of losses on automobile loan contracts. In addition, some classes of senior, or subordinate, securities may be senior to other classes of senior, or subordinate, securities in respect of distributions or allocation of losses.

          A series of securities may have a balance that may decrease based on the amortization of automobile loan contracts or increase based on principal collections used to purchase additional automobile loan contracts.

          A series or class of securities may also benefit from a derivative arrangement. A derivative arrangement may be an interest rate cap or floor agreement an interest rate or currency swap agreement. See "Credit and Cash Flow Enhancements --Cash Flow Enhancement" herein.

GENERAL PAYMENT TERMS OF SECURITIES

          Securityholders will be entitled to receive payments on their securities on specified distribution dates. Distribution dates will occur monthly, quarterly, semi-annually or as otherwise described in the related prospectus supplement.

          The related prospectus supplement will describe a record date for each distribution date, as of which the trust collateral agent, the trustee or its paying agent will fix the identity of the securityholders for the purpose of receiving payments on that distribution date. The related prospectus supplement and the agreements will describe a period, known as the "collection period", prior to each distribution date. Interest accrued and principal collected on the automobile loan contracts during a collection period will be required to be remitted by the servicer to the trust collateral agent or the trustee prior to the distribution date and will be used to distribute payments to securityholders on that distribution date.

          In most cases, and unless and to the extent specified in the related prospectus supplement, none of the securities or the automobile loan contracts will be guaranteed or insured by any governmental agency or instrumentality, the lenders, the servicer, the trust collateral agent, the trustee, or any of their respective affiliates.

DISTRIBUTION DATES

          On each distribution date, distributions of principal and interest or, where applicable, of principal only or interest only, on each class of securities will be made either by the trustee or trust collateral agent, or a paying agent appointed by the trustee or trust collateral agent, to the persons who are registered as securityholders at the close of business on the record date. Interest that accrues and is not payable on a class of securities may be added to the principal balance of each security of the class. Distributions will be made in immediately available funds, by wire transfer or otherwise, to the account of a securityholder. If the securityholder has notified the trustee, trust collateral agent or the paying agent, as the case may be, and the agreements provide, payment may be in the form of a check mailed to the address of the person entitled thereto as it appears on the register. The final payment distribution upon retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or trust collateral agent specified in the notice to securityholders of the final distribution.

DETERMINATION OF PRINCIPAL AND INTEREST ON THE SECURITIES

          The method of determining, and the amount of, distributions of principal and interest or, principal only or interest only, on a particular series of securities will be described in the related prospectus supplement. Each class of securities, except for principal only securities, may bear interest at a different interest rate. Interest on the securities will be calculated either on the basis of a 360-day year consisting of twelve 30-day months, on the basis of the actual number of days in the interest period over 360, or on the basis of the actual number of days in the interest period over 365 or 366, as the case may be.

          On each distribution date, the trust collateral agent, the trustee or the paying agent will distribute to each securityholder an amount equal to the percentage interest represented by the security held by the securityholder multiplied by the total amount to be distributed on that distribution date on account of that class.

          For a series of securities that includes two or more classes, the timing, sequential order, priority of payment, amount of distributions in respect of principal, any schedule or formula or other provisions applicable to the determination of distributions among multiple classes of senior securities or subordinate securities will be described in the related prospectus supplement.

          Prior to each distribution date the trust collateral agent or trustee will determine the amounts of principal and interest which will be due to securityholders on that distribution date. If the amount then available to the trust collateral agent or trustee is insufficient to cover the amount due to securityholders, the trust collateral agent or trustee will be required to notify the credit enhancement provider, if there is one for that series of securities providing credit enhancement for this type of deficiency on the related distribution date. The credit enhancement provider, in this case, will then be required to fund the deficiency.

FIXED RATE SECURITIES

          Each class of securities may bear interest at an annual fixed rate or at a variable or floating rate per annum, as more fully described below and in the related prospectus supplement. Each class of fixed rate securities will bear interest at the applicable interest rate specified in the related prospectus supplement.

FLOATING RATE SECURITIES

          Each class of floating rate securities will bear interest for each related interest period at a rate per annum determined by reference to an interest rate index, commonly known as the "base rate", plus or minus a spread, if any, or multiplied by a spread multiplier, in each case as specified in the related prospectus supplement. The "spread" is the percentage above or below the base rate at which interest will be calculated that may be specified in the related prospectus supplement as being applicable to such class, and the "spread multiplier" is the percentage that may be specified in the related prospectus supplement as being applicable to such class.

          The related prospectus supplement will designate a base rate for a given floating rate security based on the London interbank offered rate, commonly called LIBOR, eurodollar synthetic forward rates, commercial paper rates, federal funds rates, U.S. Government treasury securities rates or negotiable certificates of deposit rates.

          As specified in the related prospectus supplement, floating rate securities may also have either or both of the following, in each case expressed as an annual rate: (1) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period, which may be an available funds cap rate and (2) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. The interest rate on either type of security will not be higher than the maximum rate permitted by applicable law.

          Each issuing entity that issues a class of floating rate securities will appoint and enter into agreements with a calculation agent to calculate interest rates on each class of floating rate securities. The related prospectus supplement will set forth the identity of the calculation agent for each such class of floating rate securities which may be the trust collateral agent or trustee for the series of securities. All determinations of interest by the calculation agent will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of floating rate securities of a given class.

          The trust property may also include a derivative arrangement for any series or any class of securities. A derivative arrangement may include an interest rate cap or floor agreement, an interest rate or currency swap agreement.

SCHEDULED AMORTIZATION SECURITIES; COMPANION SECURITIES

          The securities may include one or more classes of "scheduled amortization securities" and "companion securities". Scheduled amortization securities are securities for which payments of principal are to be made in specified amounts on specified distribution dates, to the extent of funds being available on that distribution date. Companion securities are securities which receive payments of all or a portion of any funds available on a given distribution date which are in excess of amounts required to be applied to payments on scheduled amortization securities on that distribution date. Because of the manner of application of payments of principal to companion securities, the weighted average lives of companion securities of a series may be expected to be more sensitive to the actual rate of prepayments on the automobile loan contracts owned by the related issuing entity than will the scheduled amortization securities of that series.

BOOK-ENTRY REGISTRATION

          We expect that the securities of each series will be issued in uncertificated book-entry form, and that persons acquiring beneficial ownership interests in the securities will hold their securities through the Depository Trust Company ("DTC") in the United States, or upon request, security owners may hold securities through DTC via Clearstream Banking societe anonyme, Luxembourg ("CLEARSTREAM") or Euroclear (in Europe) if they are participants of such systems or indirectly through organizations which are participants in such systems. Each class of book-entry securities will be issued as one or more securities which equal the aggregate principal amount of the securities of each class and will initially be registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A., will act as depositary for Clearstream and JPMorgan Chase Bank will act as depositary for Euroclear. Investors may hold such beneficial interests in the book-entry securities in minimum denominations set forth in the transaction documents. Except in limited circumstances, no beneficial owner acquiring a book-entry security will be entitled to receive a physical security representing such security. Unless and until definitive securities are issued, it is anticipated that the only "securityholders" of the securities will be Cede & Co. as nominee of DTC or such other nominee as may be requested by an authorized representative of DTC. Security owners will not be securityholders as that term is used in the related transaction documents or prospectus supplement. Security owners can only exercise their rights indirectly through DTC participants, which include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and DTC.

          A security owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for such purpose. In turn, the financial intermediary's ownership of such book-entry security will be recorded on the records of DTC (or of a participating firm that acts as agent for the financial intermediary, whose interests will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant, and on the records of Clearstream or Euroclear, as appropriate). Certificate owners will receive all payments of principal of, and interest on, the securities from the trustee through DTC and DTC participants. While the securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities and is required to receive and transmit payments of principal of, and interest on, the securities.

          Participants and indirect participants which have indirect access to the DTC system, such as banks, brokers, dealers, clearing corporations and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly, with whom certificate owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective certificate owners. Accordingly, although certificate owners will not possess securities, the rules provide a mechanism by which security owners will receive payments and will be able to transfer their interest.

          Security owners will not receive or be entitled to receive securities representing their respective interests in the securities, except in limited circumstances. Unless and until definitive securities are issued, security owners who are not participants may transfer ownership of securities only through participants and indirect participants by instructing such participants and indirect participants to transfer securities, by book-entry transfer, through DTC for the account of the purchasers of such securities, which account is maintained with their respective participants. Under the rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing security owners.

          Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

          Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

          Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day fund settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the European depositaries.

          DTC, which is a New York-chartered limited-purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the rules, regulation and procedures governing DTC and DTC participants as in effect from time to time.

          Clearstream is a duly licensed bank organized as a "societe anonyme" (limited liability company) incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in Clearstream in a number of currencies, including United States dollars. Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to the supervision and oversight of the Commission de Surveillance du Secteur Financier and the Banque centrale du Luxembourg. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

          Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear Clearance System Public Limited Company (ECSplc) and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the "EUROCLEAR OPERATOR").

          The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants, and between Euroclear participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. The Euroclear Operator provides Euroclear participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services.

          Non-participants of Euroclear may hold and transfer book-entry interests in the securities through accounts with a direct Participant of Euroclear or any other securities intermediary that holds a book-entry interest in the securities through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator.

          The Euroclear Operator is regulated and examined by the Belgian Banking, Finance and Insurance Commission and the National Bank of Belgium. Securities clearance accounts and cash accounts with Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

          Payments on the book-entry securities will be made on each distribution date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the book-entry securities that it represents and to each financial intermediary for which it acts as agent. Each such financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry securities that it represents.

          Under a book-entry format, beneficiary owners of the book-entry securities may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee or trust collateral agent to Cede & Co. as nominee or such other nominee as may be requested by an authorized representative of DTC. Payments with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such book-entry security, may be limited due to the lack of physical securities for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical securities.

          Periodic reports on the issuing entity will be provided to Cede & Co. as nominee or such other nominee as may be requested by an authorized representative of DTC, and may be made available by Cede & Co. or such other selected DTC nominee, to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the relevant depositary, and to the financial intermediaries to whose DTC accounts the book-entry securities of such beneficial owners are credited.

          DTC will advise the trustee with respect to each series of securities that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the transaction documents only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of financial intermediaries whose holdings include such book-entry securities. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a securityholder under the transaction documents on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

          Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

          Neither the sponsor, the depositor, the servicer, the trustee nor the trust collateral agent will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co. as nominee or such other nominee as may be requested by an authorized representative of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE SECURITIES

          A series of securities will be issued in fully registered, certificated form, commonly called "definitive securities", to the securityholders or their nominees, rather than to DTC or its nominee, only if:

          o DTC or the issuing entity advises the trustee or trust collateral agent in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the book-entry securities and the issuing entity or the trustee is unable to locate a qualified successor; or

          o the beneficial owners advise the trustee or trust collateral agent through DTC participants in a manner consistent with the related transaction documents and with the necessary percentage of the aggregate outstanding principal amount of the securities of that series represented that the continuation of a book-entry system with respect to the securities through DTC is no longer in their best interest.

          Upon the occurrence of any event described in the immediately preceding paragraph, the trustee will notify all affected securityholders through participants of the availability of definitive securities. Upon surrender by DTC of its securities and receipt of instructions for re-registration, the trustee will reissue the securities as definitive securities.

          Distributions of principal of, and interest on, the securities will then be made by the trust collateral agent or trustee in accordance with the procedures set forth in the transaction documents directly to holders of definitive securities in whose names the definitive securities were registered at the close of business on the applicable record date. Distributions will be made by check mailed to the address of the securityholder as it appears on the register maintained by the trustee or trust collateral agent. The final payment on any security, however, will be made only upon presentation and surrender of the security at the office or agency specified in the notice of final distribution.

          Definitive securities will be transferable and exchangeable at the offices of the trustee or trust collateral agent or of a certificate registrar named in a notice delivered to holders of the definitive securities. No service charge will be imposed for any registration of transfer or exchange, but the trustee or trust collateral agent may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

REPORTS TO SECURITYHOLDERS

          On or prior to each distribution date, the servicer, the trustee or the trust collateral agent will forward or cause to be forwarded to each securityholder of record a statement or statements with respect to the trust property generally describing the following information:

          (1)  the amount of the distribution with respect to each class;

          (2)  the amount of the distribution allocable to principal;

          (3)  the amount of the distribution allocable to interest;

          (4) the pool balance, if applicable, as of the close of business on the last day of the related collection period;

          (5) the aggregate outstanding principal balance and the pool factor for each class after giving effect to all payments reported under
               (2) above on the distribution date;

          (6) the amount paid to the servicer, if any, with respect to the related collection period;

          (7) the amount of the aggregate purchase amounts for automobile loan contracts that have been reacquired, if any, for the related collection period; and

          (8) the amount of coverage under any form of credit enhancement covering default risk as of the close of business on the distribution date and a description of any substitute credit enhancement.

          Each amount described under subclauses (1), (2), (3) and (5) will be expressed as a dollar amount per $1,000 of the initial principal balance of the securities, as applicable. The actual information to be described in statements to securityholders will be detailed in the related prospectus supplement.

          Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the trust collateral agent or trustee will provide the securityholders a statement containing the amounts described in (2) and (3) above for that calendar year and any other information required by applicable tax laws.

FORWARD COMMITMENTS; PRE-FUNDING

          An issuing entity may enter into a forward purchase agreement with the sponsor where the sponsor will agree to transfer additional automobile loan contracts to the issuing entity following the date on which the issuing entity is established and the securities are issued. The issuing entity may enter into forward purchase agreements to acquire additional automobile loan contracts that could not be delivered by the sponsor or have not formally completed the origination process, prior to the closing date. Any forward purchase agreement will require that any automobile loan contracts transferred to the issuing entity conform to specified requirements.

          If a forward purchase agreement is utilized, and unless otherwise specified in the related prospectus supplement, the trust collateral agent or trustee will be required to deposit in a pre-funding account up to 50% of the net proceeds received by the trust collateral agent or trustee in connection with the sale of one or more classes of securities. The additional automobile loan contracts will be transferred to the issuing entity in exchange for money released to the sponsor from the pre-funding account. Each forward purchase agreement will set a specified "pre-funding period" lasting for up to one year from the closing date during which any transfers must occur. For an issuing entity which elects federal income tax treatment as a grantor trust, the pre-funding period will be limited to three months from the date the issuing entity is established; for a issuing entity which is treated as a mere security device for federal income tax purposes, the pre-funding period will be limited to nine months from the date the issuing entity is established. The forward purchase agreement or the transaction documents will require that any monies originally deposited in the pre-funding account and not used by the end of the pre-funding period be applied as a mandatory prepayment of the related class or classes of securities.

          During the pre-funding period the monies deposited to the pre-funding account will either:

          o    be held uninvested; or

          o be invested in cash-equivalent investments rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization.

          The invested monies will either mature prior to the end of the pre-funding period, or will be drawable on demand and in any event, will not constitute the type of investment which would require registration of the issuing entity as an "investment company" under the Investment Company Act of 1940, as amended.

REVOLVING PERIODS

          If a revolving period is utilized, and unless otherwise specified in the related prospectus supplement, the trust collateral agent or trustee will be required to deposit in a revolving period funding account up to 100% of all principal collections on the automobile loan contracts during a period, called the "revolving period", lasting as long as three years from the closing date. The funds deposited in the revolving period funding account will be used to purchase additional automobile loan contracts during the revolving period, rather than applied to make payments on the securities. The additional automobile loan contracts will be transferred to the issuing entity in exchange for money released to the sponsor from the revolving period funding account. The transaction documents for each securitization that utilizes a revolving period will set forth a specified revolving period during which any transfers must occur. The transaction documents will require that any monies originally deposited in the revolving period funding account and not used by the end of the revolving period be applied as a mandatory prepayment of the related class or classes of securities.

          During the revolving period the monies deposited to the revolving period funding account will either:

          o    be held uninvested; or

          o be invested in cash-equivalent investments rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization.

          The invested monies will either mature prior to the end of the revolving period, or will be drawable on demand and in any event, will not constitute the type of investment which would require registration of the issuing entity as an "investment company" under the Investment Company Act of 1940, as amended.

                    DESCRIPTION OF THE TRANSACTION DOCUMENTS

          Each series of securities will be issued under one or more transaction documents which will establish the issuing entity, transfer the automobile loan contracts and issue the securities. The following paragraphs describe the material provisions common to the agreements. A more detailed discussion of the transaction documents governing your specific series of securities will appear in the related prospectus supplement. The term "TRANSACTION DOCUMENT" as used with respect to an issuing entity means, except as otherwise specified, any and all agreements relating to the establishment of the trust, the servicing of the automobile loan contracts and the issuance of the securities, including without limitation the related indenture or pooling and servicing agreement.

SALE, ASSIGNMENT AND SERVICING OF THE AUTOMOBILE LOAN CONTRACTS

          On the closing date, the sponsor or a special purpose finance subsidiary will transfer automobile loan contracts originated by the sponsor either to an issuing entity, or will pledge the sponsor's or the special purpose finance subsidiary's right, title and interests in and to the automobile loan contracts to a trust collateral agent or trustee on behalf of the securityholders.

          The sponsor will be obligated to acquire from the related issuing entity any automobile loan contract transferred to that issuing entity or pledged to a trust collateral agent or trustee if the interest of the securityholders is materially adversely affected by a breach of any representation or warranty made by the sponsor with respect to the automobile loan contract, which breach has not been cured following the discovery by or notice to the sponsor. In addition, the sponsor may from time to time reacquire automobile loan contracts or substitute other automobile loan contracts for contracts currently held by an issuing entity under conditions described in the transaction documents.

          The servicer may, in accordance with the terms of the related transaction documents, direct the issuing entity to sell certain delinquent automobile loan contracts to a third party that is unaffiliated with the sponsor, the depositor and the issuing entity.

ACCOUNTS

          For each series of securities issued by an issuing entity, the servicer will establish and maintain with the trustee a collection account, in the trustee's name on behalf of the securityholders in which the servicer will deposit all payments made on or with respect to the automobile loan contracts. The servicer will also establish and maintain with the trustee separate distribution accounts, in the trustee's name on behalf of the securityholders, in which amounts released from the collection account, the reserve account or other credit enhancement will be deposited and from which distributions to securityholders will be made.

          The related prospectus supplement will describe any other accounts to be established with respect to an issuing entity.

          For any series of securities, funds in the collection account, the distribution account, any reserve account, pre-funding account and other accounts (collectively, the "TRUST ACCOUNTS") will be invested by the trust collateral agent (or any custodian with respect to funds on deposit in any such account) in eligible investments selected in writing by the servicer (pursuant to standing instructions or otherwise). "Eligible investments" are limited to investments acceptable to the rating agencies as being consistent with the rating of the securities. Eligible investments may include securities issued by the sponsor, the servicer or their respective affiliates or other issuing entities created by the sponsor or its affiliates. Except as described below or in the related prospectus supplement, eligible investments are limited to obligations or securities that mature no later than the business day immediately preceding a distribution date. However, subject to conditions, funds in the reserve account may be invested in securities that will not mature prior to the next distribution date and will not be sold to meet any shortfalls. Thus, the amount of cash in any reserve account at any time may be less than the balance of the reserve account. If the amount required to be withdrawn from any reserve account to cover shortfalls in collections exceeds the amount of cash in the reserve account, a temporary shortfall in the amounts distributed to the related securityholders could result. This could, in turn, increase the average life of the securities. The servicer will deposit investment earnings on funds in the trust accounts, net of losses and investment expenses, in the applicable collection account on each distribution date. The investment earnings will be treated as collections of interest on the automobile loan contracts.

          Unless otherwise specified in the related prospectus supplement, all trust accounts will be maintained as eligible deposit accounts. An "eligible deposit account" is an account that is either (a) a segregated account with the corporate trust department of the related indenture trustee of the related trustee, (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states or the District of Columbia, or any domestic branch of a foreign bank, having corporate trust powers and acting as trustee for funds deposited in the account, so long as any of the securities of the depository institution has a credit rating from each rating agency which signifies investment grade or (c) a segregated account with a depository institution organized under the laws of the United States of America or any one of the states or the District of Columbia, or any domestic branch of a foreign bank.

          The depository institution or its parent corporation must have either:

          o a long-term unsecured debt rating acceptable to the rating agencies; or

          o a short-term unsecured debt rating or certificate of deposit rating acceptable to the rating agencies.

          In addition, the depository institution's deposits must be insured by the FDIC.

THE SERVICER

          The servicer under each transaction document will be named in the related prospectus supplement. The servicer may be the sponsor, an affiliate of the sponsor, or may be a third-party unrelated to the sponsor. Any servicer may delegate its servicing responsibilities to one or more sub-servicers, but delegation will not relieve it of its liabilities under the transaction documents.

          The servicer will make representations and warranties regarding its authority to enter into, and its ability to perform, its obligations under the transaction documents. An uncured breach of a representation or warranty that materially and adversely affects the interests of the securityholders will constitute a servicer default.

SERVICING PROCEDURES

          The transaction documents will provide that the servicer will make reasonable efforts to:

          o collect all payments due on the automobile loan contracts which are part of the trust property; and

          o make collections on the automobile loan contract using the same collection procedures that it follows with respect to automobile loan contracts that it services for itself and others.

          Consistent with its normal procedures, the servicer may, in its discretion, arrange with an obligor on an automobile loan contract to extend or modify the payment schedule. Some of the arrangements -- including, without limitation, any extension of the payment schedule beyond the final scheduled distribution date for the securities -- may result in the servicer acquiring the automobile loan contract if the automobile loan contract becomes a defaulted automobile loan contract. The servicer may sell the vehicle securing the defaulted automobile loan contracts, if any, at a public or private sale, or take any other action permitted by applicable law.

          The related prospectus supplement will describe the material aspects of any particular servicer's collections and other relevant procedures.

PAYMENTS ON AUTOMOBILE LOAN CONTRACTS

          The servicer will deposit into the collection account all payments on the related automobile loan contracts, from whatever source, and all proceeds of the automobile loan contracts collected within four business days of receipt. The servicer may not commingle monies deposited in the collection account with funds from other sources.

SERVICING COMPENSATION

          The servicer will be entitled to receive a servicing fee for each collection period at a rate equal to a specified percentage per year of the value of the assets of the trust property, generally as of the first day of the collection period. Each prospectus supplement and the related transaction documents will specify the priority of distributions with respect to the servicing fee -- together with any portion of the servicing fee that remains unpaid from prior distribution dates. The servicing fee will be paid prior to any distribution to the securityholders.

          The servicer will also collect and retain any late fees, the penalty portion of interest paid on past due amounts and other administrative fees or similar charges allowed by applicable law with respect to the automobile loan contracts. In addition, the servicer will be entitled to reimbursement from each issuing entity for specified liabilities. Payments by or on behalf of obligors will be allocated to scheduled payments and late fees and other charges in accordance with the servicer's normal practices and procedures.

          The servicing fee will compensate the servicer for performing the functions of a third- party servicer of similar types of automobile loan contracts as an agent for their beneficial owner. These functions include:

          o    collecting and posting all payments;

          o responding to obligor inquiries on the related automobile loan contracts;

          o    investigating delinquencies;

          o    sending billing statements to obligors;

          o    reporting tax information to obligors;

          o paying costs of collection and disposition costs with respect to defaulted accounts;

          o    monitoring the collateral;

          o    administering the automobile loan contracts;

          o accounting for collections and furnishing statements to the trustee or the trust collateral agent with respect to distributions;

          o    certain taxes;

          o    accounting fees;

          o    outside auditor fees; and

          o    data processing costs.

          The  servicer will also be reimbursed for:

          o    repossession and recovery fees; and

          o costs associated with maintaining bank accounts that are necessary to service the automobile loan contracts.

DISTRIBUTIONS

          Distributions of principal and interest, or, where applicable, of principal or interest only, on each class of securities will be made by the trust collateral agent or trustee to the securityholders. The timing, calculation, allocation, order, source, priorities of and requirements for each class of noteholders and all distributions to each class of certificateholders will be detailed in the related prospectus supplement.

          On each distribution date, the servicer will transfer collections on the automobile loan contracts from the collection account to the distribution account for distribution to securityholders. Credit enhancement may be available to cover certain shortfalls in the amount available for distribution, but only to the extent specified in the prospectus supplement. Distributions in respect of principal of a class of securities will be subordinate to distributions in respect of interest on the class, and distributions in respect of the certificates of a series of securities may be subordinate to payments in respect of the notes of a series of securities.

CREDIT AND CASH FLOW ENHANCEMENTS

          The amounts and types of credit enhancement arrangements, if any, and the credit enhancement provider, with respect to each class of securities will be detailed in the related prospectus supplement.

Credit Enhancement

          Credit enhancement may be in the form of one or more of the following:

          o a financial guaranty insurance policy, which is a financial guaranty insurance policy issued by a financial guaranty insurer for the benefit of the noteholders which will unconditionally and irrevocably guarantee the payments of interest and certain payments of principal due on the notes during the term of the financial guaranty insurance policy;

          o subordination of one or more classes of securities, which is a structural feature where a class of notes that is lower in priority of payment provides credit support to those classes of notes having higher priority of payment relative to that class;

          o excess cashflow, which is excess of the amount paid by obligors on the automobile loan contracts each month over the amounts required to be paid out each month by the issuing entity to cover certain fees of the issuing entity and interest on the notes;

          o reserve or spread accounts, which are cash accounts from which amounts can be withdrawn on any distribution date to cover any shortfalls that result when available funds are insufficient to cover certain fees and expenses of the issuing entity, including interest payments and certain principal payments on the notes;

          o overcollateralization, which is the amount by which the pool balance exceeds the principal balance of the notes;

          o cross-collateralization, which is an arrangement whereby, excess cashflows from a cross-collateralized securitization transaction may be used to cover any shortfall in the original target credit enhancement requirement for another cross-collateralized transaction; or

          o         any combination of two or more of the foregoing.

Cash Flow Enhancement

          Cash flow enhancement may be in the form of one or more of the following:

          o interest rate swaps, which are arrangements under which the issuing entity makes fixed payments on a monthly or quarterly basis to a swap counterparty and receives floating rate payments based on LIBOR;

          o interest rate caps, which are arrangements under which the issuing entity makes an upfront payment to a swap counterparty and receives a payment on a monthly or quarterly basis to the extent LIBOR exceeds a stated, or capped, amount;

          o letters of credit, which are letters issued by a credit provider committing to make payments on the notes, up to a stated amount, if the issuing entity is unable to do so;

          o credit or liquidity facilities, which are facilities set up by a credit provider, which hold money that is available to the issuing entity as source of funds to make payments on the notes; and

          o         any combination of two or more of the foregoing.

          Credit and cash flow enhancement for a class may cover one or more other classes of the same series of securities, and credit enhancement for a series of securities may cover one or more other series of securities.

          Credit and cash flow enhancement for any class or series of securities is intended to enhance the likelihood that securityholders of that class or series of securities will receive the full amount of principal and interest due and to decrease the likelihood that the securityholders will experience losses. Credit and cash flow enhancement for a class or series of securities will not provide protection against all risks of loss and will not necessarily guarantee repayment of the entire principal balance and interest. If losses occur which exceed the amount covered by any credit or cash flow enhancement, or which are not covered by any credit or cash flow enhancement, securityholders will bear their allocable share of deficiencies. In addition, if a form of credit or cash flow enhancement covers more than one series of securities, securityholders of those series of securities will be subject to the risk that the credit or cash flow enhancement will be exhausted by the claims of securityholders of other series of securities.

COLLECTION PERIOD STATEMENTS

          Prior to each distribution date, the servicer will provide to the trustee, trust collateral agent and credit enhancement provider as of the close of business on the last day of the preceding collection period a statement describing substantially the same information provided in the periodic reports to securityholders. These reports are described under "Description of the Securities -- Reports to Securityholders."

EVIDENCE AS TO COMPLIANCE

          The transaction documents provide for the delivery of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its material obligations under the transaction documents throughout the preceding calendar year, except as specified in the statement. In the event that the backup servicer or another successor servicer assumes the servicing duties under the transaction documents, each such servicer will provide a separate annual statement.

          Each year, if required by the transaction documents, a firm of independent certified public accountants will furnish a report to the trustee to the effect that the accountants have examined documents and the records relating to servicing of the automobile loan contracts, and compared mathematical calculations for monthly servicing reports selected by the accountants with the servicer's computer reports, and the examination, has disclosed no items of non-compliance with the provision of the transaction documents or variations in the results of the calculations which, in the opinion of the firm, are material, except for the items of non-compliance as shall be referred to in the report.

          Securityholders may obtain copies of the statements and certificates by securityholders by a request in writing addressed to the trustee or trust collateral agent.

MATTERS REGARDING THE SERVICER

          The servicer may not resign from its obligations and duties as servicer, except upon determination that the performance by the servicer of its duties is no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer has assumed the servicer's servicing obligations and duties under the transaction documents.

          The servicer will not be liable to the securityholders for taking any action, or for errors in judgment; provided, however, that the servicer will not be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence (excluding errors in judgment) in the performance of duties or by reason of reckless disregard of obligations and duties. The servicer will be under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities and that, in its opinion, may cause it to incur any expense or liability.

          Any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer or, an entity in each of the prior cases that assumes the obligations of the servicer, will be the successor to the servicer.

SERVICER TERMINATION EVENT

          The "servicer termination events" for each series of securities will include:

          o any failure by the servicer to deliver to the trustee or trust collateral agent for deposit any required payment, which failure continues unremedied for more than two business days after written notice from the trustee or trust collateral agent or, if applicable and if no financial guaranty insurer default shall have occurred and be continuing, the financial guaranty insurer is received by the servicer or after discovery by the servicer;

          o any failure by the servicer to deliver to the trustee or trust collateral agent and, if applicable and if no financial guaranty insurer default shall have occurred and be continuing, the financial guaranty insurer the servicer's certificate by a specified number of business days prior to the distribution date or failure by the servicer to observe its covenants and agreements in the transaction documents regarding its merger or consolidation or the assumption of its duties as servicer;

          o any failure by the servicer to observe or perform in any material respect any other covenant or agreement in the transaction documents, which failure materially and adversely affects the rights of the securityholders or, if applicable and if no financial guaranty insurer default shall have occurred and be continuing, the financial guaranty insurer and which continues unremedied for more than thirty days after the giving of written notice of the failure to the servicer by the trustee or trust collateral agent or, if applicable and if no financial guaranty insurer default shall have occurred and be continuing, the financial guaranty insurer;

          o any representation, warranty or statement of the servicer made in the related transaction documents or in any certificate, report or other writing delivered pursuant to the related transaction documents shall prove to be incorrect in any material respect as of the time the same was made, the incorrectness of that representation, warranty or statement has a material adverse effect on the related issuing entity or the securityholders and the circumstances or condition in respect of which that representation, warranty or statement was incorrect is not eliminated or otherwise cured within 30 days after the servicer has knowledge thereof or is given written notice thereof by the trustee or trust collateral agent or, if applicable and if no financial guaranty insurer default shall have occurred and be continuing, the financial guaranty insurer or, if applicable and if a financial guaranty insurer default shall have occurred and be continuing, a securityholder;

          o any "insolvency event" with respect to the servicer, which means the financial insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the servicer and other actions by the servicer indicating its insolvency, or inability to pay its obligations;

          o if applicable and if no financial guaranty insurer default shall have occurred and be continuing, the occurrence of an event of default in the related insurance agreement;

          o if applicable, any claim being made on a financial guaranty insurance policy issued as credit enhancement.

RIGHTS UPON SERVICER TERMINATION EVENT

          As long as a servicer default remains unremedied, the trustee, the credit enhancement provider or securityholders evidencing not less than 50% of the voting rights of the then outstanding securities may terminate all the rights and obligations of the servicer, at which time a backup servicer that is identified in the transaction documents or a successor servicer appointed by the controlling party identified in the transaction documents will succeed to all the responsibilities, duties and liabilities of the servicer (except as set forth in the related transaction documents) and will be entitled to similar compensation arrangements which will be set forth in the related transaction documents. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no other servicer default has occurred, the bankruptcy trustee or official may have the power to prevent the trustee or the securityholders from effecting a transfer of servicing. In the event the trustee is unwilling or unable to act as servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of a successor servicer that is able to service the automobile loan contracts in accordance with the terms of the transaction documents. The trustee may make arrangements for compensation to be paid to the successor servicer, which may be greater than the servicing compensation payable to the servicer under the related transaction documents only to the extent set forth therein.

WAIVER OF PAST DEFAULTS

          With respect to each issuing entity, unless otherwise provided in the related prospectus supplement and subject to the approval of any credit enhancement provider, if applicable, noteholders evidencing at least a majority of the voting rights of the then outstanding securities may, on behalf of all securityholders, waive any default by the servicer in the performance of its obligations under the transaction documents and its consequences, except a default in making any required deposits to or payments from any of the trust accounts. The waiver will not impair the securityholders' rights with respect to subsequent defaults.

AMENDMENT

          If not materially adversely affecting the securityholders and subject to an opinion of counsel acceptable to the trustee and any credit enhancement provider's approval, the transaction documents may be amended, without the securityholders' consent for the purpose of adding, changing or eliminating any provisions of the transaction documents or of modifying in any manner the rights of the securityholders. The sponsor, the servicer, and the trustee with the consent of securityholders evidencing at least a majority of the voting rights of the then outstanding securities may amend the transaction documents to add, change in any manner, or eliminate any provisions of the transaction documents or to modify in any manner the rights of the securityholders including provisions that would adversely affect the ratings of the securities; provided, however, that no amendment may:

          o increase or reduce in any manner the amount or priority of, or accelerate or delay the timing of, collections on the automobile loan contracts or distributions that are required to be made for the benefit of the securityholders; or

          o without the consent of the securityholders reduce the percentage of securities which are required to consent to any such amendment.

EVENTS OF DEFAULT

          Events of default for each series of securities will be set forth in the related prospectus supplement. For series of securities that benefit from a financial guaranty insurance policy, typically the only events of default under the transaction documents will be certain "insurance agreement events of default," unless and until a financial guaranty insurer default has occurred and is continuing. For each series of securities, the events of default and, for series of securities that benefit from a financial guaranty insurance policy, the insurance agreement events of default for each series of securities will include:

          o default in the payment of interest on any security when the same becomes due and payable, which default remains uncured for a specified number of days;

          o default in the payment of principal on any security when the same becomes due and payable;

          o default in the observance or performance of any covenant or agreement of the issuing entity set forth in the transaction documents or any representation or warranty of the issuing entity made in a transaction document proving to have been incorrect in any material respect at the time it was made, which default is not cured, or the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated, for a specified number of days (or for a longer period as may be reasonably necessary to cure such default) after the issuing entity is notified by the financial guaranty insurer or, if there is no financial guaranty insurer or if a financial guaranty insurer default shall have occurred and be continuing, trustee or holders of a specified percentage of the securities;

          o events of bankruptcy, insolvency, receivership or liquidation of the issuing entity; and

          o the issuing entity becoming taxable as an association or a publicly traded partnership taxable as a corporation for federal or state income tax purposes.

          If an event of default has occurred and is continuing with respect to a series of securities, those securities may become immediately due and payable at par, together with accrued interest thereon, and the trust property may be liquidated to retire the securities. As set forth in the related prospectus supplement, the rights to declare or waive an event of default and to direct the liquidation of trust property or to exercise other remedies following the declaration of an event of default will be held by the trustee, who generally will be permitted to act only at the direction of a specified percentage of the securityholders, or, if applicable and if no financial guaranty insurer default has occurred and is continuing, the financial guaranty insurer. If an event of default has occurred and is continuing, the trustee, upon knowledge or notice thereof, must mail to each securityholder and the insurer notice of the event of default within 90 days after such notice or knowledge occurs.

TERMINATION

          With respect to each issuing entity, the obligations of the servicer, the sponsor and the trustee will terminate upon the earlier to occur of:

          o the maturity or other liquidation of the last automobile loan contract and the disposition of any amounts received upon liquidation of any remaining automobile loan contracts; and

          o    the final payment to securityholders.


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

          If the pool balance of the automobile loan contracts is less than a specified percentage of the initial pool balance in respect of the trust property, in order to avoid excessive administrative expense, the servicer will be permitted, at its option, to purchase from the trust property, as of the end of any collection period immediately preceding a distribution date, all remaining automobile loan contracts at a price equal to the aggregate of the purchase amounts described as of the end of the collection period, but not less than the outstanding principal balance of the securities plus accrued and unpaid interest thereon. The securities will be redeemed following such purchase.

          The prospectus supplement with respect to a series of securities may indicate that within a specified number of days following a distribution date as of which the pool balance is equal to or less than the percentage of the initial pool balance specified in the related prospectus supplement and transaction documents, the trust collateral agent or trustee will solicit bids for the purchase of the automobile loan contracts then owned by the issuing entity. The related prospectus supplement will describe the manner and terms and conditions for the bidding. If the trust collateral agent or trustee receives satisfactory bids as described in the related prospectus supplement, then the automobile loan contracts remaining in the trust property will be sold to the highest bidder without any continuing direct or indirect recourse of the issuing entity or the securityholders as sellers of the automobile loan contracts.

          Any outstanding notes of the related series of securities will be redeemed concurrently with either of the events specified above. The subsequent distribution to the certificateholders of all amounts required to be distributed to them may effect the prepayment of the certificates.

             MATERIAL LEGAL ASPECTS OF THE AUTOMOBILE LOAN CONTRACTS

GENERAL

          The transfer of automobile loan contracts by the sponsor or its special-purpose finance subsidiary to the issuing entity, the perfection of the security interests in the automobile loan contracts, and the enforcement of rights to realize on the vehicles are subject to a number of federal and state laws, including the UCC as codified in various states. The servicer will take necessary actions to perfect the trust collateral agent's or the trustee's rights in the automobile loan contracts. If, through inadvertence or otherwise, a third party were to purchase --including the taking of a security interest in -- an automobile loan contract for new value in the ordinary course of its business, without actual knowledge of the issuing entity's interest, and then were to take possession of the automobile loan contract, the purchaser would acquire an interest in the automobile loan contract superior to the issuing entity's interest. No entity will take any action to perfect the trust collateral agent's or the trustee's right in proceeds of any insurance policies covering individual vehicles or obligors. Therefore, the rights of a third party with an interest in these proceeds could prevail against the rights of the issuing entity prior to the time the servicer deposits the proceeds into a trust account.


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SECURITY INTERESTS IN THE FINANCED VEHICLES

General

          In all of the states in which automobile loan contracts have been originated, the credit sales of automobiles to consumers are evidenced either by retail installment sales automobile loan contracts or by promissory notes with a security interest in the vehicle. The installment sales automobile loan contracts and promissory notes with a security interest are either chattel paper under the UCC or, with respect to installment sales automobile loan contracts and promissory notes with a security interest that are generated in an electronic format, electronic chattel paper under the UCC.

          Perfection of security interests in automobiles is generally governed by the vehicle registration or titling laws of the state in which each vehicle is registered or titled. In most states a security interest in a vehicle is perfected by noting the secured party's lien on the vehicle's certificate of title. In certain states, a security interest in a vehicle may be perfected by electronic recordation, by either a third-party service provider or the relevant state registrar of titles, which indicates that the lien of the secured party on the vehicle is recorded on the original certificate of title on the electronic lien and title system of the applicable state.

Perfection

          The sponsor will sell and assign the automobile loan contracts it has originated or acquired and its security interests in the vehicles to the related issuing entity or to a trust collateral agent or trustee on behalf of the issuing entity. Alternatively, the sponsor may sell and assign the automobile loan contracts and its interest in the vehicles to a special-purpose finance subsidiary and the special-purpose finance subsidiary will then sell and assign the automobile loan contracts and related security interests to the issuing entity or to a trust collateral agent or trustee on behalf of the issuing entity. In either case, the issuing entity will grant an interest in the automobile loan contracts, the security interests in the vehicles and related property to the trust collateral agent or the trustee on behalf of the securityholders.

          The related prospectus supplement will specify whether, because of the administrative burden and expense, the sponsor, the servicer, the trust collateral agent or the trustee will not amend any physical or electronic certificate of title to identify the trust collateral agent or trustee as the new secured party on the certificates of title. Regardless of whether the certificates of title are amended, UCC financing statements will be filed in the appropriate jurisdictions in order to perfect each transfer or pledge of the automobile loan contracts between the sponsor, the special-purpose finance subsidiary, if applicable, the issuing entity and the trust collateral agent or the trustee. Further, although the trust collateral agent or trustee will not rely on possession of the automobile loan contracts as the legal basis for the perfection of its interest in the automobile loan contracts or in the security interests in the vehicles, the servicer will continue to hold the automobile loan contracts and any certificates of title (or electronic evidence of the certificates of title) in its possession as custodian for the trust collateral agent or trustee or, with respect to electronic loans, a third-party service provider will maintain control over the automobile loan contracts on behalf of the trust collateral agent or the trustee. This is intended to preclude any


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other party from claiming a competing security interest in the automobile loan contracts on the basis their security interest is perfected by possession.

          In most states, a secured creditor can perfect its security interest in a motor vehicle against creditors and subsequent purchasers without notice only by one or more of the following methods:

          o depositing with the related Department of Motor Vehicles or analogous state office a properly endorsed certificate of title for the vehicle showing the secured party as legal owner or lienholder on the vehicle;

          o in those states that permit electronic recordation of liens, submitting for an electronic recordation, by either a third-party service provider or the relevant state registrar of titles, which indicates that the lien of the secured party on the vehicle is recorded on the original certificate of title on the electronic lien and title system of the applicable state;

          o filing a sworn notice of lien with the related Department of Motor Vehicles or analogous state office and noting the lien on the certificate of title; or

          o if the vehicle has not been previously registered, filing an application in usual form for an original registration together with an application for registration of the secured party as legal owner or lienholder, as the case may be.

          However, under the laws of most states, a transferee of a security interest in a motor vehicle is not required to reapply to the related Department of Motor Vehicles or analogous state office for a transfer of registration when the security interest is sold or transferred by the lienholder to secure payment or performance of an obligation. Accordingly, under the laws of these states, the assignment by the sponsor of its interest in the automobile loan contracts to the trust collateral agent or trustee effectively conveys the sponsor's security in the automobile loan contracts and, specifically, the vehicles, without re-registration and without amendment of any lien noted on the certificate of title, and the trust collateral agent or trustee will succeed to the sponsor's rights as secured party.

          Although it is not necessary to re-register the vehicle to convey the perfected security interest in the vehicles to the trust collateral agent or trustee, the trust collateral agent's or the trustee's security interest could be defeated through fraud, negligence, forgery or administrative error because it may not be listed as legal owner or lienholder on the certificates of title. However, in the absence of these events, the notation of the sponsor's lien on the certificates of title will be sufficient to protect the issuing entity against the rights of subsequent purchasers or subsequent creditors who take a security interest in a vehicle. The sponsor or its special-purpose finance subsidiary will represent and warrant that it has taken all action necessary to obtain a perfected security interest in each vehicle. If there are any vehicles for which the sponsor failed to obtain a first priority perfected security interest, the sponsor's security interest would be subordinate to, among others, subsequent purchasers and the holders of first priority perfected security interests in these vehicles. Such a failure, however, would constitute a breach of the sponsor's or the special-purpose finance subsidiary's representations and warranties and would


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trigger the sponsor or special-purpose finance subsidiary's obligation to repurchase these automobile loan contracts from the issuing entity unless the breach were cured.

Continuity of Perfection

          Under the laws of most states, a perfected security interest in a motor vehicle continues for four months after the vehicle is moved to a new state from the state in which it is initially registered and continues until the owner re-registers the motor vehicle in the new state. To re-register a vehicle, a majority of states require the registering party to surrender the certificate of title. In those states that require a secured party to take possession of the certificate of title to maintain perfection, the secured party would learn of the re-registration through the obligor's request for the certificate of title so it could re-register the vehicle. In the case of vehicles registered in states that provide for notation of a lien on the certificate of title but which do not require possession, such as Texas, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to reperfect its security interest in the vehicle in the new state. However, these procedural safeguards will not protect the secured party if, through fraud, forgery or administrative error, the debtor somehow procures a new certificate of title that does not list the secured party's lien. Additionally, in states that do not require the re-registering party to surrender the certificate of title, re-registration could defeat perfection. The transaction documents will require the servicer to take steps to re-perfect the security interest upon receiving notice of re-registration or information from the obligor that it relocated. Similarly, when an obligor sells a vehicle, the servicer will have an opportunity to require that the automobile loan contract be satisfied before it releases the lien. The opportunity arises because the servicer will be required to surrender possession of the certificate of title in connection with the sale, or because the servicer will receive notice as a result of its lien being noted on the certificate. The servicer will hold any physical certificates of title for the vehicles and will maintain records relating to electronic certificates of title as custodian for the trust collateral agent or trustee and will be obligated to take appropriate steps, at its own expense, to maintain perfected security interests in all vehicles.

Priority of Certain Liens Arising by Operation of Law

          Under the laws of most states, statutory liens take priority over even a first priority perfected security interest in a vehicle. These statutory liens include:

          o    mechanic's, repairmen's and garagemen's liens;

          o    motor vehicle accident liens;

          o    towing and storage liens;

          o    liens arising under various state and federal criminal statutes;
               and

          o    liens for unpaid taxes.


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          The UCC also grants certain federal tax liens priority over a secured party's lien. Additionally, the laws of most states and federal law permit governmental authorities to confiscate motor vehicles under certain circumstances if used in or acquired with the proceeds of unlawful activities. Confiscation may result in the loss of the perfected security interest in the vehicle. The sponsor will represent and warrant to the trust collateral agent or trustee that, as of the closing date, each security interest in a vehicle shall be a valid, binding and enforceable first priority security interest in the vehicle. However, liens for repairs or taxes superior to the trust collateral agent's or the trustee's security interest in any vehicle, or the confiscation of a vehicle, could arise at any time during the term of an automobile loan contract. No notice will be given to the trust collateral agent or the trustee or any securityholder in the event these types of liens or confiscations arise. Moreover, any liens of these types or any confiscation arising after the closing date would not give rise to the sponsor's repurchase obligation.

REPOSSESSION

          In the event an obligor defaults, the holder of the related automobile loan contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Under the UCC, a secured party's remedies include the right to repossession by self-help, unless self-help would constitute a breach of the peace. Unless a vehicle is voluntarily surrendered, self-help repossession is accomplished simply by taking possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a secured party must obtain a court order from the appropriate state court, and the vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the debtor of the default and the intent to repossess the collateral and then must give the debtor a time period within which to cure the default. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related automobile loan contract. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace -- although in some states, a course of conduct in which the creditor has accepted late payments has been held to create a right by the obligor to receive prior notice.

NOTICE OF SALE; REDEMPTION RIGHTS

          The UCC and other state laws require a secured party to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles and/or various substantive timing and content requirements on the notices. In some states, after a financed vehicle has been repossessed, the obligor may redeem the collateral by paying the delinquent installments and other amounts due. In those states, the obligor typically has the right to redeem the collateral prior to actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party:

          o    the unpaid principal balance of the automobile loan contract;

          o    accrued interest on the automobile loan contract;


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

          o the secured party's reasonable expenses for repossessing, holding, and preparing the collateral for sale and arranging for its sale (where allowed by law), plus, in some jurisdictions, reasonable attorneys' fees and legal expenses; or

          o in some other states, by paying the delinquent installments on the unpaid principal balance on the automobile loan contracts.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

          The proceeds from the resale of the vehicles generally will be applied first to the expenses of resale and repossession and then to satisfying the outstanding debt. In many instances, the remaining principal amount of the indebtedness will exceed the liquidation proceeds remaining after these expenses are paid. Under the UCC and laws applicable in some states, a creditor is entitled to bring an action to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of a motor vehicle securing such debtor's automobile loan contract. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Additionally, in some states a creditor is prohibited from seeking a deficiency judgment from a debtor whose financed vehicle had an initial cash sales price less than a specified amount, usually between $1,000 and $3,000. Some states impose prohibitions, limitations or notice requirements on actions for deficiency judgments. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible.

          In addition to the notice requirement described above, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable." Courts have held that when a sale is not "commercially reasonable," the secured party loses its right to a deficiency judgment. Also, prior to a sale, the UCC permits the debtor or other interested person to obtain an order mandating that the secured party refrain from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the UCC.

          Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

          Occasionally, after a secured party sells a vehicle and uses the sale proceeds to pay all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no subordinate lienholder exists or if there are remaining funds after the subordinate lienholder is paid, the UCC requires the creditor to remit the surplus to the obligor.

CONSUMER PROTECTION LAWS

          Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include:


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          o    the Truth-in-Lending Act;

          o    the Equal Credit Opportunity Act;

          o    the Federal Trade Commission (FTC) Act;

          o the Fair Credit Reporting Act, as amended by the Fair and Accurate Credit Transactions Act;

          o    the Fair Debt Collection Practices Act;

          o    the Magnuson-Moss Warranty Act;

          o    the Federal Reserve Board's Regulations B and Z;

          o    the Gramm-Leach-Bliley Act;

          o    state adaptations of the Uniform Consumer Credit Code;

          o    state motor vehicle retail installment sale and loan acts;

          o    state "lemon" laws; and

          o    other similar laws.

In addition, the laws of some states impose finance charge ceilings and other restrictions on consumer transactions and require other disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the trust collateral agent's or the trustee's ability to enforce consumer finance loans such as the automobile loan contracts.

          The FTC's so-called "holder-in-due-course rule" has the effect of subjecting any assignee of the seller in a retail installment sale, and other related creditors and their assignees, to all claims and defenses which the obligor in the transaction could assert against the retail seller. However, liability under the holder-in-due-course rule is limited to the amounts paid by the obligor under the automobile loan contract. Because of the holder-in-due-course rule, the assignee may be unable to collect any balance due from the obligor. The holder-in-due-course rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in some states. To the extent that the automobile loan contracts will be subject to the requirements of the holder-in-due-course rule, the trust collateral agent or the trustee, as holder of the automobile loan contracts, will be subject to any claims or defenses that the purchaser of the related vehicle may assert against the seller. These claims will be limited to a maximum liability equal to the amounts paid by the obligor under the related automobile loan contract.

          Under most state vehicle dealer licensing laws, sellers of automobiles must be licensed to sell vehicles at retail sale. In addition, the FTC's rule on sale of used vehicles requires that all sellers of used vehicles prepare, complete and display a "Buyer's Guide" explaining the warranty


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

coverage for the vehicles. Furthermore, federal odometer regulations and the motor vehicle title laws of most states require that all sellers of used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if the seller did not provide either a buyer's guide or odometer disclosure statement to the purchaser, the obligor may be able to assert a defense against the seller. If an obligor on an automobile loan contract were successful in asserting these claims or defenses, the servicer would pursue on behalf of the issuing entity any reasonable remedies against the vehicle seller or manufacturer.

          Any loss, to the extent not covered by credit support, could result in losses to securityholders. If an obligor were successful in asserting any claim or defense described in the two immediately preceding paragraphs, the claim or defense may constitute a breach of a representation and warranty under the transaction documents and may create an obligation of the sponsor to repurchase the automobile loan contract unless the breach were cured.

          The sponsor or the finance subsidiary, if any, will represent and warrant that each automobile loan contract complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against the trust collateral agent or the trustee because the sponsor or its special-purpose finance subsidiary violated any law and the claim materially and adversely affects the trust collateral agent's or the trustee's interest in an automobile loan contract, the violation would create an obligation of the sponsor or the special-purpose finance subsidiary, if any to repurchase the automobile loan contract unless the violation were cured.

SERVICEMEMBERS CIVIL RELIEF ACT

          Under the terms of the Servicemembers Civil Relief Act (the "RELIEF ACT"), the holder of an automobile loan contract may not charge an obligor who enters military service after the obligor takes out an automobile loan contract more than a 6% annual rate, including fees and charges, during the obligor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to obligors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to obligors who enter military service, including reservists who are called to active duty, after origination of the automobile loan contract, the sponsor cannot provide information as to the number of automobile loan contracts that may be effected. Application of the Relief Act would adversely affect, for an indeterminate period of time, the servicer's ability to collect full amounts of interest on some automobile loan contracts. Any shortfall in interest collections resulting from the application of the relief act or similar legislation or regulations, which would not be recoverable from the related automobile loan contracts, would result in a reduction of the amounts distributable to securityholders, and would not be covered by advances, and may not be covered by any form of credit enhancement provided in connection with the securities. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to repossess an automobile loan contract during the obligor's period of active duty status, and, in some circumstances, during an additional three month period afterward. Thus, in the event that the Relief Act or similar legislation or regulations applies to any automobile loan contract which goes into default, there may be delays in payment and losses on the securities. Any other interest shortfalls, deferrals or forgiveness of


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payments on the automobile loan contracts resulting from similar legislation or regulations may result in delays in payments or losses to securityholders.

OTHER LIMITATIONS

          In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of the issuing entity, finance subsidiary or the servicer to repossess a vehicle or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a motor vehicle, and, as part of the rehabilitation plan, may reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under an automobile loan contract or change the rate of interest and time of repayment of the indebtedness. Any such shortfall, to the extent not covered by credit support, could result in losses to securityholders.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

          The following is a general discussion of the material anticipated federal income tax consequences to investors of the purchase, ownership and disposition of the securities offered by this prospectus. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion does not purport to deal with all federal tax consequences applicable to all categories of investors. Some securityholders, including insurance companies; tax-exempt organizations; regulated investment companies; financial institutions or broker dealers; taxpayers subject to the alternative minimum tax; securityholders that hold their securities as part of a hedge, straddle, appreciated financial position or conversion transaction; and securityholders that will hold their securities as other than capital asset securities may be subject to special rules that are not discussed below or in the related prospectus supplement.

          Potential securityholders are encouraged to consult with your own tax advisors to determine the particular federal, state and local consequences of the purchase, ownership and disposition of the securities.

          Dewey Ballantine LLP, as tax counsel to the depositor, has provided its opinion of the federal income tax consequences of an investment in securities offered by this prospectus. With respect to each series of securities, tax counsel will deliver its opinion with respect to federal tax matters for that series of securities prior to the issuance of the securities. Each opinion shall be attached on Form 8-K to be filed with the SEC prior to the sale of that series of securities.

          The following discussion addresses in greater detail securities of three general types:

          o "grantor trust securities", representing interests in a grantor trust;


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          o    "debt securities", that are intended to be treated for federal income tax purposes as indebtedness secured by the underlying automobile loan contracts; and

          o "partnership interests", representing interests in a trust, a partnership, that is intended to be treated as a partnership under the Internal Revenue Code of 1986, as amended (the "CODE").

GRANTOR TRUST SECURITIES

          In the opinion of Dewey Ballantine LLP:

          o each grantor trust security will be issued by a trust which qualifies as a grantor trust for federal income tax purposes; and

          o each beneficial owner of a grantor trust security will generally be treated as the owner of an interest in the automobile loan contracts included in the grantor trust.

          A grantor trust security representing an undivided equitable ownership interest in the principal of the automobile loan contracts constituting the related grantor trust, together with interest thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest security". A grantor trust security representing ownership of all or a portion of the difference between interest paid on the automobile loan contracts constituting the related grantor trust and interest paid to the beneficial owners of grantor trust fractional interest securities issued with respect to a grantor trust will be referred to as a "grantor trust strip security".

Taxation of Beneficial Owners of Grantor Trust Securities

          Generally, beneficial owners of grantor trust fractional interest securities will be required to report on their federal income tax returns their respective shares of the income from the automobile loan contracts, including amounts used to pay reasonable servicing fees and other expenses. Excluded are amounts payable to beneficial owners of any corresponding grantor trust strip securities, and, subject to limitations, they will be entitled to deduct their shares of any reasonable servicing fees and other expenses. If a beneficial owner acquires a grantor trust fractional interest security for an amount that differs from its outstanding principal amount, the amount includible in income on a grantor trust fractional interest security may differ from the amount of its distributable interest. See "Discount and Premium," below. Individuals holding a grantor trust fractional interest security directly or through a pass-through entity will be allowed a deduction for reasonable servicing fees and expenses only to the extent that the aggregate of a beneficial owner's miscellaneous itemized deductions exceeds 2% of a beneficial owner's adjusted gross income. Further, beneficial owners may not deduct miscellaneous itemized deductions in determining alternative minimum taxable income unless they are a corporation which is subject to the alternative minimum tax.

            Beneficial owners of grantor trust strip securities will generally be required to treat the securities as "stripped coupons" under section 1286 of the Code. Accordingly, a beneficial owner will be required to treat the excess of the total amount of payments on a security over the


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

amount paid for a security as original issue discount and to include a discount in income as it accrues over the life of a security. See "Discount and Premium," below.

          Grantor trust fractional interest securities may also be subject to the coupon stripping rules if a class of grantor trust strip securities is issued as part of the same series of securities. The consequences of the application of the coupon stripping rules appears to be that any discount arising upon the purchase of a security, and perhaps all its stated interest, would be classified as original issue discount and includible in the beneficial owner's income as it accrues, regardless of the beneficial owner's method of accounting, as described below under "Discount and Premium." However, the coupon stripping rules will not apply, if:

          o the pass-through rate is no more than 100 basis points lower than the gross rate of interest payable on the underlying automobile loan contracts; and

          o the difference between the outstanding principal balance on the security and the amount paid for a security is less than 0.25% of the principal balance times the weighted average remaining maturity of the security.

Sales of Grantor Trust Securities

          Any gain or loss recognized on the sale of a grantor trust security, equal to the difference between the amount realized on the sale and the adjusted basis of a grantor trust security, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and in the case of banks and other financial institutions except as provided under section 582(c) of the Code. The adjusted basis of a grantor trust security will generally equal its cost, increased by any income reported by the originator, including original issue discount and market discount income, and reduced, but not below zero, by any previously reported losses, any amortized premium and any distributions of principal.

Grantor Trust Reporting

          With each distribution the trustee will furnish to each beneficial owner of a grantor trust fractional interest security a statement detailing the amount of the distribution allocable to principal on the underlying automobile loan contracts and to interest thereon at the related interest rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the servicer, the trustee will furnish to each beneficial owner during the year the customary factual information as the servicer deems necessary or desirable to enable beneficial owners of grantor trust securities to prepare their tax returns and will furnish comparable information to the Internal Revenue Service (the "IRS") as and when required to do so by law.

DEBT SECURITIES

          In the opinion of Dewey Ballantine LLP, debt securities will be:

          o issued by an issuing entity which, for federal income purposes, is treated either as a partnership or as a disregarded entity, which means that its separate existence is disregarded for federal income tax purposes;


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          o    will be treated as indebtedness for federal income tax purposes;
               and

          o will not be treated as ownership interests in the automobile loan contracts or the issuing entity. Beneficial owners will be required to report income received with respect to the debt securities in accordance with their normal method of accounting. For additional tax consequences relating to debt securities purchased at a discount or with premium, see "Discount and Premium," below.

Taxation of Beneficial Owners of Debt Securities

          If the debt securities are characterized as indebtedness, interest paid or accrued on a debt security will be treated as ordinary income to the beneficial owner and principal payments on a debt security will be treated as a return of capital to the extent of the beneficial owner's basis in the debt security. An accrual method taxpayer will be required to include in income interest on the debt security when earned, even if not paid, unless it is determined to be uncollectible. The issuing entity will report to beneficial owners of record and the IRS the amounts of interest paid and original issue discount, if any, accrued on the debt securities to the extent required by law.

Sales of Debt Securities

          If a beneficial owner of a debt security sells or exchanges the security, the beneficial owner will recognize gain or loss equal to the difference, if any, between the amount received and the beneficial owner's adjusted basis in the security. The adjusted basis in the security generally will equal its initial cost, increased by any original issue discount or market discount previously included in the depositor's gross income regarding the security and reduced by the payments previously received on the security, other than payments of qualified stated interest, and by any amortized premium.

          In general, except as described in "Discount and Premium -- Market Discount," below, and except for financial institutions subject to section 582(c) of the Code, any gain or loss on the sale or exchange of a debt security recognized by an investor who holds the security as a capital asset, within the meaning of section 1221 of the Code, will be capital gain or loss and will be long-term or short-term depending on whether the security has been held for more than one year.

Debt Securities Reporting

          The trustee will furnish to each beneficial owner of a debt security with each distribution a statement setting forth the amount of a distribution allocable to principal on the underlying automobile loan contracts and to interest on it at the related interest rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the servicer, the trustee will furnish to each beneficial owner during a year the customary factual information as the servicer deems necessary or desirable to enable beneficial owners of debt securities to prepare their tax returns and will furnish comparable information to the IRS as and when required to do so by law.


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PARTNERSHIP INTERESTS

          In the opinion of Dewey Ballantine LLP:

          o each partnership interest will be issued by an issuing entity which is treated as a partnership for federal income tax purposes; and

          o each beneficial owner of a partnership interest will generally be treated as the owner of an interest in the automobile loan contracts.

Taxation of Beneficial Owners of Partnership Interests

          If the issuing entity is treated as a partnership for federal income tax purposes, the issuing entity will not be subject to federal income tax. Instead, each beneficial owner of a partnership interest will be required to separately take into account its allocable share of income, gains, losses, deductions, credits and other tax items of the issuing entity. These partnership allocations are made in accordance with the Code, Treasury regulations, trust documents and related documents.

          The issuing entity's assets will be the assets of the partnership. The issuing entity's income will consist primarily of interest and finance charges earned on the underlying automobile loan contracts. The issuing entity's deductions will consist primarily of interest accruing with respect to any indebtedness issued by the issuing entity, servicing and other fees, and losses or deductions upon collection or disposition of the issuing entity's assets.

          In certain instances, the issuing entity could have an obligation to make payments of withholding tax on behalf of a beneficial owner of a partnership interest. See "Backup Withholding and Information Reporting" and "Foreign Investors" below.

          Substantially all of the taxable income allocated to a beneficial owner of a partnership interest that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated business taxable income" generally taxable to a securityholder under the Code.

          Under section 708 of the Code, the issuing entity will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the issuing entity are sold or exchanged within a 12-month period. Under applicable Treasury regulations, if a termination occurs, the issuing entity is deemed to contribute all of its assets and liabilities to a newly formed partnership in exchange for a partnership interest. Immediately thereafter, the terminated partnership is deemed to distribute interests in the new partnership to the purchasing partners and remaining partners in proportion to their interests in liquidation of the terminated partnership.

Sale or Exchange of Partnership Interests

          Generally, capital gain or loss will be recognized on a sale or exchange of partnership interests in an amount equal to the difference between the amount realized and the depositor's tax basis in the partnership interests sold. A beneficial owner's tax basis in a partnership interest will


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

generally equal the beneficial owner's cost increased by the beneficial owner's share of issuing entity income recognized and decreased by any distributions received with respect to the partnership interest. In addition, both the tax basis in the partnership interest and the amount realized on a sale of a partnership interest would take into account the beneficial owner's share of any indebtedness of the issuing entity. A beneficial owner acquiring partnership interests at different prices may be required to maintain a single aggregate adjusted tax basis in the partnership interests, and upon sale or other disposition of some of the partnership interests, to allocate a portion of the aggregate tax basis to the partnership interests sold, rather than maintaining a separate tax basis in each partnership interest for purposes of computing gain or loss on a sale of that partnership interest.

          Any gain on the sale of a partnership interest attributable to the beneficial owner's share of unrecognized accrued market discount on the assets of the issuing entity would generally be treated as ordinary income to the securityholder and would give rise to special tax reporting requirements. If a beneficial owner of a partnership interest is required to recognize an aggregate amount of income over the life of the partnership interest exceeding the aggregate cash distributions with respect to the partnership interest, the excess will generally give rise to a capital loss upon the retirement of the partnership interest. If a beneficial owner sells its partnership interest at a profit or loss, the transferee will have a higher or lower basis in the partnership interests than the transferor had. Based on an exception to the new mandatory basis adjustment rule added to the Code by the American Jobs Creation Act of 2004, a partnership, the sole business activity of which is to issue securities which provide for a fixed principal or similar amount and are primarily serviced by the cash flow of a discrete pool of automobile loan contracts or other financial assets, generally will not be required to adjust the basis of partnership property following a sale or exchange of a partnership interest, unless the partnership files an election under section 754 of the Code.

Partnership Reporting

          The trustee is required to:

          (1) keep complete and accurate books of the issuing entity;

          (2) file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the issuing entity; and

          (3) report each beneficial owner's allocable share of items of issuing entity income and expense to beneficial owners and the IRS on Schedule K-1.

          The issuing entity will provide the Schedule K-1 information to nominees that fail to provide the issuing entity with the information statement described below and the nominees will be required to forward the information to the beneficial owners of the partnership interests. Generally, beneficial owners of a partnership interest must file tax returns that are consistent with the information return filed by the issuing entity or be subject to penalties unless the beneficial owner of a partnership interest notifies the IRS of all inconsistencies.

          Under section 6031 of the Code, any person that holds partnership interests as a nominee at any time during a calendar year is required to furnish the issuing entity with a statement


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

containing information on the nominee, the beneficial owners and the partnership interests so held. The information includes:

          (a) the name, address and taxpayer identification number of the nominee; and

          (b)  as to each beneficial owner:

               (1) the name, address and identification number of the person;

               (2) whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing; and

               (3) information on partnership interests that were held, bought or sold on behalf of the person throughout the year.

          In addition, brokers and financial institutions that hold partnership interests through a nominee are required to furnish directly to the issuing entity information regarding themselves and their ownership of partnership interests. A clearing agency registered under section 17A of the Exchange Act is not required to furnish any information statement to the issuing entity. Nominees, brokers and financial institutions that fail to provide the issuing entity with the information described above may be subject to penalties.

          The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the issuing entity by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owner of a partnership interest and, under certain circumstances, a beneficial owner of a partnership interest may be precluded from separately litigating a proposed adjustment to the items of the issuing entity. An adjustment could also result in an audit of the beneficial owner of a partnership interest's returns and adjustments of items not related to the income and losses of the issuing entity.

DISCOUNT AND PREMIUM

          A security purchased for an amount other than its outstanding principal amount will be subject to the rules governing original issue discount, market discount or premium. In addition, all grantor trust strip securities and various grantor trust fractional interest securities will be treated as having original issue discount by virtue of the coupon stripping rules in section 1286 of the Code.

          In very general terms:

          o original issue discount is treated as a form of interest and must be included in a beneficial owner's income as it accrues, regardless of the beneficial owner's regular method of accounting, using a constant yield method;


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

          o market discount is treated as ordinary income and must be included in a beneficial owner's income as principal payments are made on the security, or upon a sale of a security; and

          o if a beneficial owner elects, premium may be amortized over the life of the security and offset against inclusions of interest income. These tax consequences are discussed in greater detail below.

Original Issue Discount

          In general, a security will be considered to be issued with original issue discount equal to the excess, if any, of its "stated redemption price at maturity" over its "issue price." The issue price of a security is the initial offering price to the public, excluding bond houses and brokers, at which a substantial number of the securities were sold. The issue price also includes any accrued interest attributable to the period between the beginning of the first collection period and the closing date. The stated redemption price at maturity of a security that has a notional principal amount or receives principal only or that provides for or may provide for accruals of interest is equal to the sum of all distributions to be made under the security. The stated redemption price at maturity of any other security is its stated principal amount, plus an amount equal to the excess, if any, of the interest payable on the first distribution date over the interest that accrues for the period from the closing date to the first distribution date. The trustee will supply, at the time and in the manner required by the IRS, to beneficial owners, brokers and middlemen information with respect to the original issue discount accruing on the securities.

          Notwithstanding the general definition, original issue discount will be treated as zero if the discount is less than 0.25% of the stated redemption price at maturity of the security multiplied by its weighted average life. The weighted average life of a security is computed for this purpose as the sum, for all distributions included in the stated redemption price at maturity, of the amounts determined by multiplying:

          (1) the number of complete years, rounding down for partial years, from the closing date until the date on which each distribution is expected to be made under the assumption that the automobile loan contracts prepay at the rate specified in the related prospectus supplement, the "Prepayment Assumption"; by

          (2) a fraction, the numerator of which is the amount of the distribution and the denominator of which is the security's stated redemption price at maturity.

          Even if original issue discount is treated as zero under this rule, the actual amount of original issue discount must be allocated to the principal distributions on the security and, when each distribution is received, gain equal to the discount allocated to the distribution will be recognized.

          Section 1272(a)(6) of the Code contains special original issue discount rules applicable to prepayable securities. Under these rules, described in greater detail below, (a) the amount and rate of accrual of original issue discount on each series of securities will be based on (1) the prepayment assumption, and (2) in the case of a security calling for a variable rate of interest, an


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

assumption that the value of the index upon which the variable rate is based remains equal to the value of that rate on the closing date, and (b) adjustments will be made in the amount of discount accruing in each taxable year in which the actual prepayment rate differs from the prepayment assumption.

          Section 1272(a)(6)(B)(iii) of the Code requires that the prepayment assumption used to calculate original issue discount be determined in the manner prescribed in the Treasury regulations. To date, no regulations have been promulgated. The legislative history of this Code provision indicates that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The depositor anticipates that the prepayment assumption for each series of securities will be consistent with this standard. The depositor makes no representation, however, that the automobile loan contracts for a given series of securities will prepay at the rate reflected in the prepayment assumption for that series of securities or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the securities.

          Each beneficial owner must include in gross income the sum of the "daily portions" of original issue discount on its security for each day during its taxable year on which it held the security. For this purpose, in the case of an original beneficial owner, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each "accrual period." Original issue discount calculations must be based on accrual periods of no longer than one year either:

          (1) beginning on a distribution date, or, in the case of the first period, the closing date, and ending on the day before the next distribution date; or

          (2) beginning on the next day following a distribution date and ending on the next distribution date.

          Under section 1272(a)(6) of the Code, the portion of original issue discount treated as accruing for any accrual period will equal the excess, if any, of:

          (a) the sum of (1) the present values of all the distributions remaining to be made on the security, if any, as of the end of the accrual period and (2) the distribution made on the security during the accrual period of amounts included in the stated redemption price at maturity; over

          (b) the adjusted issue price of the security at the beginning of the accrual period.

          The present value of the remaining distributions referred to in the preceding sentence will be calculated based on:

          (1) the yield to maturity of the security, calculated as of the closing date, giving effect to the prepayment assumption;

          (2) events, including actual prepayments, that have occurred prior to the end of the accrual period;

          (3)  the prepayment assumption; and

          (4) in the case of a security calling for a variable rate of interest, an assumption that the value of the index upon which the variable rate is based remains the same as its value on the closing date over the entire life of the security.

          The adjusted issue price of a security at any time will equal the issue price of the security, increased by the aggregate amount of previously accrued original issue discount with respect to the security, and reduced by the amount of any distributions made on the security as of that time of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount.

          In the case of grantor trust strip securities, the calculation described in the preceding paragraph may produce a negative amount of original issue discount for one or more accrual periods. No definitive guidance has been issued regarding the treatment of negative amounts. The legislative history to section 1272(a)(6) indicates that negative amounts may be used to offset subsequent positive accruals but may not offset prior accruals and may not be allowed as a deduction item in a taxable year in which negative accruals exceed positive accruals. Beneficial owners of the securities should consult their own tax advisors concerning the treatment of negative accruals.

          A subsequent purchaser of a security that purchases the security at a cost less than its remaining stated redemption price at maturity also will be required to include in gross income for each day on which it holds the security, the daily portion of original issue discount with respect to the security, but reduced, if the cost of the security to the purchaser exceeds its adjusted issue price, by an amount equal to the product of (1) the daily portion and (2) a constant fraction, the numerator of which is the excess and the denominator of which is the sum of the daily portions of original issue discount on the security for all days on or after the day of purchase.

Market Discount

          A beneficial owner that purchases a security at a market discount, that is, at a purchase price less than the remaining stated redemption price at maturity of the security, or, in the case of a security with original issue discount, its adjusted issue price, will be required to allocate each principal distribution first to accrued market discount on the security, and recognize ordinary income to the extent the distribution does not exceed the aggregate amount of accrued market discount on the security not previously included in income. For securities that have unaccrued original issue discount, the market discount must be included in income in addition to any original issue discount. A beneficial owner that incurs or continues indebtedness to acquire a security at a market discount may also be required to defer the deduction of all or a portion of the interest on the indebtedness until the corresponding amount of market discount is included in income. In general terms, market discount on a security may be treated as accruing either (1) under a constant yield method or
(2) in proportion to remaining accruals of original issue discount, if any, or if none, in proportion to remaining distributions of interest on the security, in any case taking into account the prepayment assumption. The trustee will make available, as required by the IRS, to beneficial owners of securities information necessary to compute the accrual of market discount.

          Notwithstanding the above rules, market discount on a security will be considered to be zero if the discount is less than 0.25% of the remaining stated redemption price at maturity of the security multiplied by its weighted average remaining life. Weighted average remaining life presumably would be calculated in a manner similar to weighted average life, taking into account payments, including prepayments, prior to the date of acquisition of the security by the subsequent purchaser. If market discount on a security is treated as zero under this rule, the actual amount of market discount must be allocated to the remaining principal distributions on the security and, when each distribution is received, gain equal to the discount allocated to the distribution will be recognized.

Premium

          A purchaser of a security that purchases the security at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased a "premium security", at a premium. A purchaser need not include in income any remaining original issue discount and may elect, under section 171(c)(2) of the Code, to treat the premium as "amortizable bond premium." If a beneficial owner makes an election, the amount of any interest payment that must be included in the beneficial owner's income for each period ending on a distribution date will be reduced by the portion of the premium allocable to that period based on the Premium Security's yield to maturity. The premium amortization should be made using constant yield principles. If an election is made by the beneficial owner, the election will also apply to all bonds the interest on which is not excludible from gross income, "fully taxable bonds," held by the beneficial owner at the beginning of the first taxable year to which the election applies and to all fully taxable bonds thereafter acquired by it, and is irrevocable without the consent of the IRS. If an election is not made:

          (1) a beneficial owner must include the full amount of each interest payment in income as it accrues; and

          (2) the premium must be allocated to the principal distributions on the premium security and when each distribution is received a loss equal to the premium allocated to the distribution will be recognized.

          Any tax benefit from the premium not previously recognized will be taken into account in computing gain or loss upon the sale or disposition of the premium security.

Special Election

          A beneficial owner may elect to include in gross income all "interest" that accrues on the security by using a constant yield method. For purposes of the election, the term "interest" includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest as adjusted by any amortizable bond premium or acquisition premium. Potential securityholders are encouraged to consult with your own tax advisors regarding the time and manner of making and the scope of the election and the implementation of the constant yield method.


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

BACKUP WITHHOLDING AND INFORMATION REPORTING

          Distributions of interest and principal, as well as distributions of proceeds from the sale of securities, may be subject to the "backup withholding tax" under section 3406 of the Code if recipients of the distributions fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.

FOREIGN INVESTORS

Grantor Trust Securities and Debt Securities

          Distributions made on a grantor trust security or a debt security to, or on behalf of, a beneficial owner that is not a U.S. person generally will be exempt from U.S. federal income and withholding taxes. The term "U.S. PERSON" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or an issuing entity if a court within the United States can exercise primary supervision over its administration and at least one United States person has the authority to control all substantial decisions of the issuing entity. This exemption is applicable provided:

               (a) the beneficial owner is not subject to U.S. tax as a result of a connection to the United States other than ownership of the security;

               (b) the beneficial owner signs a statement under penalties of perjury that certifies that the beneficial owner is not a U.S. person, and provides the name and address of the beneficial owner; and

               (c) the last U.S. person in the chain of payment to the beneficial owner receives a statement from a beneficial owner or a financial institution holding on its behalf and does not have actual knowledge that the statement is false.

Partnership Interests

          Depending upon the particular terms of the trust documents, an issuing entity may be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons. If the issuing entity is considered to be engaged in a trade or business in the United States for these purposes and the issuing entity is treated as a partnership, the income of the issuing entity distributable to a non-U.S. person would be subject to federal withholding tax. Also, in such cases, a non-U.S. beneficial owner of a partnership interest that is a corporation may be subject to the branch profits tax. If the issuing entity is notified that a beneficial owner of a partnership interest is a foreign person, the issuing entity may withhold as if it were engaged in a trade or business in the United States in order to protect the issuing entity from possible adverse consequences of a failure to withhold. A foreign


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

securityholder generally would be entitled to file with the IRS a claim for refund with respect to withheld taxes, taking the position that no taxes were due because the issuing entity was not engaged in a U.S. trade or business.

          A look-through rule would apply in the case of tiered partnerships. In addition, the withholding regulations may require that a foreign beneficial owner, including, in the case of a foreign partnership, the partners thereof, obtain a United States taxpayer identification number and make certain certifications if the foreign beneficial owner wishes to claim exemption from, or a reduced rate of, withholding under an income tax treaty. Non-U.S. persons are encouraged to consult their own tax advisor regarding the application to them of the withholding regulations.

                        STATE AND LOCAL TAX CONSEQUENCES

          In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," you should consider the state and local income tax consequences involved in purchasing, owning, and disposing of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential securityholders are encouraged to consult with your own tax advisor with respect to the various state and local tax consequences of an investment in the securities.

                              ERISA CONSIDERATIONS

GENERAL

          A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, should consider the fiduciary standards thereunder in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the securities offered by this prospectus. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider, among other factors:

          o whether the investment is for the exclusive benefit of plan participants and their beneficiaries;

          o whether the investment satisfies the applicable diversification requirements;

          o whether the investment is in accordance with the documents and instruments governing the plan; and

          o whether the investment is prudent, considering the nature of the investment.

          Fiduciaries of plans also should consider ERISA's prohibition on improper delegation of control over, or responsibility for, "plan assets".

          In addition, employee benefit plans and other retirement arrangements subject to ERISA, as well as individual retirement accounts, certain types of Keogh plans not subject to ERISA but subject to section 4975 of the Code, and entities (including insurance company separate or general accounts) whose underlying assets include plan assets by reason of such plans, arrangements or accounts investing in such entities, are prohibited from engaging in a broad range of transactions involving plan assets with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code. Such transactions are treated as "prohibited transactions" under Section 406 of ERISA and excise taxes and/or other penalties are imposed on such persons under ERISA and/or section 4975 of the Code unless a statutory, regulatory or administrative exemption applies. The underwriter, the servicer, any subservicers, any financial guaranty insurer, the trustee, any indenture trustee and certain of their affiliates might be considered parties in interest or disqualified persons with respect to a plan. If so, the acquisition, holding or disposition of securities by or on behalf of such plan could be considered to give rise to a prohibited transaction unless an exemption is available.

          Governmental plans and certain church plans are not subject to the requirements of ERISA or section 4975 of the Code. Accordingly, assets of these plans may be invested in securities without regard to the ERISA considerations discussed below; however, investment by such plans may be subject to the provisions of other applicable federal, state and local law. Any plan that is qualified and exempt from taxation under sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in section 503 of the Code.

ERISA CONSIDERATIONS REGARDING SECURITIES WHICH ARE CERTIFICATES

Plan Assets

          The Department of Labor has issued regulations defining what constitutes "plan assets" for purposes of ERISA and section 4975 of the Code. The "plan asset regulations" provide that if a plan makes an investment in an "equity interest" in an entity, an undivided portion of the assets of the entity will be considered the assets of such plan unless certain exceptions set forth in such regulations apply. Securities that are certificates will be considered equity interests in the issuing entity for purposes of the plan asset regulations, and there can be no assurance that the issuing entity will qualify for any of the exceptions under the plan asset regulations. As a result, a plan that invests in certificates may be deemed to have acquired an undivided interest in the trust property, and transactions occurring in connection with the management and operation of the issuing entity, including the servicing of the automobile loan contracts, might constitute prohibited transactions unless an exemption is available.

Underwriter Exemptions

          The Department of Labor has issued to various underwriters individual prohibited transaction exemptions which generally exempt from the application of certain prohibited transaction provisions of ERISA and the Code transactions with respect to the initial purchase, the holding and the subsequent resale by plans of securities issued by investment pools whose assets consist of:

          o certain types of secured receivables, secured loans and other secured obligations, including obligations that bear interest or are purchased at a discount and which are fully secured by motor vehicles;

          o    property securing a permitted obligation;

          o undistributed cash, cash credited to a pre-funding account or a capitalized interest account, and certain temporary investments made therewith; and

          o certain types of credit support arrangements, including yield supplement agreements and interest-rate swaps that meet certain requirements set forth in exemptions.

          The securities covered by the underwriter exemptions include certificates representing a beneficial ownership interest in the assets of an issuing entity (including a grantor trust or owner trust) and which entitle the securityholder to payments of principal, interest and/or other payments made with respect to the assets of such issuing entity.

          Among the conditions that must be satisfied for the underwriter exemptions to apply are the following:

          o the plan must acquire the securities on terms, including the security price, that are at least as favorable to the plan as they would be in an arm's-length transaction with an unrelated party;

          o the securities must not be subordinated to any other class of securities issued by the same issuing entity, unless the securities are issued in a "designated transaction";

          o at the time of acquisition, the securities acquired by the plan must have received a rating in one of the three (or, in the case of designated transactions, four) highest generic rating categories from one of the following rating agencies: Standard and Poor's, Moody's Investors Service, Inc. or Fitch Inc.;

          o the trustee must not be an affiliate of any other member of the "restricted group", other than the underwriter;

          o the sum of all payments made to and retained by the underwriters must not total more than reasonable compensation for underwriting the securities, the sum of all payments made to and retained by the issuing entity's sponsor for assigning the obligations to the issuing entity must not total more than the fair market value of the obligations, and the sum of all payments made to and retained by any servicer must not total more than reasonable compensation and expense reimbursement for its services;

          o the plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the commission under the Securities Act of 1933; and

          o in the event that all of the obligations used to fund the issuing entity have not been transferred to the issuing entity on the closing date, additional obligations having an aggregate value equal to no more than 25% of the total principal amount of the securities being offered may be transferred to the issuing entity under a pre-funding feature within ninety days or three months following the closing date.

          For purposes of the underwriter exemptions, the term "designated transaction" includes any securitization transaction in which the assets of the issuing entity consist of obligations that bear interest or are purchased at a discount and which are fully secured by motor vehicles.

          The issuing entity must also meet the following requirements:

          o the assets of the issuing entity must consist solely of assets of the type that have been included in other investment pools;

          o securities evidencing interests the other investment pools must have been rated in one of the three (or in the case of designated transactions, four) highest rating categories by a rating agency for at least one year prior to the plan's acquisition of securities;

          o investors other than plans must have purchased securities evidencing interests in the other investment pools for at least one year prior to the plan's acquisition of securities.

          The underwriter exemptions also provide relief from various self-dealing/conflict of interest prohibited transactions that may occur when a plan fiduciary causes a plan to acquire securities of an issuing entity and the fiduciary, or its affiliate, is an obligor with respect to obligations or automobile loan contracts contained in the issuing entity; provided that, among other requirements:

          o in the case of an acquisition in connection with the initial issuance of the securities, at least fifty percent of each class of securities in which plans have invested is acquired by persons independent of the restricted group and at least fifty percent of the aggregate interest in the issuing entity is acquired by persons independent of the restricted group;

          o the fiduciary, or its affiliate, is an obligor with respect to five percent or less of the fair market value of the obligations or automobile loan contracts contained in the issuing entity;

          o the plan's investment in each class of securities does not exceed twenty-five percent of all of the securities of that class outstanding at the time of acquisition; and

          o immediately after the plan acquires the securities, no more than twenty-five percent of the plan's assets for which the person is a fiduciary are invested in certificates representing an interest in one or more issuing entity s containing assets sold or serviced by the same entity.


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

          The underwriter exemptions do not apply to plans sponsored by a member of the restricted group, which includes the underwriter, the issuing entity's sponsor, the servicer, any subservicer, the trustee, any obligor with respect to obligations or automobile loan contracts included in the issuing entity constituting more than five percent of the aggregate unamortized principal balance of the issuing entity's assets, any financial guaranty insurer, the counterparty to any interest-rate swap entered into by the issuing entity and any affiliate of these parties.

ERISA CONSIDERATIONS REGARDING SECURITIES WHICH ARE NOTES

          Securities that are notes will not be considered equity interests in the issuing entity for purposes of the plan asset regulations if the notes are treated as indebtedness under applicable local law and have no substantial equity features. If the notes have substantial equity features, a plan that purchased notes might be deemed to have acquired an undivided interest in the trust property, and certain transactions involving the trust property might constitute prohibited transactions. If the notes are treated as indebtedness without substantial equity features, the issuing entity's assets would not be deemed to include assets of a plan that acquired notes. However, in such circumstances, the acquisition or holding of notes by or on behalf a plan could nevertheless give rise to a prohibited transaction if such acquisition or holding were deemed to be a prohibited loan to a party in interest or disqualified person with respect to the plan. There can be no assurance that the issuing entity or an affiliate will not become party in interest or disqualified person with respect to a plan that acquires notes.

          Prohibited transaction exemption 2000-58 amended the underwriter exemptions and extended the relief available thereunder to transactions involving the initial purchase, the holding and the subsequent resale by plans of securities denominated as debt that are issued by, and are obligations of, investment pools whose assets are held in trust or held by a partnership, special purpose corporation or limited liability company. The same conditions described above relating to certificates must also be met with respect to notes. In addition, prior to the issuance of the notes, the issuing entity must receive a legal opinion to the effect that the noteholders will have a perfected security interest in the issuing entity's assets. As with certificates, exemptive relief would not be available for plans sponsored by a member of the restricted group.

          In the event that the underwriter exemptions are not applicable to the notes, one or more other prohibited transaction exemptions could apply to the purchase, holding and resale of notes by a plan, depending on the type and circumstances of the plan fiduciary making the decision to acquire or dispose of the notes. Included among these exemptions are:

          o PTCE 84-14, regarding transactions effected by qualified professional asset managers;

          o PTCE 90-1, regarding transactions entered into by insurance company pooled separate accounts;

          o PTCE 91-38, regarding transactions entered into by bank collective investment funds;


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          o    PTCE 95-60, regarding transactions entered into by insurance company general accounts; and

          o PTCE 96-23, regarding transactions effected by in-house asset managers.

          Each purchaser and each transferee of a note that is treated as debt for purposes of the plan assets regulation may be required to represent and warrant (or, in the case of a book-entry note, may be deemed to represent and warrant) either that it is not using plan assets or that its purchase and holding of the note will be covered by one of the exemptions listed above or by another Department of Labor class exemption.

CONSULTATION WITH COUNSEL

          The prospectus supplement will provide further information that plans should consider before purchasing the securities. A plan fiduciary considering the purchase of securities should consult its tax and/or legal advisors regarding:

          o whether the issuing entity's assets would be considered plan assets;

          o the possibility of exemptive relief from the prohibited transaction rules; and

          o    other ERISA issues and their potential consequences.

          In addition, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in securities is appropriate for the plan, taking into account the plan's overall investment policy and the composition of the plan's investment portfolio. The sale of securities to a plan is in no respect a representation by the sponsor or the underwriters that this investment meets all relevant requirements regarding investments by plans generally or any particular plan or that this investment is appropriate for plans generally or any particular plan.

                            METHODS OF DISTRIBUTIONS

          The issuing entity will offer the securities offered by this prospectus and by the related prospectus supplement in series through one or more of the methods described below. The related prospectus supplement will describe the offering method and will state the public offering or purchase price and the net proceeds to the sponsor from the sale.

          The sponsor intends that securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of securities may be made through a combination of two or more of these methods. The methods are as follows:

          o By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

          o By placements by the sponsor with institutional investors through dealers;


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          o    By direct placements by the sponsor with institutional investors;
               and

          o    By competitive bid.

          In addition, securities may be offered in whole or in part in exchange for the automobile loan contracts -- and other assets, if applicable -- that would comprise the trust property.

          If underwriters are used in a sale of any securities, other than in connection with an underwriting on a best efforts basis, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The securities will be described on the cover of the related prospectus supplement and the members of the underwriting syndicate, if any, will be named in the related prospectus supplement.

          In connection with the sale of the securities, underwriters may receive compensation from the sponsor or from purchasers of the securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the securities may be deemed to be underwriters in connection with the securities, and any discounts or commissions received by them from the sponsor and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. The prospectus supplement will describe any compensation paid by the sponsor.

          It is anticipated that the underwriting agreement pertaining to the sale of securities will provide that the obligations of the underwriters will be subject to conditions precedent providing that the underwriters will be obligated to purchase all the securities if any are not purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the sponsor will indemnify the several underwriters and the underwriters will indemnify the sponsor against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made.

          The related prospectus supplement with respect to any securities offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the sponsor and purchasers of securities.

          Purchasers of securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard prior to any reoffer or sale.

                                 LEGAL OPINIONS

          Certain legal matters relating to the issuance of the securities of any series, including certain federal and state income tax consequences with respect thereto, will be passed upon by Dewey Ballantine LLP, New York, New York, or other counsel specified in the related prospectus supplement.


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                           INCORPORATION BY REFERENCE

          The Sponsor will from time to time, file various items with the Securities and Exchange Commission relating to the issuing entities and the securities offered by this prospectus and the related prospectus supplements. These items will include the definitive legal documents used for each issuance, definitive prospectus supplements and computational materials, as well as periodic reports that the sponsor will file for each issuing entity for so long as that issuing entity is subject to the reporting requirements of the Exchange Act. In addition, the financial statements of each financial guaranty insurer, if not attached to the related prospectus supplement, will also be incorporated by reference.

          All of these items will be incorporated by reference into the registration statement of which this prospectus is a part, which means, among other things, that those items are considered to be a part of this registration statement for purposes of the federal securities laws. These items will be publicly available through the Securities and Exchange Commission -- see "Where You Can Find More Information" in the related prospectus supplement.

                              FINANCIAL INFORMATION

          Certain specified trust property will secure each series of securities, however, no issuing entity will engage in any business activities or have any assets or obligations prior to the issuance of the securities, except for the capital contribution made to any issuing entity which is a Delaware statutory trust.

          A prospectus supplement may contain the financial statements of the related credit enhancement provider, if any.


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